Exhibit 10.23

AGREEMENT REGARDING LEASE

        This AGREEMENT REGARDING LEASE (“Agreement”), dated for reference purposes and effective as of February 14, 2003, is made and entered into by and among PACIFIC PLAZA CARMEL VALLEY LLC, a California limited liability company (“Landlord”), JNI CORPORATION, a Delaware corporation (“JNI”), and IOMEGA CORPORATION, a Delaware corporation (“Iomega”), with reference to the following facts:

RECITALS

        A. Landlord and JNI are parties to that certain Office Lease dated July 11, 2000, as amended by that certain First Amendment to Lease dated November 6, 2001, for the lease of those certain premises situated in the building known as Building A and located at 10955 Vista Sorrento Parkway in the City of San Diego, County of San Diego, State of California, being a portion of the Project known as Pacific Plaza at Torrey Hills, which is more particularly described in the Lease.

         B. Landlord, JNI and Iomega now desire to provide for further amendments to the Lease, to provide for the assignment by JNI of its interest in the Lease, as amended, to Iomega, to provide for the assumption by Iomega of certain of the obligations of JNI under the Lease, as amended, and to provide for the release of JNI from certain liability under the Lease, as amended, upon the terms and conditions set forth herein.

NOW THEREFORE, FOR VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, LANDLORD, JNI AND IOMEGA HEREBY AGREE AS FOLLOWS:

         1. Amendment of Lease. On the terms and conditions hereinafter set forth, at the Closing (as hereinafter defined) Landlord and JNI shall amend and restate the Lease in its entirety effective as of the Effective Date (as hereinafter defined) on the terms and conditions of the Second Amended and Restated Lease, attached hereto as Exhibit "A" and incorporated by reference herein (the "Second Amended and Restated Lease'). Landlord and JNI shall execute and deliver to each other at the Closing the Second Amended and Restated Lease. The Lease, as amended by the First Amendment to Lease and the Second Amended and Restated Lease, is hereinafter referred to as the "Lease".

         2. Assignment and Assumption of Lease/Release of JNI. On the terms and conditions hereinafter set forth, at the Closing (as hereinafter defined) JNI shall assign to Iomega as of the Effective Date (as hereinafter defined) all of JNI's right, title and interest under the Lease and Iomega shall assume the Lease and agree to perform the obligations of JNI thereunder from and after the Effective Date on the terms and conditions of the Assignment of Lease attached hereto, marked Exhibit "B", and incorporated herein by reference (the "Assignment of Lease").The obligations of JNI and Iomega under the Assignment of Lease are contingent upon Landlord's approval of the assignment of the Lease to Iomega by Landlord's execution and delivery of the Consent to Assignment of Lease and Release ("Consent to Assignment of Lease") in the form attached to the Assignment of Lease, including the provisions thereof releasing JNI from certain liabilities under the Lease. JNI and Iomega shall execute and deliver to each other at the Closing the Assignment of Lease. JNI and Iomega acknowledge that Landlord is required to obtain the prior approval of it's lender ("Landlord's Lender") to its Consent to Assignment of Lease and the Second Amended and Restated Lease. All rents and other charges payable under the Restated Lease shall be prorated between JNI and Iomega as of the Closing as provided in the Assignment of Lease. The parties acknowledge that in accordance with the terms of the Assignment of Lease, attached hereto, in no event shall Iomega be held liable or responsible for, or incur any responsibility or successorship liability for, any action or inaction, failure or conduct, or breach of duty by JNI or anyone employed by or acting on behalf of JNI. Iomega assumes no responsibility for the actions or inactions, duties, liabilities, or alleged liabilities of JNI and no obligation arising under the Lease from any event, matter or duty occurring on any date prior to the Effective Date of the Assignment shall create any obligation or liability of Iomega.

         3. Payments by JNI to Landlord. JNI shall pay to Landlord the amount of Two Hundred Forty-three Thousand Three Hundred Thirteen Dollars ($243,313) (the "Tenant Improvement Fund Contribution"), as a contribution by JNI to the Tenant Improvement Fund (as defined in the Lease) to be made available by Landlord to Iomega, together with the Tenant Improvement Allowance, to construct Tenant's Improvement Work pursuant to the Lease. In addition, JNI shall pay to Landlord the amount of One Hundred Fifty-four Thousand Five Hundred Eighty-nine Dollars and 70/100 Cents ($154,589.70)(the "Advance Base Rent Payment"), representing an advance payment of Base Rent (as defined in the Lease) due under the Lease for the period from March 1, 2003 through June 30, 2003, of Two Hundred Ninety-five Thousand Thirty-one and 05/100 Dollars ($295,031.05), less a credit of One Hundred Forty Thousand Four Hundred Forty-one and 35/100 Dollars ($140,441.35) for the cash security deposit held by Landlord. Additionally, JNI shall pay to Landlord the amount ("Lease Modification Payment") payable by JNI to Landlord under the Lease Modification Agreement dated February 14, 2003, between Landlord and JNI. The Tenant Improvement Fund Contribution, Advance Base Rent Payment and Lease Modification Payment shall be paid by JNI by delivery to Landlord at the Closing of three (3) bank or cashiers checks payable to Landlord in the amount of the Tenant Improvement Fund Contribution, the Advance Base Rent Payment and the Lease Modification Payment, respectively.

         4. Payment by JNI to Iomega. JNI shall pay to Iomega the amount of One Million Two Hundred Sixteen Thousand Six Hundred Forty-two and 20/100 Dollars ($1,216,642.20) (the "Lease Assumption Payment"). The Lease Assumption Payment shall be paid by JNI by delivery to Iomega at the Closing of a bank or cashiers check payable to Iomega in the amount of the Lease Assumption Payment.

         5. Payment of Commissions to Brokers. At the Closing, as hereinafter defined, JNI shall pay to CB Richard Ellis, Inc., the real estate agent representing Iomega ("Iomega Broker"), the sum of Two Hundred Four Thousand Forty-nine Dollars and Seventeen Cents ($204,049.17) ("Iomega Broker Fee") and to Kelley Commercial, the real estate broker representing JNI ("JNI Broker"), the sum of Fifty-one Thousand Twelve and 29/100 Dollars ($51,012.29) ("JNI Broker Fee")(collectively, the "Brokers Fees"). The Brokers Fees shall be paid by JNI by delivery to the Iomega Broker and the JNI Broker of a bank or cashiers checks payable to them in the amount of the Iomega Broker Fee and JNI Broker Fee, respectively. JNI, Iomega and Landlord represent and warrant to each other that they have had no dealings with any real estate broker or agent, other than the JNI Broker and Iomega Broker in connection with the transactions contemplated by this Agreement, and that it knows of no other real estate broker or agent who is entitled to any commission or finder's fee in connection with this transaction. JNI, Iomega and Landlord agree to indemnify and hold harmless each other from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, attorneys' fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of their respective dealings with any real estate broker or agent other than the JNI Broker or the Iomega Broker in connection with the transactions contemplated by this Agreement. JNI, Iomega and Landlord acknowledges that neither Landlord or Iomega shall have any obligation to pay any commission to the Iomega Broker or the JNI Broker in connection with the transactions contemplated by this Agreement, except as provided in the preceding sentence.

         6. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the office of Landlord at 4350 La Jolla Village Drive, Suite 150, San Diego, CA 92122. The Closing shall be at 10:00 o'clock a.m. on the date which is the later of (a) February 21, 2003, or (ii) such other date as may be mutually approved in writing by the parties (the "Closing Date") . In the event the Closing has not occurred on or before February 27, 2003, this Agreement shall terminate and the parties shall be released from all obligations hereunder arising after the date of such termination.

         7. Representations and Warranties

                  (a) Representations and Warranties of JNI. In order to induce Iomega and Landlord to perform their respective obligations under this Agreement, JNI hereby represents and warrants to Iomega and Landlord as follows: (i) JNI is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) JNI has all necessary right, power, authority, and legal capacity to enter into this Agreement and to perform its obligations pursuant to this Agreement; (iii) each of the persons executing on behalf of JNI is authorized to do so; (iv) JNI is not in default of it's obligations under the Lease; and (v) to the best of the actual knowledge of JNI, Landlord is not in default in the performance of its obligations under the Lease. Concurrently with the execution of this Agreement, JNI shall deliver to Landlord and Iomega an original certificate of the secretary of Tenant certifying the adoption of resolutions by the board of directors of JNI approving the terms and conditions of this Agreement and authorizing the persons executing this Agreement to execute same for and on behalf of JNI.

                  (b) Representations and Warranties of Iomega. In order to induce JNI and Landlord to perform their respective obligations under this Agreement, Iomega hereby represents and warrants to JNI and Landlord as follows: (i) Iomega is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) Iomega has all necessary right, power, authority, and legal capacity to enter into this Agreement and to perform its obligations pursuant to this Agreement; and (iii) each of the persons executing on behalf of Iomega is authorized to do so. Concurrently with the execution of this Agreement, Iomega shall deliver to Landlord an original certificate of the secretary of Iomega certifying the adoption of resolutions by the board of directors of Iomega approving the terms and conditions of this Agreement and authorizing the persons executing this Agreement to execute same for and on behalf of Iomega.

                  (c) Representations and Warranties of Landlord. In order to induce Iomega and JNI to perform their respective obligations under this Agreement, Landlord hereby represents and warrants to Iomega and JNI as follows: (i) Landlord is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of California; (ii) Landlord has all necessary right, power, authority, and legal capacity to enter into this Agreement and to perform its obligations pursuant to this Agreement; (iii) each of the persons executing on behalf of Landlord is authorized to do so; and (iv) to the best of Landlord's actual knowledge, JNI is not in default in the performance of its obligations under the Lease. Concurrently with the execution of this Agreement, Landlord shall deliver to JNI and Iomega an original certificate of the secretary of Coast Income Properties, Inc.("Coast"), the manager of Coast Pacific Plaza LLC, the manager of Landlord, certifying the adoption of resolutions by the board of directors of Coast approving the terms and conditions of this Agreement and authorizing the persons executing this Agreement to execute same for and on behalf of Landlord.

         8. Conditions Precedent to Performance and Closing. The respective obligations of Landlord, JNI and Iomega under this Agreement are subject to the satisfaction, at or before the Closing, of all of the conditions set out below in this Section 8. A party may waive in writing any or all of these conditions, in whole or in part, to the extent such condition is for the benefit of the waiving party; provided, however, that no such waiver of condition shall constitute a waiver by the waiving party of any of its rights or remedies, at law or in equity, if any party shall be in default of any of its representations, warranties or covenants under this Agreement.

                  (a) Performance by Landlord. Landlord shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Landlord on or before the Closing Date.

                  (b) Performance by JNI. JNI shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by JNI on or before the Closing Date.

                  (c) Performance by Iomega. Iomega shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Iomega on or before the Closing Date.

                  (d) Approval of Landlord's Lender. Landlord's Lender shall have issued to Landlord it's written approval and consent, in form reasonably acceptable to Landlord, of the terms of the Second Amended and Restated Lease and the Assignment of Lease (the "Lender's Consent").

                  (e) Subordination, Non-disturbance and Attornment Agreement. Landlord's Lender and Iomega shall have entered into a subordination, non-disturbance and attornment agreement, in form reasonably acceptable to Landlord's Lender and Iomega, ("SNDA ") containing the provisions provided in the Lease.

                  (f) Certificates Insurance. Iomega shall have delivered to Landlord certificates of insurance of the type provided for in Section 5.5 of the Lease (the "Insurance Certificates").

                  (g) Closing of Lease Modification Agreement. The concurrent Closing of the transactions contemplated under the Lease Modification Agreement dated February _14, 2003 (the "Lease Modification Agreement"), between JNI, Landlord and PPCV BLDGS B & C, LLC, a California limited liability company ("PPCV") relating to the Office Lease dated July 11, 2000 between PPCV, an affiliate of Landlord and successor in interest to Landlord, and JNI, for the lease of those certain premises located at 10945 Vista Sorrento Parkway, San Diego, California (the "Building B Lease").

         9. Consummation of the Transaction. The consummation of the transactions contemplated herein, the Closing, shall occur at the place, on the date and at the time as specified in Section 6 above. The obligations of the parties at the Closing are as follows:

                  (a) JNI's Obligation at Closing. At the Closing, JNI shall deliver or cause to be delivered to the party entitled thereto: (i) triplicate originals of the Second Amended and Restated Lease dated as of the Closing Date duly executed by JNI; (ii) triplicate originals of the Assignment of Lease dated as of the Closing Date duly executed by JNI; (iii) a bank or cashier's check payable to Landlord in the amount of the Tenant Improvement Fund Contribution; and (iv) a bank or cashier's check payable to Landlord in the amount of the Lease Modification Costs Payment; (v) a bank or cashier's check payable to Iomega in the amount of the Lease Assumption Payment; (v) a bank or cashier's check payable to JNI Broker in the amount of the JNI Broker Fee; and (vi) a bank or cashier's check payable to Iomega Broker in the amount of the Iomega Broker Fee.

                  (b) Iomega's Obligation at Closing. At the Closing, Iomega shall deliver or cause to be delivered to the party entitled thereto:(i) triplicate originals of the Assignment of Lease dated as of the Closing Date duly executed by Iomega; (ii) duplicate originals of the SNDA duly executed by Iomega; (iii) originals of the Insurance Certificates.

                  (c) Landlord's Obligation at Closing. At the Closing, Landlord shall deliver or cause to be delivered to the party entitled thereto: (i) triplicate originals of the Second Amended and Restated Lease dated as of the Closing Date duly executed by Landlord; (ii) triplicate originals of the Assignment of Lease dated as of the Closing Date with the Consent to Assignment of Lease attached thereto the duly executed by Landlord; (iii) duplicate originals of the SNDA duly executed by Landlord; and (iv) the Lender's Consent.

         10. Effective Date. For the purposes of this Agreement, the term "Effective Date" shall mean the Closing Date.

         11. General Provisions.

                  (a) Effect of Headings; Exhibits. The subject headings of the Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions. All exhibits to this Agreement are incorporated herein in their entirety.

                  (b) Entire Agreement; Modification; Waiver. This Agreement, together with the exhibits attached hereto and any other agreements referenced herein, constitutes the entire agreement between the parties pertaining to the subject matter contained in it. This Agreement,, together with the exhibits attached hereto and any other agreements referenced herein, supersede all prior and contemporaneous agreements (other than those entered into by writing simultaneously with this Agreement), representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                  (c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (d) Parties-in-Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

                  (e) Assignment. This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective heirs, legal representatives, successors, and assigns; provided, however, no party may assign any of its rights under this Agreement without the prior written consent of the other parties. Any assignment by any party of any of its rights under this Agreement, without such prior written consent, shall be null and void and of no force or effect and shall constitute a default by the assigning party under this Agreement.

                  (f) Recovery of Litigation Costs. If any legal action or arbitration or other proceedings is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                  (g) Nature and Survival of Representations and Covenants. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the Closing.

                  (h) Severability. Each term, covenant, condition, or provision of this Agreement shall be viewed as separate and distinct, and in the event that any such term, covenant, condition or provision shall be held by a court of competent jurisdiction to be invalid, the remaining provisions shall continue in full force and effect.

                  (i) Necessary Acts. Each party to this Agreement agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

                  (j) Notices. Service of all notices under this Agreement shall be sufficient if given personally or mailed to the party involved at its respective address hereinafter set forth, or to such address as such party may provide in writing from time to time. Any such notice mailed to such address shall be effective three (3) days after the date it is deposited in the United States mail, duly addressed, and with postage prepaid:

                  NOTICE TO LANDLORD:        PACIFIC PLAZA CARMEL VALLEY LLC
                                                     c/o Coast Income Properties, Inc.
                                                     Attn: Thomas G. Blake, President
                                                     4350 La Jolla Village Drive, Suite 150
                                                     San Diego, California  92122

                  NOTICE TO JNI:             JNI Corporation
                                                     Attn: Paul Kim, Chief Financial Officer
                                                     10945 Vista Sorrento Parkway
                                                     San Diego, CA 92130

                  NOTICE TO IOMEGA:          Iomega Corporation
                                                     Attn: General Counsel
                                                     4435 Eastgate Mall
                                                     San Diego, CA, CA 92121

                  (k) Gender; Number. Whenever the context of this Agreement requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural.

                  (l) Time of Essence. Time is of the essence in the performance of all obligations under this Agreement.

        IN WITNESS WHEREOF, the parties to this Agreement have duly executed it effective as of the date first above-written.

"Landlord"

PACIFIC PLAZA CARMEL VALLEY LLC,
a California limited liability company
By: COAST PACIFIC PLAZA LLC,
a California limited liability company, Its Manager
      By: COAST INCOME PROPERTIES, INC.,
            a California corporation, Its Manager

           By:/s/ Thomas G. Blake
                 Thomas G. Blake, President
"JNI"

JNI CORPORATION, a Delaware corporation,

By:      /s/ John Stiska
Name:    John Stiska
Its:     Chairman of the Board

By:      /s/ Paul Kim
Name:    Paul Kim
Its:     Chief Financial Officer

"Iomega"

IOMEGA CORPORATION, a Delaware corporation

By:
         /s/ Anna Aguirre
Name:    Anna Aguirre
Its:     Vice President, Human Resources
         and Facilities

EXHIBIT “A”

SECOND AMENDED AND RESTATED LEASE

PACIFIC PLAZA AT TORREY HILLS

(Building A)

PACIFIC PLAZA CARMEL VALLEY LLC,
a California limited liability company

as Landlord,

and

JNI CORPORATION

a Delaware corporation

as Tenant

February 27, 2003

SECOND AMENDED AND RESTATED LEASE

        THIS SECOND AMENDED AND RESTATED LEASE (“Second Amended and Restated Lease”), dated for reference and effective as of the 27th day of February, 2003, is made and entered into by and between PACIFIC PLAZA CARMEL VALLEY LLC, a California limited company (“Landlord”), and JNI CORPORATION, a Delaware corporation (“Tenant”), with regard to the following facts:

         A. Landlord and Tenant entered into that certain Office Lease dated July 11, 2000, and that certain First Amendment to Lease dated November 6, 2001(collectively, the " Lease"), for space in the building located at 10955 Vista Sorrento Parkway (the "Building") located in the City of San Diego, County of San Diego, State of California, in that development commonly known as Pacific Plaza at Torrey Hills (the "Project"), described more particularly on the Legal Description, attached thereto as Exhibit A.

         B. Landlord and Tenant desire to further amend the Lease and restate the Lease in its entirety upon the terms and conditions set forth herein below.

        NOW, THEREFORE, FOR VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, LANDLORD AND TENANT HEREBY AGREE AS FOLLOWS:

         1. Amendment and Restatement of Lease. Effective as of the date of this Agreement, Landlord and Tenant agree to amend the Lease and restate the Lease in its entirety to read as set forth on the Office Lease attached hereto and made a part hereof.

         2. Scope of Amendment/Ratification. This Second Amended and Restated Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Second Amended and Restated Lease may not be amended or modified except by written instrument executed by all the parties hereto. The Lease, as modified by this Second Amended and Restated Lease, supercedes any prior understanding, whether oral or written, by the parties, with respect to the subject matter thereof. Except as specifically set forth herein, all other terms, covenants, agreements and provisions of the Lease shall continue and remain in full force and effect, and the Lease hereby is in all respects ratified and confirmed. In the event of any conflict between this Second Amended and Restated Lease and the Lease, the terms and of this Second Amended and Restated Lease shall control and shall be paramount and the Lease shall be construed accordingly.

         3. Counterparts. This Second Amended and Restated Lease may be executed in counterparts, and when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

        IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Lease as of the date first above-written.

"Landlord"

PACIFIC PLAZA CARMEL VALLEY LLC,
a California limited liability company
By: COAST PACIFIC PLAZA LLC, a California
    limited liability company, Its Manager
      By: COAST INCOME PROPERTIES, INC.,
          a California corporation, Its Manager

               By :/s/ Thomas G. Blake,
                    Thomas G. Blake, President

"Tenant"

JNI CORPORATION, a Delaware corporation,

By:   /s/ John Stiska
Name:    John Stiska
Its:     Chairman of the Board

By:
      /s/ Paul Kim
Name:    Paul Kim
Its:     Chief Financial Officer

BASIC LEASE INFORMATION

OFFICE LEASE

Lease Date:                            July 11, 2000

Landlord:                              Pacific Plaza Carmel Valley LLC, a California limited liability company

Managing Agent:                        Coast Income Properties, Inc., a California corporation

Landlord's Address:                    c/o Coast Income Properties, Inc.
                                       4350 La Jolla Village Drive, Suite 150
                                       San Diego, California  92122

Tenant:                                JNI Corporation, a Delaware corporation

Tenant's Address:                      10945 Vista Sorrento Parkway
                                       San Diego, California

Legal Description of Land:             See Exhibit "A"

Premises:                              The entire  second and third  floors of a  three-story  building  located at
                                       10955 Vista Sorrento  Parkway,  San Diego,  California (the "Building"),  in
                                       that  development  commonly  known as  Pacific  Plaza at Torrey  Hills  (the
                                       "Project").  The Building is sometimes  herein  referred to as Building A of the Project.

Rentable Area of the Premises:         Approximately 39,045 rentable square feet.

Rentable Area of the Building:         Approximately 57,323 rentable square feet.

Rentable Area of the Project:          Approximately 214,848  rentable square feet.

Usable Area of the Premises:           Approximately 34,759 usable square feet.

Usable Area of the  Building:          Approximately 51,774 usable square feet.

Permitted Uses:                        General office purposes,  plus  approximately  twenty percent (20%) computer laboratory/light assembly area.

Term:                                  Six (6) years and two (2) months.

Term Commencement Date:                June 1, 2002.

Estimated Improvement
Completion Date:                       June 1, 2003

Base Rent:

          Lease Year               Base Rent                                  Annual Base Rent

              1            $ 2.45 per rentable sq. ft./month         $29.45  per rentable sq. ft./year
              2            $ 2.50 per rentable sq. ft./month         $30.00  per rentable sq. ft./year
              3            $ 2.55 per rentable sq. ft./month         $30.60  per rentable sq. ft./year
              4            $ 2.60 per rentable sq. ft./month         $31.20  per rentable sq. ft./year
              5            $ 2.65 per rentable sq. ft./month         $31.80  per rentable sq. ft./year
              6            $ 2.7265 per rentable sq. ft./month       $32.75  per rentable sq. ft./year
              7**          $ 2.8114 per rentable sq. ft./month       $33.74  per rentable sq. ft./year
                           (**Months 73 and 74 only)

Base Calendar Year:                   2003

Tenant's  Project Share of
Project Operating Expenses:           18.2%

Tenant's Building Share of
Building Operating Expenses:          68.1%

Security Deposit:                     See Section 4.05 and Exhibit G, Section 19.02.

Broker:                               CB Richard Ellis, Inc.  representing  Landlord,  and Kelley Commercial,  Inc.
                                      representing Tenant.

Business Hours:                       7:00 a.m. to 7:00 p.m.,  Monday through  Friday,  and 9:00 a.m. to 12:00 noon on Saturdays,  excluding  certain  holidays,  being those days  designated as
                                      Federal  Holidays  pursuant  to 5 U.S.C.ss.6103,  other  than  Columbus  Day,
                                      Martin Luther King Day, President's Day and Veteran's Day ("Holidays").

Broker's Fee paid by:                 Pacific Plaza Carmel Valley LLC, a California limited liability company.

/ / /

/ / /

/ / /

/ / /

The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the terms above shall mean the respective information hereinabove set forth and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

LANDLORD:

PACIFIC PLAZA CARMEL VALLEY LLC,
a California limited liability company,
By: COAST PACIFIC PLAZA LLC,
      a California limited liability company,
      Its Manager
      By: COAST INCOME PROPERTIES, INC.,
            a California corporation, Its Manager

            By:/S/ Thomas G. Blake, President
                  Thomas G. Blake, President

TENANT:

JNI CORPORATION, a Delaware corporation

By:

Name:

Its:

By:

Name:

Its:

TABLE OF CONTENTS

Article                                                                                                        Page

19.     ADDITIONAL LEASE PROVISIONS...........................................................................G - 1
                  19.01    Right to Lease Additional Space in the Building....................................G - 1
                  19.02    Right of First Offer to Lease Additional Space in Building.........................G - 2
                  19.03    Letter of Credit.     .............................................................G - 3
                  19.04    Conformance to Work Letter.........................................................G - 4
                  19.05    Use of Roof........................................................................G - 4
                  19.06    Additional Provisions Relating to Rules and Regulations............................G - 4

EXHIBITS

Exhibit A -- Legal Description
Exhibit B -- Building Floor Plans
Exhibit C -- Preliminary Plans
Exhibit D -- Work Letter
Exhibit E -- Rules and Regulations
Exhibit F -- Letter of Credit
Exhibit G -- Addendum to Lease

OFFICE LEASE

         THIS LEASE ("Lease"), dated for reference and effective as of the11th day of July, 2000, made and entered into by and between PACIFIC PLAZA CARMEL VALLEY LLC, a California limited company ("Landlord"), and JNI CORPORATION a Delaware corporation ("Tenant"), for space in the building located at 10955 Vista Sorrento Parkway (the "Building") located in the City of San Diego, County of San Diego, State of California, in that development commonly known as Pacific Plaza at Torrey Hills (the "Project"), described more particularly on the Legal Description, attached hereto as Exhibit A, shall be upon the terms and conditions contained hereinafter.

1        PREMISES

         a) Premises. Landlord leases to Tenant, subject to the provisions of this Lease, the Premises in the Building as set forth in the Basic Lease Information, the usable space of which is shown on the Building Floor Plans, attached hereto as Exhibit B. The rentable square feet of the Premises, Building and Project shall be as set forth in the Basic Lease Information, subject however, to adjustment as set forth in Section 1.05. By entering the Premises, Tenant shall be deemed to accept the same (subject, however, to the provisions of Section 1.07) and subject to all applicable municipal, county, state and federal statutes, laws, ordinances, including zoning ordinances, and regulations governing and relating to the Tenant's use, occupancy or possession of the Premises. Tenant acknowledges that the only warranties and representations Landlord has made in connection with the physical condition of the Premises or Tenant's use of the same upon which Tenant has relied directly or indirectly for any purpose are those expressly provided in this Lease.

         1.01 Exhibits. The following Exhibits are attached to this Lease after the signatures and by reference thereto are incorporated herein:

                  Exhibit A         Legal Description
                  Exhibit B         Building Floor Plans and Site Plan
                  Exhibit C         Preliminary Plans
                  Exhibit D         Work Letter
                  Exhibit E         Letter of Credit
                  Exhibit F         Addendum to Lease

         1.02 Common Areas. Tenant shall have, as appurtenant to the Premises and subject to reasonable rules and regulations from time to time made by Landlord the right to the use of the following in common (the "Common Areas"):

                  (a) Building Common Areas. The common stairways and accessways, lobbies, entrances, stairs, elevators, maintenance and utility service areas and any passageways thereto, and the common pipes, ducts, conduits, wires and appurtenant equipment serving the Premises (`the "Building Common Areas");

                  (b) Project Common Areas. The common walkways, sidewalks, landscape areas, parking spaces and driveways necessary for access to the Project and Parking Area and fitness center (the "Project Common Areas"); and;

                  (c) Parking Area. The common area located in the Project parking lot area ("Parking Area") as shown on Exhibit "B.".

         1.03 Landlord's Reserved Rights in Common Areas and Project. Landlord reserves full control over the Common Areas to the extent not inconsistent with Tenant's quiet enjoyment and use of the Premises. This reservation includes but is not limited to right of Landlord, to grant easements and licenses to others and the right to maintain or establish ownerships of the Building separate from fee title to the land and other improvements in the Project, to the extent not inconsistent with Tenant's quiet enjoyment and use of the Premises as granted by this Lease. Tenant shall, should Landlord so request, promptly join with Landlord in execution of such documents as may be reasonably appropriate to assist Landlord to implement any such action provided Tenant need not execute an amendment to this Lease or any document which is of a nature wherein liability is created in Tenant or if, by reason of the terms of such document, Tenant may be deprived of the quiet enjoyment and use of the Premises as granted by this Lease. Landlord reserves the right from time to time to do any of the following, so long as Landlord does not materially and unreasonably interfere with Tenant's use or quiet enjoyment of the Premises as granted by this Lease, including access to the Premises and vehicular access to the Parking Area: (a) to install, use, maintain, repair, relocate and replace any pipes, ducts, conduits, wires and appurtenant meters and equipment for service to the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas; (b) to change the lines of the lot or lots on which the Project stands ("Lot") and to redesign and restripe the parking facilities around the Building and make other reasonable changes and grant other rights thereto, including without limitation, the granting of easements, rights of way and rights of ingress and egress and similar rights to users of parcels in or adjacent to the parcel on which the Building is situated; and (c) to alter or relocate any common areas or other facilities. Notwithstanding the foregoing, Landlord shall not reduce the number of parking spaces in the Parking Area by more than two percent (2%) without Tenant's approval. Landlord reserves the right to grant exclusive use to portions of the Parking Area to specific tenants subject to Tenant's rights to parking under Section 1.06. Tenant's approval rights set forth in this Section 1.04 shall be effective only for so long as Tenant and any Affiliate Transferee, in the aggregate, continue to lease at least sixty five percent (65%) of the Rentable Area in the Building.

         1.04 Rentable Area. As used in this Lease, the Rentable Area of the Premises, Building and Project shall be the square footage designated in the Basic Lease Information.

         1.05 Tenant's Parking Entitlements. Tenant shall be entitled to the exclusive use, without charge, during the Term and any extension thereof, of a pro rata number of parking spaces in the area of the Project designated as the Parking Area for the Project as shown on Exhibit B attached hereto. Landlord shall allocate twenty (20) covered parking spaces of such number, ten (10) full size spaces and ten (10) compact size spaces, for Tenant's exclusive use designated as "Iomega Reserved" in the Parking Area of the Project.. Tenant shall be entitled to install signage in conformance with the Tenant's Improvement Plans indicating such reserved spaces as Tenant's parking. If Landlord shall, pursuant to Section 1.04, designate any parking spaces in the Parking Area in close proximity to the Building's main entrance for the exclusive use of another tenant, then Tenant shall be entitled, as a part of its total parking allocation, to have an equal number of spaces in the same area designated for Tenant's exclusive use but any such spaces so designated shall not reduce the number of covered parking spaces allocated to Tenant. Landlord shall have no responsibility for policing or otherwise enforcing parking rights in the Project; provided, however, if Tenant or any other tenant in the Project should be responsible for over-parking, or if any other unauthorized parking in the Parking Area causes Tenant persistently to be deprived of its rights to use the Parking Area pursuant to this Lease, then Landlord shall, after written notice from Tenant, take reasonable action to insure that Tenant's parking entitlements pursuant to this Lease are available to Tenant and its invitees.

         1.06 Condition of Premises. Landlord warrants and covenants to Tenant that, as of the Improvement Completion Date: (a) the Building Shell will be constructed in accordance with Landlord's Plans, as modified pursuant to the terms of the Work Letter; (b) the electrical, plumbing or mechanical systems in the Building ("Building Systems") shall be new, properly installed and in good working order; (c) the Building Shell as originally constructed pursuant to Landlord's Plans complied with the American's with Disabilities Act in effect as of the date of the issuance by the City of San Diego of the building permit for the Building Shell, except for such noncompliance as shall not have a material adverse effect on Tenant's rights or obligations under this Lease or Tenant's ability to use the Premises; and (d) there shall be no Hazardous Substances located in, on or about the Building or the Premises, except for such Hazardous Substances brought on the Premises or Project by Tenant pursuant to the provision of Article 14. Landlord further warrants and covenants that as of the date of the issuance by the City of San Diego of the building permit for the Building Shell, Landlord's Plans complied with all applicable required building codes. Tenant shall notify Landlord within thirty (30) days after Tenant becomes aware of any breach of the foregoing warranty and covenant; provided, however, Tenant shall have no recourse against Landlord for any breach of the foregoing warranty and covenant that could have been discovered by a visual inspection of the Premises and the public spaces located within the Building unless Tenant notifies Landlord of such breach within one hundred twenty (120) days after the Improvement Completion Date. With respect to the covenants and warranties in this Section 1.07, Landlord shall repair or replace the defective elements of the Building Shell or Building Systems at its own cost and not as an Operating Expense within thirty (30) days after Landlord receives notice of such defect from Tenant; provided, however, if by the nature of such correction more than thirty (30) days is required to effect such correction, Landlord shall not be in default hereunder if such correction is commenced within such thirty (30) days period and is diligently pursued to completion. So long as Landlord satisfies the covenant set forth in the preceding sentence, Tenant shall have no other remedy for the failure of the covenants and warranties set forth in this Section 1.07. Except as otherwise set forth in this Section 1.07, Landlord makes no representations and warranties regarding the condition of the improvements in the Premises or their fitness for Tenant's intended use. Landlord shall have no obligation to make any other improvements to the Premises and, to the maximum extent permitted by law, Tenant hereby agrees to accept the Premises in their "as-is" condition. The foregoing provisions of this Section 1.07 shall not be deemed to diminish Landlord's obligations to construct Landlord's Work and Tenant's Improvement Work as provided in the Work Letter or Landlord's obligations to repair or restore the Project, including the Premises, as provided elsewhere in this Lease.

2        TENANT'S IMPROVEMENTS

         a) Plans. For the purposes of this Article 2, capitalized terms not otherwise defined elsewhere in this Lease shall have the meanings set forth in Exhibit "D" attached hereto (the "Work Letter"). Tenant shall submit to Landlord preliminary plans and outline specifications identified in Exhibit C ("Preliminary Plans") for the construction of the tenant improvements to the Premises ("Tenant's Improvements") in accordance with the Work Letter. Once Landlord has approved the preliminary plans and outline specifications submitted by Tenant in accordance with the Work Letter, Tenant shall have final plans and specifications ("Tenant Improvement Plans") prepared in substantial conformity with the Preliminary Plans. Preparation and approval of the Tenant Improvement Plans and any changes requested by Tenant thereto shall be made only in accordance with the Work Letter. Landlord shall construct Tenant's Improvement Work (as defined in the Work Letter) in accordance with the approved Tenant's Improvement Plans, all in accordance with the provisions of the Work Letter. All costs and expenses associated with such work, including but not limited to the costs of the Tenant's Improvement Work, Tenant's moving costs (if requested by Tenant and subject to the limitation of Section 2.02 below), fees of, and other amounts payable to, Tenant's Architect and Tenant's engineers and other building and/or construction consultants, building permit fees, Landlord's Contractor's Fee (as defined in the Work Letter) and all other costs and expenses chargeable to the Tenant Improvement Fund pursuant to Exhibit "D" to this Lease (collectively the "Tenant Improvement Costs"), shall be paid by Landlord from the Tenant Improvement Fund.

         2.01 Tenant Improvement Allowance. Landlord shall provide Tenant with a basic allowance for construction of Tenant's Improvements Work and to offset such other Tenant Improvement Costs as Tenant may incur in connection with this Lease in an amount determined by multiplying the sum of Thirty Five Dollars ($35.00) times the number of square feet of Usable Area in the Premises as determined in accordance with Section 1.05 ("Tenant Improvement Allowance"). All Tenant Improvement Costs in excess of the Tenant Improvement Allowance (collectively, the "Tenant's Improvement Contribution") shall be paid by Tenant. Landlord acknowledges receipt of an initial contribution to Tenant Improvement Contribution of Two Hundred Forty-three Thousand Three Hundred Thirteen Dollars ($243,313). An additional contribution to Tenant's Improvement Contribution in excess of the Tenant Improvement Allowance and the initial contribution to the Tenant Improvement Contribution shall be paid by Tenant to Landlord fifteen (15) days after Tenant shall have approved a Cost Estimate (as each term is defined in the Work Letter) and Landlord and Tenant have thereafter agreed on an estimate of Tenant Improvement Costs. Any additional contributions to Tenant's Improvement Contribution to be paid by Tenant hereunder shall be paid by Tenant to Landlord thirty (30) days after Tenant shall have approved a Revised Cost Estimate (as such term is defined in the Work Letter), if same is required. In the event the actual Tenant Improvement Costs are less than the sum of the Tenant Improvement Allowance and Tenant's Improvement Contribution, then Landlord shall pay to Tenant within ten (10) days after such determination the amount by which the sum of the Tenant Improvement Allowance and Tenant's Improvement Contribution exceeded the actual Tenant Improvement Costs; provided , however, in no event shall the Landlord be required to pay an amount greater than the amount of Tenant's Improvement Contribution. The Tenant Improvement Allowance and Tenant's Improvement Contribution are herein collectively referred to as the "Tenant Improvement Fund". In no event, however, shall amounts paid for Tenant's moving costs from the Tenant Improvement Fund exceed Two Dollars ($2.00) per square foot of Usable Area in the Premises.

         2.02 Construction. Landlord shall cause the Tenant's Improvement Work in the Premises to be constructed substantially in accordance with the Tenant's Improvement Plans and the Work Letter. Subject to the provisions of Section 2.04 below, Tenant shall pay all costs of constructing Tenant's Improvements, except that Tenant shall first be entitled to receive the Tenant Improvement Allowance from Landlord in accordance with the terms and conditions of Section 2.02 of this Lease.

         2.03 Failure to Complete Construction. Tenant's only remedies for Landlord's failure to cause Substantial Completion (as defined in the Work Letter) of the Tenant's Improvement Work and the Landlord's Work (as each term is defined in the Work Letter, and collectively, the "Improvements") to occur on or before the Estimated Improvement Completion Date, as extended pursuant to the Work Letter, shall be as set forth in this Section 2.04. If Substantial Completion of the Improvements has not occurred on or before the date which is three (3) months following the Scheduled Improvement Completion Date, as hereinafter defined (the "Termination Option Date"), Tenant shall have the option to terminate this Lease by the delivery to Landlord of written notice within ten (10) days after the Termination Option Date or any one month anniversary of the Termination Option Date until Substantial Completion of the Improvements occurs. Tenant shall not be entitled to terminate the Lease for any delay in completion of the Premises prior to the Termination Option Date. If it appears that Substantial Completion of the Improvements may not occur on or before the Estimated Improvement Completion Date, as extended pursuant to the Work Letter (the "Scheduled Improvement Completion Date"), Landlord shall be entitled to incur overtime charges ("Overtime Charges") with Landlord's Contractor and shall use commercially reasonable efforts to accelerate the completion of Tenant's Improvement Work to meet the Scheduled Improvement Completion Date. If Tenant fails to submit eighty percent (80%) complete detailed set of Tenant's Improvement Plans to the City for plan check and approval on or before March 3, 2003, or if Tenant fails to submit a complete and fully detailed set of Tenant Improvement Plans to the City for plan check and approval on or before March 17, 2003, then Tenant shall reimburse Landlord within ten (10) days of Landlord's written request therefore for all Overtime Charges incurred by Landlord relating to such failure. In the event Tenant submits a complete and detailed set of Tenant's Improvement Plans to the City for plan check and approval on or before March 17, 2003, and the City does not approve Tenant's Improvement Plans or does not issues building permits for Tenant's Improvements on or before April 14, 2003, then any Overtime Charges payable to Landlord's Contractor shall be payable one-half (1/2) by Landlord and one half (1/2) by Tenant. If Tenant submits eighty percent (80%) complete detailed set of Tenant's Improvement Plans to the City for plan check and approval on or before March 3, 2003, and a complete and fully detailed set of Tenant's Improvement Plans to the City for plan check and approval on or before March 17, 2003, and the City issues building permits for Tenant's Improvements on or before April 14, 2003, then any Overtime Charges payable to Landlord's Contractor shall be payable by Landlord. No Overtime Charges shall be paid from the Tenant Improvement Fund.

3        TERM

         a) Commencement of Term. The Lease shall be for the Term set forth in the Basic Lease Information, commencing upon Term Commencement Date.

         3.01 Early Occupancy. Subject to the availability of the Premises and the issuance by the City of a temporary certificate of occupancy, Tenant shall be permitted to move its furniture, trade fixtures, equipment, machinery, goods and supplies into the Premises prior to the Improvement Completion Date; the period between the date Tenant commences to occupy the Premises and the Improvement Completion Date being hereinafter referred to as the "Early Occupancy Period." Tenant shall be permitted to commence to occupy the Premises as soon as Substantial Completion of the Improvements occurs and a temporary certificate of occupancy has been issued by the City.. Such occupancy of the Premises shall be subject to all the provisions of this Lease, except that Tenant shall not be required to pay Monthly Base Rent for the Early Occupancy Period; provided, however, that Tenant shall have provided Landlord proof of Tenant's insurance as set forth in Section 5.05; and provided further that Tenant shall pay or reimburse Landlord for all utilities and services to the Premises during the Early Occupancy Period. All furniture, materials, work, installations, equipment and decorations of any nature brought upon or installed in the Premises prior to the Improvement Completion Date shall be at Tenant's sole risk. Neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage or loss or destruction of such items brought to or installed in the Premises prior to the Improvement Completion Date unless such damage, loss or destruction results from Landlord's gross negligence or intentional misconduct.

         3.02 Notice of Lease Dates. Within ten (10) days after Landlord's written request, Tenant shall execute a written confirmation of the commencement of the Term and expiration date of the Term in a form reasonably provided by Landlord. Such a notice shall be binding upon Tenant unless Tenant objects thereto in writing within such ten (10) day period.

         3.03 Option to Extend Term. Tenant shall have the option to extend the Term of this Lease for the entire Premises for two (2) additional periods of five (5) years each (the "Premises Options"). The period of the First Premises Option is referred to herein as the "First Option Term", and the period of the second Premises Option is referred to as the "Second Option Term.". The First Option Term and the Second Option Term are sometimes hereinafter collectively referred to as the "Option Term". Tenant shall have no right or interest to exercise any Premises Option unless: (a) Tenant gives the Landlord written notice of its intent to exercise the Premises Option no earlier than three hundred thirty (330) days prior to the end of the Term, or any prior extension thereof, and no later than two hundred seventy (270) days prior to the end of the Term, or any prior extension thereof (the "Extension Notice"); (b) There shall be no uncured Event of Default on the date the Extension Notice is delivered to Landlord and on the date the Option Term commences; (c) Tenant or an Affiliate Transferee occupies more than fifty percent (50%) of the Rentable Area of the Premises; and (d) Tenant has not filed for or sought protection under any bankruptcy statute. Annual Base Rent during the First Option Term and during the Second Option Term shall be as set forth in Section 4.01(b) of the Lease. Time is of the essence with respect to Tenant's exercise of the Premises Option. Tenant's failure to exactly comply with any of the time or other requirements herein, shall cause the Premises Option to automatically expire and, in such event, this Lease shall terminate upon the expiration of the Term. The option to extend the Term pursuant hereto for the Option Term shall be personal to Iomega Corporation and shall not be exercisable by or for the benefit of any assignee, subtenant or other transferee of Iomega Corporation, except that the Premises Option may be transferred by Iomega Corporation to an Affiliate Transferee in connection with a Transfer of the entire Lease to an Affiliate Transferee and may be exercised by such Affiliate Transferee.

         3.04 Days. Except for the Rent payment requirements of Articles 4 and 6, when time periods of ten (10) days or less are provided in this Lease, unless "calendar days" is expressly stated, such time periods are to be calculated such that "days" shall mean business days, regardless of whether "business days" is expressly stated. As used herein, the term "business day" shall mean each day other than Saturdays and Sundays and any other day designated as a Federal holiday pursuant to 5 U.S.C.ss. 6105, other than Columbus Day.

4        RENT

         a) Base Rent.

                  (a) Initial Term. The Annual Base Rent shall be the amount set forth in the Basic Lease Information payable in equal monthly installments of Monthly Base Rent as set forth in the Basic Lease Information. Tenant shall pay the Monthly Base Rent to Landlord in advance upon the first day of each calendar month of the Term, except that the Monthly Base Rent for the first month of the Term shall be payable upon execution of this Lease, at Landlord's address or at such other place designated by Landlord in a notice to Tenant, without any prior demand therefor and without any deduction, abatement (except for such rental abatement as is otherwise specifically provided for herein) or setoff whatsoever, in lawful money of the United States of America. If the Term shall commence or end on a day other than the first day of a calendar month, then Tenant shall pay, as rent for such partial calendar month, a pro rata portion of the Monthly Base Rent, prorated on a per diem basis, with respect to the portions of the fractional calendar month included in the Term. Tenant shall pay rent for the last calendar month of the Term on the first day of the last calendar month of the Term. Because Tenant will have paid a full month's Base Rent for the first fractional calendar month of the Term if the Term shall commence on a day other than the first day of a calendar month, Tenant's Monthly Base Rent for the first full calendar month of the Term shall be reduced by an amount equal to the excess of (i) the amount Tenant actually paid as Monthly Base Rent for the first fractional calendar month of the Term and (ii) the amount of Monthly Base Rent that actually accrued with respect to such fractional calendar month. Upon executing this Lease, Tenant shall pay the first full month's installment of the Monthly Base Rent owing hereunder along with Tenant's Security Deposit as provided in Section 4.05 below.

                  (b) Option Term. During the first year of the each Option Term, if it occurs, Tenant shall pay to Landlord Base Rent equal to "Market Rent" (as defined below) for the Premises determined as of the commencement date of the applicable Option Term, as such Base Rent shall be adjusted annually as set forth in Section 4.03 below. As used herein, "Market Rent" shall mean the price that a ready and willing tenant would pay, at commencement of the applicable Option Term, as monthly base rent to a ready and willing landlord of similar space in a Class "A" office building in the geographical area known as Del Mar Heights/Torrey Hills ("Similar Space"), if such Similar Space were offered for lease on the open market for a reasonable period of time and be the sum of the fair market annual rental rate per rentable square foot multiplied by the Rentable Area of the Premises (as set forth in the Basic Lease Information). Market Rent shall be determined as follows: (a) as mutually agreed by Landlord and Tenant within ten (10) days of Landlord's delivery to Tenant of Landlord's opinion of the Market Rent for the first year of the applicable Option Term ("Landlord Rent Notice"), which shall be delivered to Tenant within ten (10) days after Landlord receives Tenant's written Notice to Extend; or (b) in the event that Landlord and Tenant are unable to so agree, the Market Rent shall be determined by concurrent appraisals pursuant to Section 4.01(c) below. Tenant shall have the right to withdraw its Extension Notice by written notice to Landlord delivered to Landlord within thirty (30) days after delivery to Tenant of Landlord's Rent Notice. In determining Market Rent, appraisers shall take into account the duration of the applicable Option Term, the quality and prestige of the Building and Premises, recent monthly new and renewal rental rates for Similar Space imputed to the commencement of the applicable Option Term, and all relevant economic terms of this Lease, it being the intent that Market Rent, as so determined, should reflect the total economic package which would be offered at the time of commencement of the applicable Option Term to a tenant for the Premises on a new lease or lease renewal basis, or substantially Similar Space in a building of similar quality and value of tenant improvements (without consideration of depreciation or amortization on an accounting basis) and location under a lease with substantially the same terms and provisions as the applicable terms and provisions of this Lease ("Market for Similar Space"), without discounting the rent for the creditworthiness of the tenant or for the real estate leasing commissions. Notwithstanding the foregoing, in no event shall the Market Rent as so determined be less than the Base Rent for the calendar year immediately preceding the commencement of the Option Term. In determining the rental rate of similar space, the parties and the appraisers shall take into consideration the following concessions: (i) Rental abatement concessions, if any, being granted to tenants in connection with Similar Space; (ii) Tenant improvements or allowances provided or to be provided for the Similar Space on a new lease or lease renewal basis; and (iii) All other monetary concessions not otherwise excluded above, if any, being granted to tenants in connection with the Similar Space.

For example, if the parties, in applying the above criteria, determine that (1) leases of comparable space provide a new or renewal tenant with comparable space at a base rent rate of two dollars ($2.00) per square foot of Rentable Area per month, with four (4) months free rent, and a thirty dollar ($30.00) per square foot of Usable Area tenant improvement allowance where the value of existing improvements in the comparable space is five dollars ($5.00) per square foot of Usable Area, and (2) the value of the existing improvements in the Premises is ten dollars ($10.00) per square foot of Usable Area, then the Fair Market Rental Value of the Premises shall not be a base rent of two dollars ($2.00) per square foot of Rentable Area per month only but shall be the equivalent of a two dollars ($2.00) per square foot of Rentable Area base rent, four (4) months free rent, and a twenty-five dollar ($25.00) per square foot of Usable Area tenant improvement allowance or payment in lieu of such allowance.

                  (c) Market Rent Appraisal Procedure.

                          (i) If Tenant rejects the Market Rent proposed by Landlord in Landlord's Rent Notice, Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than seven (7) days after the Landlord receives notice of Tenant's rejection of Landlord's proposed Market Rent ("Tenant's Rejection Notice"), which date of receipt shall be within fifteen (15) days after Landlord's delivery of Landlord's Rent Notice. If Landlord and Tenant are unable to agree upon a single appraiser within such time period, then Landlord and Tenant shall each appoint one appraiser not later than fifteen (15) days after Landlord's receipt of Tenant's Rejection Notice. Within five (5) days thereafter, the two appointed appraisers shall appoint a third appraiser. Landlord and Tenant shall instruct the appraiser(s) to complete the determination of the Market Rent not later than fifteen (15) days after all appraisers have been appointed. If the two appraisers are unable to select the third appraiser within such five (5) day period, then Landlord and Tenant shall be entitled to apply to the MAI for the appointment of a third appraiser.

                          (ii) If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the Market Rent of the Premises for the first year of the applicable Option Term. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party shall determine the Market Rent of the Premises for the first year of the applicable Option Term.

                          (iii) Landlord and Tenant shall each bear the cost of its own appraiser and the parties shall share equally the cost of the single or third appraiser, if applicable. All appraisers so designated herein shall have at least five (5) years' experience in the appraisal of similar office buildings in the San Diego area and shall be members of professional organizations such as MAI or equivalent.

                          (iv) If a single appraiser is chosen, then such appraiser shall determine the Market Rent of the Premises for the first year of the applicable Option Term. Otherwise, the Market Rent of the Premises for the first year of the applicable Option Term shall be the arithmetic average of two (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded. Notwithstanding anything else contained herein, the Market Rent as so determined shall not be less than the Basic Annual Rent payable during the year preceding the applicable Option Term.

         4.01 Additional Rent. All charges required to be paid by Tenant hereunder, including without limitation, payments for Operating Expenses and any other amounts payable under this Lease, shall be considered additional rent for the purposes of this Lease ("Additional Rent"), and Tenant shall pay Additional Rent as provided in Article 6. "Rent" shall mean Base Rent and Additional Rent.

         4.02 Escalation. Annual Base Rent for the second year of each Option Term and each and every succeeding year thereafter during the applicable Option Term shall be increased by an amount equal to three percent (3%) of the Annual Base Rent payable for the preceding year.

         4.03 Late Payment. If any installment of Rent is not paid promptly on the first of the month or otherwise when due, the unpaid amounts shall bear interest at the interest rate set forth in Section 12.02(e) from the date due to the date of payment. In addition, Tenant acknowledges that the late payment of any installment of Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which are extremely difficult or impractical to fix. These costs and expenses will include, without limitation, administrative and collection costs and processing and accounting expenses. Therefore, if any installment of Rent is not received by Landlord from Tenant when the installment is due, Tenant shall pay to Landlord on demand a charge for administration, collection and accounting expenses equal to five percent (5%) of the amount of such delinquent amounts due ("Late Charge") in addition to the installment of Rent then owing with interest at the interest rate set forth in Section 12.02(e), regardless of whether or not a notice of default or notice of termination has been given by Landlord; provided, however, Tenant shall not be required to pay such Late Charge if such late payment is the first late payment of Rent by Tenant in the preceding twelve (12) months and the installment of Rent is paid not more than five (5) days after the date same is due.. Landlord and Tenant agree that the late payment charge represents a reasonable estimate of Landlord's costs and expenses and is fair compensation to Landlord for its loss suffered by Tenant's nonpayment of any amounts when due and payable pursuant to this Lease. This provision shall not relieve Tenant from payment of Rent at the time and in the manner herein specified.

         4.04 Security Deposit. The Security Deposit previously delivered to Landlord by Tenant has been returned to Tenant, receipt of which is acknowledged by Tenant. Except as provided in Exhibit G, Section 19.02 attached hereto, no Security Deposit shall be required to be deposited by Tenant. If a Security Deposit is required by Exhibit G, Section 19.03, the Security Deposit shall secure Tenant's obligations under this Lease to pay rent and other monetary amounts, to maintain the Premises and repair damages thereto, to surrender the Premises to Landlord in clean and sanitary condition and repair upon termination of this Lease as required pursuant to Section 18.15 below and to discharge Tenant's other obligations hereunder. Landlord may use and commingle the Security Deposit with other funds of Landlord. If Tenant fails to perform Tenant's obligations hereunder, Landlord may, but without any obligation to do so, apply all or any portion of the Security Deposit towards fulfillment of Tenant's unperformed obligations. If Landlord does so apply any portion of the Security Deposit, Tenant, shall immediately pay Landlord a sufficient amount in cash to restore the Security Deposit to the full original amount. In the event that Landlord shall expend the same in order to cure Tenant's default hereunder, Tenant's failure to forthwith remit to Landlord a sufficient amount in cash to restore the Security Deposit to the original sum deposited within ten (10) days after Tenant's receipt of notice from Landlord that such amounts have been so expended shall constitute an Event of Default. The Security Deposit shall be held by Landlord without liability for interest on the same. Upon termination of this Lease, if Tenant has then performed all of Tenant's obligations hereunder, Landlord shall return the Security Deposit to Tenant. If Landlord sells or otherwise transfers Landlord's rights or interest under this Lease, Landlord may deliver the Security Deposit to the transferee, whereupon Landlord shall be released from any further liability to Tenant with respect to the Security Deposit.

5         INSURANCE

         a) Special Form Coverage. At all times during the Term, Landlord shall procure and maintain in full force and effect with respect to the Project (including, but not limited to, the Building and the Tenant's Improvements paid for by the Tenant Improvement Allowance), a policy or policies of special form risk insurance (with extended coverage endorsement attached, including sprinkler, vandalism and malicious mischief coverage, and any other endorsements required by the holder of any fee or leasehold mortgage), naming Tenant as a loss payee, as its interest may appear, in an amount equal to one hundred percent (100%) of the full insurance replacement value (replacement cost new, including debris removal, and demolition) thereof and any other insurance Landlord reasonably deems necessary, including, but not limited to, boiler and machinery insurance. If the annual premiums charged Landlord for such casualty insurance exceed the standard premium rates because the nature of Tenant's operations results in increased exposure, then Tenant shall, upon receipt of appropriate premium invoices, reimburse Landlord for such increased amount. Landlord shall also, to the extent same is available to the extent same is available on commercially reasonable terms and at commercially reasonable rates, keep and maintain, by endorsement to its special form insurance or by a separate policy, rental abatement insurance insuring against abatement or loss of Rent in case of fire or other casualty insured against by a standard "special form" policy, in an amount at least equal to the amount of the Rent payable by Tenant during one (1) year next ensuing, as reasonably determined by Landlord. At all times during the Term, Tenant shall procure, pay for and maintain in full force and effect a similar policy of insurance, naming Landlord as a loss payee as to tenant improvements only, as its interest may appear, with respect to property of every description and kind owned by Tenant upon the Premises or the Building, or for which Tenant is legally liable, including, without limitation, trade fixtures, furniture, equipment and other personal property, and all tenant improvements owned or installed by or on behalf of Tenant (but not with respect to those owned constructed by and owned by Landlord and defined in the Work Letter as Tenant's Improvement Work) insuring one hundred percent (100%) of the full replacement value of said property and tenant improvements. Any policy proceeds shall be used for the repair and replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions on excessive damage or destruction set forth in Section 10.04 below. Notwithstanding anything to the contrary contained in this Section 5.01, Tenant shall reimburse Landlord within fifteen (15) days after receipt by Tenant of an invoice therefor, for the cost of the insurance provided in this Section 5.01 on any of Tenant's Improvements in excess of Thirty Five Dollars ($35) times the number of square feet of Usable Area in the Premises as determined in accordance with Section 1.05.

         5.01 Liability Coverage.     Within fifteen (15) days after the execution of this Lease, Tenant shall provide Landlord with certificates of insurance for all of Tenant’s insurance policies required hereunder so that Landlord may determine whether Tenant’s insurance policies are in such forms, amounts and are written by such insurance companies as required by Landlord. Tenant shall, at its own cost and expense, keep and maintain in full force during the Term, a policy or policies of broad form commercial general liability insurance (“Tenant’s CGL Policy”) with and cross-liability endorsements (insuring Tenant’s indemnification obligations under this Lease, including Section 5.09 hereof) written by an insurance company reasonably approved by Landlord in the form customary to the locality, insuring Tenant’s activities with respect to the Premises and/or Building against loss, damage or liability for personal and bodily injury (including wrongful death) of any person and loss or damage to property occurring in, upon or about the Premises covering personal and bodily injury in the amounts of not less than Five Million Dollars ($5,000,000) per person and Five Million Dollars ($5,000,000) per occurrence and covering property damage in the amount of not less than One Million Dollars ($1,000,000) per occurrence. These limits may be satisfied by a basic policy and an umbrella policy. Such insurance shall be with insurance companies with a General Policy Holder’s rating of at least A- VII as set forth in the most current issue of Best’s Insurance Guide, and licensed to do business in California. Such insurance shall have a deductible of no greater than Fifty Thousand Dollars ($50,000). Tenant’s obligations to carry the insurance set forth herein may be satisfied by coverage under a so-called blanket policy of broad form commercial general liability insurance with the same endorsements and coverage for the Premises as described above, as well as coverage of other premises and properties of Tenant, or in which Tenant has some interest; provided, however, that Landlord and Managing Agent shall be named as an additional insured, the coverage afforded Landlord shall not be reduced or diminished, and the requirements set forth in this Lease are otherwise satisfied. Landlord shall, at its own cost and expense, keep and maintain in full force during the Term, a policy or policies of broad form commercial general liability insurance (“Landlord’s CGL Policy”) with and cross-liability endorsements (insuring Landlord’s indemnification obligations under this Lease, including Section 5.09 hereof) in the form customary to the locality, insuring Landlord’s activities with respect to the Building Common Areas, the Project Common Areas and the Parking Area against loss, damage or liability for personal and bodily injury (including wrongful death) of any person and loss or damage to property occurring in, upon or about the Building Common Areas, the Project Common Areas and the Parking Area covering personal and bodily injury and covering property damage in a combined single limit of not less than Five Million Dollars ($5,000,000) combined single limit. These limits may be satisfied by a basic policy and an umbrella policy. Such insurance shall be with insurance companies with a General Policy Holder’s rating of at least A- VII as set forth in the most current issue of Best’s Insurance Guide, and licensed to do business in California. Such insurance shall have a deductible of no greater than Fifty Thousand Dollars ($50,000). Landlord’s obligations to carry the insurance set forth herein may be satisfied by coverage under a so-called blanket policy of broad form commercial general liability insurance with the same endorsements and coverage for the Building Common Areas, the Project Common Areas and the Parking Area as described above, as well as coverage of other premises and properties of Landlord, or in which Landlord has some interest, provided, however, that Tenant shall be named as an additional insured, the coverage afforded shall not be reduced or diminished, and the requirements set forth in this Lease are otherwise satisfied.

         5.02 Worker’s Compensation Insurance.     Tenant shall, at its own cost and expense, keep and maintain in full force during the Term, a policy or policies of worker’s compensation insurance, in statutory amounts and limits, and employer’s liability insurance with limits as follows: bodily injury each accident in the amount of not less than One Million Dollars ($1,000,000), bodily injury/disease each employee in an amount not less than One Million Dollars ($1,000,000), and a bodily injury/disease policy limit of not less than One Million Dollars ($1,000,000).

         5.03 Business Interruption Insurance.     Tenant shall, at its own cost and expense, keep and maintain in full force during the Term (a) such policy or policies of business interruption insurance, as Tenant may deem necessary or appropriate, insuring that the monthly installments of Rent shall be paid to Landlord for a period of not less than one (1) year if the Premises are destroyed or inaccessible by a risk not insured against by a standard “special form” policy Landlord is required to maintain pursuant to the provisions of Section 5.01 above, and (b) such other policies of insurance insuring such other risks as Tenant may deem necessary or appropriate.

         5.04 Insurance Certificates.     Tenant shall furnish to Landlord, no more than ten (10) days prior to the earlier of Tenant’s occupancy of the Premises (as permitted by Section 3.02) or the Term Commencement Date of this Lease and thereafter no more than thirty (30) days prior to the expiration of each such policy, a certificate of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant hereto. Said certificates shall expressly provide that such policies shall not be cancellable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days’ prior written notice to the parties named as additional insureds in this Article 5. Landlord and, if Tenant is notified in writing of the identity of such parties, its successors and assigns, and any nominee of Landlord holding any interest in the Premises, including without limitation, any ground lessor and the holder of any fee or leasehold mortgage, shall be named as additional insureds under each such policy of insurance maintained by Tenant pursuant to this Lease. Landlord shall furnish to Tenant within ten (10) after receipt of Tenant’s written request therefore, which request may be made not more often than once a calendar year, a certificate of insurance issued by the insurance carrier of each policy of insurance carried by Landlord pursuant hereto.

         5.05 Tenant’s Failure.      If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for any loss or cost resulting from said failure. Notwithstanding the foregoing, Landlord may at Landlord’s sole discretion, after notice to Tenant, but shall not be required to, procure said insurance on Tenant’s behalf and charge Tenant the premium for such policies. This Section 5.06 shall not be deemed to be a waiver of any of Landlord’s rights and remedies under any other section of this Lease.

         5.06 Waiver of Subrogation.      Any policy or policies of fire, extended coverage or similar casualty insurance, which either party obtains in connection with the Premises, the Building or Tenant’s personal property therein, shall, to the extent the same can be obtained without unreasonable expense, include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Landlord and Tenant waive any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

         5.07 Tenant’s Property and Fixtures.     Tenant shall assume the risk of damage to any furniture, equipment, machinery, goods, supplies or fixtures which are or remain the property of Tenant or as to which Tenant retains the right of removal from the Premises.

         5.08 Indemnification.

                  (a) Except as specifically otherwise provided herein, to the fullest extent permitted by law, Tenant covenants with Landlord that, Landlord, Landlord's agents and employees shall not be liable for any damage or liability of any kind or for any injury to or death of persons, or damage to property of Tenant or any other person occurring from any cause whatsoever related to the use, improvement, occupancy or enjoyment of the Premises by Tenant or any person thereon or holding under Tenant, unless: (i) such damage, liability, injury or death results from the gross negligence or willful misconduct of Landlord or its employees, agents or contractors; (ii) such damage or injury ,damage, liability, injury or death is covered by the policies of insurance Landlord is required to maintain under this Lease, or would have been covered by the policies of insurance Landlord is required to maintain under this Lease if Landlord had maintained such policies of insurance; or (iii) such damage, liability, injury or death would have been covered by the policies of insurance Landlord is required to maintain under this Lease except for the deductible amount of any such policy being greater than Five Thousand Dollars ($5,000) and less than Fifty Thousand Dollars ($50,000). Tenant shall indemnify protect, defend and hold Landlord and its members, officers, employees, agents, servants, concessionaires, licensees, contractor or invitees ("Landlord Parties"), the Premises, Building, Project, Lot and Landlord's related property, harmless from and against (aa) any and all liability, fines, penalties, losses, damages, costs and expenses, demands, causes of action, claims or judgments (collectively, "Claims") arising from or growing out of any injury to any person or persons or any damage to any property as a result of any accident or other occurrence during the Term occasioned in any way as a result of Tenant's or Tenant's Parties' negligence or willful misconduct in the use, maintenance, occupation or operation of the Premises during the Term, (bb) all liens, claims and demands related to the Tenant's use of the Premises and its facilities during the Term, or any repairs, alterations or improvements which Tenant may make or cause to be made upon the Premises, and (cc) from and against all legal costs and charges, including attorneys' fees, incurred in and about any of such matters and the defense of any action arising out of the same or in discharging the Building, Project, Lot and Landlord's related property or any part thereof from any and all liens, charges or judgments which may accrue or be placed thereon by reason of any act or omission of the Tenant; provided, however, that Tenant shall not be required to indemnify Landlord; (x) for any damage or injury arising as a result of the gross negligence or willful misconduct of Landlord; (y) for any damage or injury ,damage, liability, injury or death which is covered by the policies of insurance Landlord is required to maintain under this Lease, or would have been covered by the policies of insurance Landlord is required to maintain under this Lease if Landlord maintained such policies of insurance; or (z) for any damage, liability, injury or death which would have been covered by the policies of insurance Landlord is required to maintain under this Lease except for the deductible amount of any such policy being greater than Five Thousand Dollars ($5,000) and less than Fifty Thousand Dollars ($50,000). This indemnity shall survive the termination of this Lease for four (4) years.

                  (b) Landlord shall indemnify, defend and hold harmless Tenant and its officers, employees, agents, servants, subtenants, concessionaires, licensees, contractor or invitees ("Tenant Parties") from and against all Claims for damage to property outside the Premises: (i) to the extent that such Claims result from the gross negligence or willful misconduct of Landlord and its agents, employees and contractors in connection with their activities in, on or about the Project or the Building; (ii) to the extent such Claims are is covered by the policies of insurance Landlord is required to maintain under this Lease, or would have been covered by insurance Landlord is required to obtain under this Lease if Landlord had maintained such policies of insurance; or (iii) to the extent such Claims would be covered by the policies of insurance Landlord is required to maintain under this Lease except for the deductible amount of any such policy being greater than Five Thousand Dollars ($5,000) and less than Fifty Thousand Dollars ($50,000); except, however, to the extent that any such Claim (aa) is for damage to Tenant's Improvements or Tenant's personal property, fixtures, furniture and equipment in the Premises and is covered by insurance that Tenant is required to obtain under this Lease (or would have been covered had Tenant carried the insurance required under this Lease) or (bb) results from the negligent acts, omissions or willful misconduct of Tenant or Tenant Parties. This indemnity shall survive the termination of this Lease for four (4) years.

         5.09 Earthquake and Flood Insurance.     In addition to any other insurance policies carried by Landlord in connection with the Project, Landlord may elect to procure and maintain in full force and effect during the Term, with respect to the Project, a policy of earthquake/volcanic action and flood and/or surface water insurance, including rental value insurance against abatement or loss of rent in the case of damage or loss covered under such earthquake/volcanic and flood and/or surface water insurance, in an amount up to one hundred percent (100%) of the full insurance replacement value (including debris removal and demolition) of the Project improvements.

        5.10 Other Tenant Insurance Coverage.     Subject to the limitations set for below in this Section 5.11,Tenant shall, at Tenant’s own expense, procure and maintain any other and further insurance coverages that Landlord or Landlord’s lender may reasonably require. Subject to the limitations set forth below this Section 5.11, if requested by Landlord, the amounts of the foregoing insurance requirements of this Article 5 shall be reasonably increased in accordance with industry standards or as required by Landlord’s lender during the Term and during any Option Term. Tenant shall not be required to obtain or maintain additional insurance coverage or increased limits of insurance coverage under this Section 5.11 to the extent the premium costs of such additional insurance coverage or increased limits of insurance coverage during the initial Term or during any Option Term exceeds by more than Fifty Thousand Dollars ($50,000) in any such period, the premium costs of the insurance coverage required to be obtained and maintained by Tenant hereunder at the commencement of such period, as applicable. Landlord shall have the right to review the levels and types of insurance coverage required to be maintained by Landlord and Tenant under this Lease at the commencement of each Option Term, if any, and to require modified, additional or increased insurance coverage (including deductible limits) and to require Tenant to maintain such additional or increased insurance coverage during the applicable Option Term. Landlord shall, within ten (10) days after the date Landlord receives from Tenant an Extension Notice pursuant to Section 3.04, give Tenant written notice of any modified or additional insurance coverage or increased limits of insurance coverage required to be maintained by Landlord and Tenant during the applicable Option Term. If Tenant determines that the additional insurance coverage or increased limits of insurance coverage required by Landlord to be maintained by Landlord or Tenant during the applicable Option Term is not acceptable to Tenant, Tenant may withdraw the Extension Notice by delivering written notice thereof to Landlord within ten (10) days after the receipt by Tenant of Landlord’s notice specifying the insurance overage requirements during the applicable period.

6        OPERATING EXPENSES

         a) Tenant's Share.

                  (a) Tenant's share of Building Operating Expenses ("Tenant's Building Share") is hereby mutually agreed to be that percentage set forth in the Basic Lease Information. Tenant shall pay as Additional Rent Tenant's Building Share of Building Operating Expenses for any calendar year after the Base Calendar Year to the extent that Building Operating Expenses for such calendar year exceed the Building Operating Expenses for the Base Calendar Year.

                  (b) Tenant's share of Project Operating Expenses ("Tenant's Project Share") is hereby mutually agreed to be that percentage set forth in the Basic Lease Information. Tenant shall pay as Additional Rent Tenant's Project Share of Project Operating Expenses for any calendar year after the Base Calendar Year to the extent that Project Operating Expenses for such calendar year exceed the Project Operating Expenses for the Base Calendar Year.

                  (c) For the purposes of this Article 6 and determining Tenant's Share of Building Operating Expenses and Tenant's Share of Project Operating Expenses, Landlord and Tenant hereby agree that the Operating Expenses for the Base Calendar Year shall be the greater of (A) the amount of Five Dollars and Sixty Five Cents ($5.65) per square feet of Rentable Area in the Premises, as increased by an amount determined by multiplying the amount of Five Dollars and Sixty Five Cents ($5.65) per square feet of Rentable Area in the Premises by the increase, if any, in the Index (as hereinafter defined) from the date of this Lease through December 31, 2002, being the amount budgeted by Landlord for Operating Expenses during the Base Calendar Year (the "Budgeted Operating Expenses"); or (B) the sum of the actual Operating Expenses incurred by Landlord during the Base Calendar Year and an amount equal to Twenty-five Cents ($.25) per square foot of Rentable Area in the Premises (the "Operating Expense Buffer"). Within sixty (60) days after the date of this Lease, Landlord shall deliver to Tenant for Tenant's approval a revised budget for Operating Expenses for the Base Calendar Year, which shall allocate in a reasonable manner the foregoing expenses between Building Operating Expense and Project Operating Expenses. Tenant shall not unreasonably withhold or delay Tenant's approval of Landlord's budget. If Tenant disapproves Landlord's revised budget, then Tenant shall notify Landlord of the reasons therefor and Landlord and Tenant shall thereafter negotiate reasonably to agree upon a revised budget. If they are unable to so agree within sixty (60) days after Landlord delivers its proposed revised budget to Tenant, then the dispute shall be resolved in accordance with the Real Estate Industry Arbitration Rules of the American Arbitration Association. After Landlord and Tenant agree on (or arbitration establishes) a revised budget that allocates Budgeted Operating Expenses between Building Operating Expenses and Project Operating Expenses:

                  (i) Building Operating Expenses for the Base Calendar Year shall be the greater of (x) the amount of the Budgeted Operating Expenses allocated to Building Operating Expenses, or (y) the sum of the actual Building Operating Expenses incurred by Landlord during the Base Calendar Year and an amount equal to the portion of the Operating Expense Buffer that is allocated to the Building Operating Expenses; and

                  (ii) Project Operating Expenses for the Base Calendar Year shall be the greater of (x) the amount of the Budgeted Operating Expenses allocated to Project Operating Expenses, or (y) the sum of the actual Project Operating Expenses incurred by Landlord during the base Calendar Year and an amount equal to the portion of the Operating Expense Buffer that is allocated to the Project Operating Expenses.

For purposes of the foregoing, the Operating Expense Buffer shall be allocated between Building Operating Expenses and Project Operating Expenses in the same proportion that actual Building Operating Expenses for the Base Calendar Year bears to actual Project Operating Expenses for the Base Calendar Year. Tenant’s Share of Building Operating Expenses and Tenant’s Share of Project Operating Expenses payable pursuant to subsections (a) and (b) above shall thereafter be determined based on the approved revised budget submitted by Landlord. For the purposes of this Section 6.01, the term “Index” shall mean the Department of Labor, Bureau of Labor Statistics, Consumer Price Index, Subgroup “Urban Wage Earners and Clerical Workers (Revised)", Los Angeles - Long Beach -Anaheim - Riverside Metropolitan Area (1982-84 = 100).

         6.01 Definition of Operating Expenses.

                  (a) "Building Operating Expenses" shall include all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building, including, without limitation: (i) all Impositions as set forth in Article 6; (ii) premiums for insurance maintained by Landlord pursuant to Article 5; (iii) wages, salaries and related expenses and benefits of all on-site employees, if any, and off-site employees, if any, engaged in operation, maintenance and security of the Building, pro rated to the extent such persons work on other buildings or properties; (iv) all supplies, materials, tool and equipment rental used in operation of the Building; (v) all maintenance and repair, waste disposal, janitorial, security and service costs incurred in connection with the Building; (vi) a property management fee equal to 3% of the Base Rent (the "Management Fee"); (vii) legal and accounting expenses, including the cost of audits by certified public accountants; (viii) repairs, replacements and general maintenance of the Building (excluding those paid for by proceeds of insurance or other parties and alterations attributable solely to tenants of the Project Building other than Tenant); (ix) all interior and exterior maintenance, repair and replacement costs, including, without limitation, service areas, elevators, mechanical rooms, plumbing, heating, ventilating and air conditioning ("HVAC") equipment and non-structural roof (all to the extent related to the interior or exterior of the Building and not related to replacement of the structural elements of the Building); (x) all other reasonable operating, management and other expenses incurred by Landlord in connection with operation of the Building; and (xi) all charges for water and sewer services not separately metered by a tenant of the Building and used or consumed in the Building; (xii) any other costs, levies or assessments resulting from statutes or regulations promulgated by any governmental authority in connection with the use or occupancy of the Building or the Premises; (xiii) personal property taxes levied on or attributable to personal property used in connection with the Building; (xiv) freight charges and transportation services attributable to the operation and/or management of the Building; and (xv) reasonable accounting, audit, verification and other reasonable consulting fees. Building Operating Expenses do not include electricity and gas, if any, delivered to the Building, as well as Tenant's Premises, which costs are Tenant's proportionate or sole responsibility as further defined in Section 6.08. Notwithstanding the provisions of this Section 6.02, the following shall not be included within Building Operating Expenses:

                          (ii) Any depreciation on the Building;

                          (iii) Costs incurred due to Landlord's violation of any terms or conditions of this Lease or any other lease relating to the Building;

                          (iv) All principal, interest, loan fees, and other carrying costs related to any mortgage or deed of trust and all rental and other payable due under any ground or underlying lease related to the Building, unless such costs are directly attributable to a Tenant's breach or default under this Lease;

                          (v) Any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord;

                          (vi) Advertising and promotional expenditures, including charitable contributions;

                          (vii) Any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Building or due to Landlord's gross negligence or willful misconduct;

                          (viii) Costs of acquisition of sculpture, paintings, or other objects of art;

                          (ix) Wages, salaries, or other compensation paid to any executive employees of Landlord above the grade of building manager;

                          (x) Real estate brokers' leasing commissions;

                          (xi) Tenant improvements or alterations to tenant spaces;

                          (xii) The cost of providing any service directly to and paid directly by any tenant;

                          (xiii) All management or similar fees other than the Management Fee;

                          (xiv) Costs associated with:

(A) Operation of the business of the ownership of the Building or the Project or entity that constitutes Landlord or Landlord's property manager, as distinguished from the cost of Building operations, including the costs of partnership or corporate accounting and legal matters; defending or prosecuting any lawsuit or disputes with any mortgagee, lender, ground lessor, broker, tenant, occupant, or prospective tenant or occupant; selling or syndicating any of Landlord's interest in the Building or the Project; and disputes between Landlord and Landlord's property manager;

(B) Landlord's general corporate or partnership overhead and general administrative expenses, including the salaries of management personnel other than those who are primarily engaged in the operation, maintenance, and repair of the Building, except to the extent that those costs and expenses are included in the Management Fees;

                          (xvi) Costs of:

(A) Initial construction of the Building;

(B) Reconstruction or repair of the Building pursuant to Article 10; or

(C) Modification, alteration, or repair of any portion of Landlord's Work or Tenant's Improvement Work (as defined in the Work Letter) relating to the Building due to faulty initial construction;

                          (xvii) Expenses incurred by Landlord for use of any portion of the Building or the Project to accommodate special events such as shows, promotions, filming, displays, photography, private events or parties, ceremonies, and advertising. This exclusion to Building Operating Expenses shall not include the normal expenses otherwise attributable to providing Building services, such a lighting, heating, ventilating, and air-conditioning in the public portions of the Building under normal Building operations during Business Hours. This exclusion shall also not include programs, training, displays, or other events for training or informing tenants and occupants of the Building on how to cope with fire, earthquake and life-safety matters.

                          (xviii) Any costs or expenses relating to any provisions of any:

(A) Development agreement; owner participation agreement; conditions of governmental building permits for construction of Landlord's Work; approvals, or entitlements in connection with the initial performance of Landlord's Work or Tenant's Improvement Work relating to the Building; conditional use permits in connection with the performance of Landlord's Work or Tenant's Improvement Work relating to the Building; easements encumbering all or part of the Building; or

(B) Other agreement relating to the initial development, entitlement, construction, or financing of the Building or the Project, including any initial payments or costs made in connection with any child-care facilities, traffic demand management programs, transportation impact mitigation fees, water conservation, sewage treatment, recycling and housing replacement or linkage fees existing as of the date of this Lease.

                          (xix) Capital improvement or capital replacement related to the Building ("Capital Costs"), including:

(A) Costs incurred by Landlord that are considered to be capital improvements or capital replacements under generally accepted accounting and management practices; and

(B) Rentals and other related expenses incurred in leasing air-conditioning systems, elevators, and other equipment ordinarily considered to be capital expenditures (except equipment, other than motor vehicles, not affixed to the Building that is used in providing janitorial or maintenance services for the Building, temporary equipment used for repairs of the Building).

                          (xx) All Project Operating Expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the other buildings in the Project or any surrounding property and supporting facilities.

                          (xxi) Legal, accounting, audit, verification and other consulting fees relating to the ownership, as opposed to the operation, of the Building and the Project.

                          (xxii) Fees or costs paid to affiliates or parties related to Landlord to the extent such fees and costs are in excess of the fees and costs which would have been paid to unrelated parties for similar services or products;

                          (xxiii) Expenditures to comply with Americans with Disabilities Act in effect or adopted prior to the Term Commencement Date and expenditures relating to the remediation of Hazardous Materials in or about the Building as of the Term Commencement Date, including costs of reporting, and/or monitoring; and

                          (xxiv) Costs and expenses of any type to the extent such costs and expenses are reimbursed to Landlord under under any warranties or service contracts.

                  (b) "Project Operating Expenses" shall include all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Project Common Areas and Parking Area, including, without limitation: (i) all Impositions as set forth in Article 6; (ii) premiums for insurance maintained by Landlord pursuant to Article 5; (iii) wages, salaries and related expenses and benefits of all on-site employees, if any, and off-site employees, if any, engaged in operation, maintenance and security of the Project Common Areas and Parking Area, pro rated to the extent such persons work on other buildings or properties; (iv) all supplies, materials, tool and equipment rental used in operation of the Project Common Areas and Parking Area; (v) all maintenance and repair, waste disposal, janitorial, security and service costs incurred in connection with the Project Common Areas and Parking Areas; (vi) all maintenance and repair, waste disposal, janitorial, security and service costs incurred in connection with the Parking Area and the Project Common Areas, including, without limitation, locker rooms and exercise facilities; (vii) repairs, replacements and general maintenance of the Parking Area and the Project Common Areas (excluding those paid for by proceeds of insurance or other parties, alterations attributable solely to tenants of the Project other than Tenant and those related to replacement of the structural elements of the Parking Area and the Project Common Areas); (viii) all other reasonable operating, management and other expenses incurred by Landlord in connection with operation of the Parking Area and the Project Common Areas; (ix) all charges for water, electrical, and sewer services not separately metered by any tenant of the Project and used or consumed in the Parking Area or the Project Common Areas; (x) any other costs, levies or assessments resulting from statutes or regulations promulgated by any governmental authority in connection with the use or occupancy of the Project; (xi) personal property taxes levied on or attributable to personal property used in connection with the Project Common Areas and Parking Area; (xii) freight charges and transportation services attributable to the operation and/or management of the Project; and (xiii) reasonable accounting, audit, verification and other reasonable consulting fees. Project Operating Expenses do not include electricity and gas, if any, delivered to the Project, which costs are the responsibility of any tenant of the Project as further defined in Section 6.08. Notwithstanding the provisions of this Section 6.02, the following shall not be included within Project Operating Expenses:

                          (ii) Any depreciation on the Project Common Areas or Parking Area;

                          (iii) Costs incurred due to Landlord's violation of any terms or conditions of this Lease or any other lease relating to the Project;

                          (iv) All principal, interest, loan fees, and other carrying costs related to any mortgage or deed of trust and all rental and other payable due under any ground or underlying lease related to the Project, unless such costs are directly attributable to a Tenant's breach or default under this Lease;

                          (v) Any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord;

                          (vi) Advertising and promotional expenditures, including charitable contributions.

                          (vii) Any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Project or due to Landlord's gross negligence or willful misconduct.

                          (viii) Costs of acquisition of sculpture, paintings, or other objects of art.

                          (ix) Wages, salaries, or other compensation paid to any executive employees of Landlord above the grade of building manager.

                          (x) Real estate brokers' leasing commissions.

                          (xi) Tenant improvements or alterations to tenant spaces.

                          (xii) The cost of providing any service directly to and paid directly by any tenant.

                          (xiii) All management or similar fees other than the Management Fee.

                          (xiv) Costs associated with:

(A) Operation of the business of the ownership of the Project or the Project or entity that constitutes Landlord or Landlord's property manager, as distinguished from the cost of Project operations, including the costs of partnership or corporate accounting and legal matters; defending or prosecuting any lawsuit or dispute with any mortgagee, lender, ground lessor, broker, tenant, occupant, or prospective tenant or occupant; selling or syndicating any of Landlord's interest in the Project Common Areas or Parking Area; and disputes between Landlord and Landlord's property manager;

(B) Landlord's general corporate or partnership overhead and general administrative expenses, including the salaries of management personnel other than those who are primarily engaged in the operation, maintenance, and repair of the Project Common Areas or Parking Area, except to the extent that those costs and expenses are included in the Management Fees;

                          (xvi) Costs of:

(A) Initial construction of the Project Common Areas or Parking Area;

(B) Reconstruction or repair of the Project Common Areas or Parking Area pursuant to Article 10; or

(C) Modification, alteration, or repair of any portion of the Project Common Areas or Parking Area due to faulty initial construction;

                          (xvii) Expenses incurred by Landlord for use of any portion of the Project or the Project Common Areas or Parking Area to accommodate special events such as shows, promotions, filming, displays, photography, private events or parties, ceremonies, and advertising. This exclusion to Project Operating Expenses shall not include the normal expenses otherwise attributable to providing Project services, such a lighting, heating, ventilating, and air-conditioning in the public portions of the Project under normal Project operations during Business Hours. This exclusion shall also not include programs, training, displays, or other events for training or informing tenants and occupants of the Project on how to cope with fire, earthquake and life-safety matters.

                          (xviii) Any costs or expenses relating to any provisions of any:

(A) Development agreement; owner participation agreement for initial contribution of Landlord's Work; conditions of governmental building permits for construction of Landlord's Work, approvals, or entitlements in connection with the initial performance of Landlord's Work or Tenant Improvement Work relating to the Project Common Areas or Parking Area; conditional use permits in connection with the performance of Landlord's Work or Tenant's Improvement Work relating to the Project Common Areas or Parking Area; easements encumbering all or part of the Project Common Areas or Parking Area; or

(B) Other agreement relating to the initial development, entitlement, construction, or financing of the Project or the Project, including any initial payments or costs made in connection with any child-care facilities, traffic demand management programs, transportation impact mitigation fees, water conservation, sewage treatment, recycling and housing replacement or linkage fees existing as of the date of this Lease.

                          (xix) Capital improvement or capital replacement related to the Project Common Areas or Parking Area ("Capital Costs"), including:

(A) Costs incurred by Landlord that are considered to be capital improvements or capital replacements under generally accepted accounting and management practices; and

(B) Rentals and other related expenses incurred in leasing air-conditioning systems, elevators, and other equipment ordinarily considered to be capital expenditures (except equipment, other than motor vehicles, not affixed to the Project Common Areas or Parking Area that is used in providing janitorial or maintenance services for the Project Common Areas or Parking Area , temporary equipment used for repairs of the Project).

                          (xx) All Building Operating Expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the other buildings in the Project or any surrounding property and supporting facilities.

                          (xxi) Legal, accounting, audit, verification and other consulting fees relating to the ownership, as opposed to the operation, of the Project and the Project.

                          (xxii) Fees or costs paid to affiliates or parties related to Landlord to the extent such fees and costs are in excess of the fees and costs which would have been paid to unrelated parties for similar services or products;

                          (xxiii) Expenditures to comply with Americans with Disabilities Act in effect or adopted prior to the Term Commencement Date and expenditures relating to the remediation of Hazardous Materials in or about the Building as of the Term Commencement Date, including costs of reporting, and/or monitoring; and

                          (xxiv) Costs and expenses of any type to the extent such costs and expenses are reimbursed to Landlord under any warranties or service contracts.

                  (c) As used herein, "Operating Expenses" shall mean Building Operating Expenses or Project Operating Expenses, as applicable.

         6.02 Proration.     Any Building Operating Expenses or Project Operating Expenses attributable to a period which falls only partially within the Term shall be prorated between Landlord and Tenant so that Tenant shall pay only that proportion thereof which the part of such period within the Term bears to the entire period.

         6.03 Survival.     Any such sum payable by Tenant which would not otherwise be due until after the date of the termination of this Lease, shall, if the exact amount is uncertain at the time that this Lease terminates, be paid by Tenant to Landlord upon such termination in an amount to be reasonably determined by Landlord with an adjustment to be made once the exact amount is known.

         6.04 Estimated Payments.     Prior to the commencement of each calendar year of the Term, Landlord shall reasonably estimate the Additional Rent payable by Tenant pursuant to this provision and Tenant shall pay to Landlord on the first of each month in advance, one-twelfth (1/12) of Landlord’s estimated amount. After the end of each calendar year Landlord shall deliver to Tenant a statement of Additional Rent paid by Tenant and actual Operating Expenses incurred by Landlord during such calendar year (a “Reconciliation Statement”) and there shall be an adjustment made to account for any difference between the actual and the estimated Operating Expenses for the previous year. Landlord shall calculate such adjustment within ninety (90) days after the end of the applicable calendar year . If Tenant has overpaid the amount of Additional Rent owing pursuant to this provision, Landlord shall refund Tenant the amount of such overpayment to Tenant within one hundred twenty (120) days after the expiration of the applicable calendar year. If Tenant has underpaid the amount of Additional Rent owing pursuant to this provision, Tenant shall pay the amount of such underpayment to Landlord, as Additional Rent, within thirty (30) days after receipt of notice from Landlord of such underpayment.

         6.05 Adjustment

                  (a) Notwithstanding any provision herein to the contrary, in the event the Project and/or Building is not fully occupied (including because it is not yet constructed) during the Base Calendar Year or any subsequent calendar year, an adjustment shall be made in computing Operating Expenses for such calendar year so that the same shall be computed for such calendar year as though the Building and/or Project had been fully occupied during such year.

                  (b) If Landlord includes any buildings other than the Building in the Project that were not included in the Project during the Base Calendar Year or were part of the Project for only a portion of the Base Calendar Year, Project Operating Expenses for the Base Calendar Year shall be considered to be increased by the amounts that Landlord would have incurred during the Base Calendar Year with respect to Project Operating Expenses had these additional buildings been included in the Project during the entire Base Calendar Year

         6.06 Impositions.     “Impositions” shall collectively refer to all forms of: (i) real estate taxes, assessments, impact fees, transit charges, housing fund assessments, assessment bonds, license fees, license taxes, business license fees, commercial rental taxes, and improvement bonds in connection with the Project and/or the Building; (ii) governmental taxes, levies, fees and charges imposed by any authority having the direct power to tax, including but not limited to any city, county, state or federal government or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, and all other taxes relating to any legal or equitable interest in the Premises, Project and/or the Building; (iii) taxes which may be levied in lieu of real estate taxes; and (iv) other governmental charges (including, but not limited to, charges for traffic facilities improvements, water service studies and improvements, and fire service studies and improvements) or amounts necessary to be expended because of governmental orders. “Impositions” shall include all such governmental obligations, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits, or any other purpose which are assessed, levied, confirmed, imposed or become a lien upon the Premises, Project and/or Building or become payable during the Term.

                  (a) Installment Election. In the case of any Impositions which may be evidenced by improvement or other bonds or which may be paid in annual or other periodic installments, Landlord shall cause such bonds to be issued or cause such assessment to be paid in installments over the maximum period permitted by law.

                  (b) Limitation. Nothing contained in this Lease shall require Tenant to pay any franchise, estate, inheritance or succession transfer tax of Landlord, or any income, profits or revenue tax or charge, upon the net income of Landlord from all sources; provided, however, that if at any time during the Term under the laws of the United States Government or the State of California, or any political subdivision thereof, a tax or excise on rent, or any other tax however described, is levied or assessed by any such political body against Landlord on account of Rent, or a portion thereof, Tenant shall pay one hundred percent (100%) of any said tax or excise as Additional Rent.

                  (c) Personal Property Taxes. Tenant shall pay or cause to be paid, prior to delinquency, any and all taxes and assessments levied upon all trade fixtures, inventories and other personal property placed in and upon the Premises by Tenant.

                  (d) Impositions on Tenant Improvements in Excess of Standard Allowance. Tenant shall, within fifteen (15) days after receipt by Tenant of an invoice therefor, reimburse Landlord, and not as a part of Operating Expense, any and all Impositions levied upon the Tenant's Improvements in the Premises to the extent the cost of such tenant improvements exceed Thirty Five Dollars ($35) times the number of square feet of Usable Area in the Premises.

         6.07 Services and Utilities.

                  (a) Tenant shall contract directly with the appropriate utility company for the supply of electricity to the Premises, which shall be separately metered. Landlord shall use its best reasonable efforts to provide HVAC services during Business Hours. Landlord shall also use its best reasonable efforts to provide electrical services to the Premises with distribution to each floor of the Premises in accordance with Landlord's Plans.

                  (b) Landlord, in accordance with Landlord's Plans, shall provide facilities for delivery of city water from the regular Building outlets for drinking, lavatory and toilet purposes. Tenant shall have the right to add to or access the water systems for the Building and to provide supplemental water systems to service the Premises in accordance with Tenant's Improvement Plans approved by Landlord.

                  (c) Landlord shall provide heating, ventilation and air conditioning ("HVAC") in accordance with the Project Documents (as defined in the Work Letter). Landlord shall, at all times during the Term, maintain in effect a full service maintenance contract on the HVAC system in the Building with a reputable HVAC contractor and a full service maintenance contract on the elevators in the Building with a reputable elevator maintenance contractor. Landlord shall use reasonable efforts to have included in such contracts a provision requiring the contractor to respond to any applicable service failure within two (2) hours of notification of any such service failure; provided, however, Landlord shall not be deemed to be in default of the foregoing obligation if such response time is not generally available on commercially reasonably terms and conditions in San Diego County.

                  (d) Landlord shall operate those portions of the Building that Landlord is required to maintain under Section 7.02 and all portions of the Project Common Areas and the Parking Area in accordance with a standard of operation commensurate with the general standard of operation of Class "A" office buildings located in San Diego County.

                  (e) Landlord shall provide during the Business Hours, as a Project Operating Expense, utilities and maintenance to the Project Common Areas and Parking Area.

                  (f) Landlord shall provide janitorial services in and about the Premises, the Building Common Areas and the restrooms in the Project Common Areas serving the Premises on Mondays through Fridays, except on Holidays. Landlord shall also provide window-washing services for the Building in accordance with that provided to comparable buildings but in no event less than two (2) times per year.

                  (g) Landlord shall not be liable for any failure or interruption of any utility or service (a "Service Failure"), and Tenant shall not be entitled to any reduction or abatement of Rent on account of any such failure or interruption: (i) unless such failure or interruption is shown by Tenant to be directly attributable to the gross negligence or intentional acts of Landlord, its agents, employees or contractors; or (b) unless Landlord fails to maintain in effect during the Term a full service maintenance contract on the Building HVAC system and elevators pursuant to Section 6.08(c) above. In no event shall the foregoing limitation on Landlord's liability provided above limit the liability of Landlord resulting from the failure of Landlord to maintain the insurance policies Landlord is required to maintain under this Lease, nor to limit the liability of Landlord to the extent of any deductible amount under any such policy is greater than Five Thousand Dollars ($5,000) but less than Fifty Thousand Dollars ($50,000). In the event of any such interruption or failure of any services or utilities provided in this Lease resulting from the gross negligence or intentional acts of Landlord, Landlord's agents, employees or contractors, Tenant's sole remedy shall be the equitable abatement of Base Rent for the duration of the interruption or failure of such Service Failure, which abatement shall not commence until Tenant has first provided written notice to Landlord and given Landlord ten (10) days to cure such interruption or failure; provided, however, Landlord shall diligently act to cure such interruption during such ten (10) day period. If a Service Failure creates imminent danger to human safety or property, Tenant shall be entitled to cure the Service Failure and Landlord shall reimburse Tenant for the costs incurred by Tenant in curing such Service Failure.

         6.08 Special Services.

                  (a) Additional Services. In the event Landlord provides any utilities or services to Tenant requested by Tenant beyond the standard services set forth in Section 6.08 of this Lease, Tenant shall pay Landlord for such special services as Additional Rent.

                  (b) Utility Consumption. As part of the Improvements of the Work Letter attached hereto as Exhibit D, Landlord shall install an HVAC override timer with an hourly counter attachment on each floor of the Premises. Tenant's activating said override timer to obtain HVAC services after Normal Operating Hours (as set forth in the Rules and Regulations attached hereto as Exhibit E) will engage the Building's package, condensing and fan coil units. Each quarter, Landlord shall determine the operating hours that Tenant has obtained HVAC services in excess of the Building's Normal Operating Hours ("Excess Operating Hours"). The total number of Excess Operating Hours derived will be multiplied by an hourly excess operating hours usage rate (the" Hourly Excess Operating Hours Usage Rate") and such resulting amount will be billed by Landlord to Tenant quarterly and shall be paid by Tenant to Landlord as Additional Rent within thirty (30) days after receipt by Tenant of Landlord's invoice therefore. Such costs paid by Tenant for Excess Operating Hours shall not be included in Operating Expenses. Initially, the Hourly Excess Operating Hours Usage Rate shall be Thirty Dollars ($30.00) per Excess Operating Hour. The Hourly Excess Operating Hours Usage Rate may be increased annually by Landlord to reflect increases in costs resulting from such excess HVAC utilities usage, as well as the increased maintenance and repair costs and accelerated reduction of the useful life of the equipment associated with such Excess Operating Hours. Any dispute regarding determination of this actual after-hours costs shall be resolved by a mutually-acceptable, independent HVAC engineer.

         6.09 Tenant’s Right to Audit Operating Expenses. Landlord agrees to retain the books and records substantiating the Operating Expenses incurred in each calendar year for a period of at least two (2) years after the later of delivery of the Reconciliation Statement or after completion of any dispute resolution process applicable to such Reconciliation Statement for that calendar year, except for records substantiating Operating Expenses for the Base Calendar Year, which shall be maintained for two (2) years after the termination of the Term of this Lease. Tenant, or a certified public accountant designated by Tenant, shall have the right one time per calendar year at Tenant’s expense, during Landlord’s normal business hours and upon reasonable prior written notice, to inspect and audit at Landlord’s office, or other location reasonably designated by Landlord in the County of San Diego, Landlord’s books and records relating to Operating Expenses. Any discrepancy shall be promptly corrected by a payment of any shortfall to Landlord by Tenant, or by payment of any overpayment to Tenant by Landlord, within thirty (30) days after the applicable audit. In the event Tenant does not contest a statement of Operating Expense Increases within two (2) years after delivery of the Reconciliation Statement for the calendar year in which such Operating Expenses are paid, such statement shall become binding and conclusive on both Landlord and Tenant. Any information gained from such inspection or audit shall be confidential and shall not be disclosed other than to carry out the purposes hereof. If it is determined from Tenant’s audit of such Operating Expenses that Tenant was overcharged by more than ten percent (10%) , such overcharge shall entitle Tenant to credit against its next payment of Rent, the amount of the overcharge and the reasonable costs of independent auditors associated with the audit (and, if such credit occurs following the expiration of the Term, Landlord shall promptly pay the amount of such credit to Tenant). If the audit determines that the Tenant was overcharged less than ten percent (10%) , such overcharge shall entitle Tenant to credit against its next payment of Rent the amount of the overcharge. If the audit shall determine that Tenant was undercharged for the Additional Rent, Tenant shall promptly pay the amount of such undercharge to Landlord and Tenant shall pay for all reasonable costs of independent auditors associated with the audit, which amount paid by Tenant shall not be included in Operating Expenses. Notwithstanding anything to the contrary herein, any Operating Expenses attributable to a period which falls only partially within the term of this Lease shall be prorated between Landlord and Tenant so that Tenant shall pay only that portion thereof which the part of such period within the Lease term bears to the entire period.

7        REPAIRS AND MAINTENANCE

         a) Tenant Repairs and Maintenance. Tenant shall, at Tenant's own expense, maintain the interior of the Premises in a clean, sanitary and safe condition and keep and maintain the integrity and quality of the non-structural portions of the Premises, including, without limitation, all non-structural walls, ceilings, lights, fixtures, and floor coverings thereof (excluding, however, the exterior portions of the Building and the structural portions of the Building to be maintained by Landlord pursuant to Section 7.02 below) in good repair (reasonable wear and tear excepted). Tenant shall be responsible for the cost of any repairs due to damage caused by Tenant's negligence or willful misconduct. Notwithstanding the foregoing, Landlord, and not Tenant, shall be responsible for the performance of repair and maintenance of those items described in Section 7.02 below. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature), provided, however, the foregoing shall not prohibit Tenant from making repairs to the HVAC system in the Building if Landlord fails to make such repairs within seven (7) days after written notice from Tenant (or, if more than seven (7) days is reasonably required to complete such repairs, Landlord has commenced such service during the seven (7) day period and is diligently pursuing same to completion. Tenant waives all rights to recover any losses or damages (including interference with or injury to Tenant's business) resulting from Landlord's performing or failure to perform any such repairs or maintenance, except to the extent of Landlord's gross negligence or willful misconduct; it being expressly understood and agreed that Tenant shall be solely responsible for and look solely to its insurance for any such damage and losses, except: (a) if caused by Landlord's gross negligence or willful misconduct; (b) if such damage or loss is covered by the policies of insurance Landlord is required to maintain under this Lease, or would have been covered by the policies of insurance Landlord is required to maintain under this Lease if Landlord had maintained such policies of insurance; or (c) such damage, liability, injury or death would have been covered by the policies of insurance Landlord is required to maintain under this Lease except for the deductible amount of any of such policy being greater than Five Thousand Dollars ($5,000) and less than Fifty Thousand Dollars ($50,000).

         7.01 Landlord Repairs and Maintenance.     Landlord shall, as part of the Operating Expenses, repair and maintain in a clean, sanitary and safe condition, and keep in good repair (reasonable wear and tear excepted) and maintain the integrity and quality of:

                 (a) The structural portions of the Premises;
                  (b) The "Building Shell" (as defined in the Work Letter);
                  (c) The exterior portions of the Building and the Project;
                  (d) All Project Common Areas and Parking Area described in Section 1.03; and
                  (e) Any defects in the initial construction of Landlord's Work that exists as of the Term Commencement Date.

         7.02 Inspection of Premises.     Landlord, at reasonable times, with twenty-four (24) hour notice except in emergencies when no notice shall be required, may enter the Premises to complete construction undertaken by Landlord on the Premises or Building, to inspect, improve, clean or repair the same, to inspect the performance by Tenant of the terms and conditions hereof and to affix reasonable signs and displays, show the Premises to prospective purchasers, tenants and lenders and for all other purposes as Landlord shall reasonably deem necessary; provided, that Landlord shall show the Premises to prospective tenants only during the last ten (10) months of the Term.

         7.03 Liens.     Tenant shall promptly pay and discharge all claims for work or labor done, supplies furnished or services rendered at the request of Tenant and shall make good faith efforts to keep the Premises, the Common Areas, and Building free and clear of all mechanics’ and materialmen’s liens in connection therewith and shall discharge of record any such liens or post adequate security or bond within five (5) days of written notice thereof. Landlord shall have the right to post or keep posted on the Premises, or in the immediate vicinity thereof, any notices of non-responsibility for any construction, alteration or repair of the Premises by Tenant. If any such lien is filed, Landlord may, after Landlord has first provided notice to Tenant and given Tenant seven (7) days to remove such lien, but shall not be required to, take such action or pay such amount as may be necessary to remove such lien; and, Tenant shall pay to Landlord as Additional Rent any such amounts expended by Landlord within five (5) days after notice is received from Landlord of the amount expended by Landlord.

8        FIXTURES, PERSONAL PROPERTY AND ALTERATIONS

         a) Fixtures and Personal Property. Tenant, at Tenant's expense, may install any necessary trade fixtures, equipment and furniture in the Premises; provided, that such items are installed and are removable without material damage to the structure or improvements of the Building. Landlord reserves the right to approve or disapprove of curtains, draperies, shades, paint or other interior improvements visible from outside the Premises on wholly aesthetic grounds, provided Landlord exercises such discretion in a manner consistent with all buildings in the Project. Such improvements described in the previous sentence must be submitted for Landlord's written approval prior to installation, or Landlord may remove or replace such items at Tenant's sole expense. Said trade fixtures, equipment and furniture shall remain Tenant's property and shall be removed by Tenant upon expiration of the Term, or earlier termination of this Lease. Tenant shall repair, at Tenant's sole expense, all damage caused by the installation or removal of trade fixtures, equipment, furniture or temporary improvements. If Tenant fails to remove the foregoing items within ten (10) days of the termination of this Lease, Landlord may remove any or all of them from the Premises and cause them to be stored or, after thirty (30) days written notice to Tenant, sold in accordance with applicable law, all at Tenant's expense.

         8.01 Alterations.     Except as provided in Section 8.04, Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises, either at the inception of this Lease or subsequently during the Term, without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant shall deliver to Landlord full and complete plans and specifications of all such alterations, additions or improvements, and no such work shall be commenced by Tenant until Landlord has given its written approval thereof. Landlord does not expressly or implicitly covenant or warrant that any plans or specifications submitted by Tenant are safe or that the same comply with any applicable laws, lawful ordinances, etc. Further, Tenant shall indemnify and hold Landlord harmless from any loss, cost or expense, including attorneys’ fees and costs, incurred by Landlord as a result of any defects in design, materials or workmanship resulting from Tenant’s alterations, additions or improvements to the Premises. All repairs, alterations, additions, and restoration by Tenant hereinafter required or permitted shall be done in a good and workmanlike manner and in compliance with all applicable laws and applicable ordinances, by-laws, regulations and orders of any federal, state, county, municipal or other public authority and of the insurers of the Building. Tenant shall reimburse Landlord for Landlord’s reasonable charges for reviewing and approving or disapproving plans and specifications for any alterations proposed by Tenant. Tenant shall also reimburse Landlord for the costs of any increased insurance premiums incurred by Landlord to include such alterations in the Landlord’s special form insurance coverage requirements set forth in Section 5.01, provided, however, that Landlord shall be required to include the Tenant’s alterations under Landlord’s special form insurance only to the extent such insurance is actually obtained by Landlord and such alterations are insurable under Landlord’s insurance. If such Tenant alterations are not or cannot be included in the coverage of Landlord’s insurance, Tenant shall insure the alterations under Tenant’s all risk insurance policy or policies as set forth in Section 5.01. Tenant shall require that any contractors used by Tenant carry a comprehensive liability insurance policy covering bodily injury in the amounts of One Million Dollars ($1,000,000) per person and Two Million Dollars ($2,000,000) per occurrence(Two Million Dollars ($2,000,000) per person and Three Million Dollars ($3,000,000) per occurrence if the cost of the alteration, addition or improvement exceeds Two Hundred Thousand Dollars ($200,000) and covering property damage in the amount of One Million Dollars ($1,000,000). The amounts of the foregoing insurance requirements shall be increased in accordance with industry standards every five (5) years during the Term, and Landlord and Tenant agree to execute an amendment to this Lease to such effect. Landlord may require proof of such insurance prior to commencement of any work on the Premises. Tenant shall provide to Landlord a copy of “as-built” plans for any alterations, additions or improvements constructed by Tenant.

         8.02 Removal of Alterations.     All alterations, additions and improvements shall remain the property of Tenant until termination of this Lease, at which time they shall, unless removed by Tenant within ten (10) days after termination of this Lease, be and become the property of Landlord.

         8.03 Minor Alterations.     The original Tenant shall be permitted to make minor alterations, additions or improvements to the interior improvements of the Premises (“Minor Alterations”) without Landlord’s prior written consent, but only if:

                  (a) At least fifteen (15) days before construction has begun, Tenant gives Landlord written notice of the nature and extent of the intended Minor Alterations, specifying the contractor that Tenant intends to use, a cost estimate of the proposed Minor Alterations and copies of all contracts relating thereto (those contracts not available at the time of Tenant's notice shall be delivered to Landlord when they become available but in all events prior to commencement of construction of the Minor Alterations);

                  (b) The proposed alterations, additions or improvements do not affect the Building Systems, the exterior appearance or the structural components of the Building;

                  (c) The proposed Minor Alterations do not involve the installation of stairways, vaults or other equipment or improvements that would cost more to move or remove than ordinary improvements for general office use;

                  (d) The proposed Minor Alterations, together with all other Minor Alterations made without Landlord's consent under this Section 8.04 within forty-eight (48) months of the proposed alteration, addition or improvement, do not cost more than $100,000 in the aggregate; and

                  (e) Tenant provides to Landlord within five (5) days of Landlord's request such further information as Landlord may reasonably request regarding the proposed Minor Alterations.

Within twenty (20) days of completion of the Minor Improvements, Tenant shall deliver to Landlord a copy of as-built plans for such Minor Alterations, is such Minor Alterations are of a type for which as-built plans are reasonably available.

9        USE AND COMPLIANCE WITH LAWS

         a) General Use and Compliance with Laws. Tenant shall only use the Premises for the Permitted Uses specified in the Basic Lease Information and for no other use without the prior written consent of Landlord. Tenant shall, at Tenant's sole cost and expense, use the Premises, Project, Building, Project Common Areas and Parking Area in compliance with all of the requirements of municipal, county, state, federal and other applicable governmental authorities now in force, or which may hereafter be in force, pertaining to the Premises, Project, Building and Parking Area and secure any necessary permits for Tenant's particular use of the Premises and shall faithfully observe, in the use of the Premises, Project, Building, Project Common Areas and Parking Area, all municipal, county, state, federal and other applicable governmental entities' requirements which are now in force, or which may hereafter be in force. Tenant, in Tenant's use and occupancy of the Premises, shall not subject the Premises to any use which would tend to damage any portion thereof or which shall in any way increase the existing rate of any insurance on the Building or any portion thereof or cause any cancellation of any insurance policy covering the Building or portion thereof. Tenant shall not do or permit to be done anything which would obstruct or interfere with the rights of or injure other tenants or occupants of the Project.

         9.01 Signs.     Tenant shall not install any sign on the Premises, Building or Project unless Tenant receives prior written approval from Landlord for such sign; provided, however, that Tenant may, if Tenant or an Affiliate Transferee (as defined in Section 13.01) leases sixty five (65%) or more of the Building, install one (1) identifying logo sign on the top west fascia of the Building and an identifying sign on a non-exclusive basis, on a monument sign on the Project and in a location reasonably acceptable to Tenant and Landlord, so long as such signs conform to all laws, statutes, regulations, restrictions and zoning, is designed by Wieber Nelson Design and is first approved by all required governmental agencies and by Landlord, which Landlord approval shall not be unreasonably withheld. Tenant shall also have the right to a listing on any interior floor lobby signage for the Building in accordance with the Work Letter, which signage shall be designed by Wieber Nelson Design. Such directory signage shall be used exclusively for the display and location of Tenant and no advertising matter. Any sign placed by Tenant on the Premises, Project or Building shall be installed at Tenant’s sole cost and expense, and shall contain only Tenant’s name, or the name of any affiliate of Tenant actually occupying the Premises. Tenant shall remove any such sign upon termination of this Lease and shall return the affected portion of the Premises to their condition prior to the placement or erection of said sign.

         9.02 Parking Access.     In addition to the general obligation of Tenant to comply with laws and without limitation thereof, Landlord shall not be liable to Tenant nor shall this Lease be affected if any parking privileges appurtenant to the Premises are impaired by reason of any moratorium, initiative, referendum, statute, regulation, or other governmental decree or action which could in any manner prevent or limit the parking rights of Tenant hereunder. Any governmental charges or surcharges or other monetary obligations imposed relative to parking rights with respect to the Premises, Project and Building shall be considered as Impositions and shall be payable by Tenant under the provisions of Article 6 hereinabove. Tenant hereby acknowledges that Tenant shall not use in excess of Tenant’s pro rata share of the Project’s total parking spaces.

         9.03 Floor Load.     Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor is designed to carry and which is then allowed by law.

         9.04 Deliveries.     All deliveries to and from the Premises shall be made in such a manner and during such time periods reasonably specified by Landlord so as to cause the minimum amount of interference with the business of other tenants; provided, however, deliveries to Tenant’s loading dock identified on Tenant’s Plans, if any, may be made at any time.

10        DAMAGE AND DESTRUCTION

         a) Reconstruction. If (a) the Premises (including the Tenant's Improvements) are damaged or destroyed, (b) any Common Areas of the Project providing access to the Premises are damaged to the extent that Tenant does not have reasonable access to the Premises, or (c) damage occurs to the Building or the Common Areas such that Tenant does not have use of the parking entitlements described in Section 1.06 or such that the Building is no longer provided with HVAC, elevator service, running water, sewage, electrical service or security systems, in each case, during the Term by any cause not attributable to Tenant, its agents or employees, (each such event, a "Casualty"), then, unless Landlord or Tenant terminates this Lease pursuant to Section 5.04 below, or Landlord terminates this Lease pursuant to Section 5.05 below, Landlord shall promptly and diligently reconstruct the Premises to the extent necessary to restore Landlord's Work and Tenant's Improvement Work in the Premises as described in Exhibit D, and Tenant shall be obligated for the restoration of all of the items specified as Tenant's Work in said Exhibit D in the event of such reconstruction, as well as Tenant's other leasehold improvements (but not with respect to those improvements owned by Landlord), trade fixtures and other personal property on the Premises. Landlord shall use commercially reasonable efforts to prosecute all claims for insurance proceeds to which Landlord may be entitled pursuant to the policies of insurance maintained by Landlord pursuant to Section 5.01.

10.01 Rent Abatement.     If any portion of the Premises is damaged or destroyed during the Term to the extent that such portion is rendered unusable by Tenant, it is agreed that, except as hereinafter provided, Tenant shall look solely to Tenant’s business interruption insurance for any damages or losses arising from substantial interference with the operation of Tenant’s business by reason of such damage or destruction. Rent shall abate during the first twelve (12) months following the date of such damage or destruction to the extent of any proceeds received by Landlord from rental abatement insurance maintained by Landlord pursuant to Section 5.01 hereof. Rent shall be abated proportionately.

10.02 Repair Period Notice.     Landlord shall, within sixty (60) days after the date of the Casualty, provide written notice to Tenant indicating the anticipated period for repairing the Casualty (the “Repair Period Notice”). The Repair Period Notice shall be accompanied by a certified statement executed by the contractor retained by Landlord to complete the repairs or, if Landlord has not retained a contractor, a licensed contractor not affiliated with Landlord, certifying the contractor’s opinion about the anticipated period for repairing the Casualty. The Repair Period Notice shall also state, if applicable, Landlord’s election either to repair or to terminate the Lease under Section 10.01.

10.03 Excessive Damage or Destruction/Option to Terminate.     If the Repair Period Notice states that Landlord determines that the Building or Common Areas cannot, with reasonable diligence, be fully repaired or restored by Landlord within two hundred seventy (270) days after the date of the damage or destruction, Landlord or Tenant may terminate this Lease effective as of the date of the damage or destruction by delivery to the other party of written notice thereof within ten (10) days of the Repair Period Notice. Landlord’s determination, pursuant to the Repair Period Notice, shall be binding upon Tenant. If Landlord states in the Repair Period Notice that the Building can be fully repaired or restored within the two hundred seventy (270) day period, or if Landlord states in the Repair Period Notice that such repair or restoration cannot be made within said period, but neither Landlord nor Tenant elects to terminate within ten (10) days of the date of the Repair Period Notice, this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage as soon as reasonably possible. Notwithstanding the foregoing, if the Repair Period Notice states that Landlord determines that the Building can be fully repaired or restored within the two hundred seventy (270) day period, but the Building has not been fully repaired or restored within three hundred sixty (360) days after the date of the damage or destruction then Landlord, at its option , may either (a) terminate this Lease; or (b) abate the rental due under this Lease one (1) day for each day of delay in repairing or restoring the Building, such rental to be abated pro-rata based on the portion of the Premises not available for occupancy by Tenant.

10.04 Uninsured Casualties and Other Conditions/Option to Terminate.     Notwithstanding anything contained herein to the contrary, (a) in the event of damage to or destruction of all or any portion of the Building, which is not fully covered by the insurance proceeds received by Landlord under the insurance policies required under Article 5 hereinabove (provided that any deductible shall be ignored in determining whether any damage or destruction is covered), Landlord may terminate this Lease effective as of the date of the damage or destruction by written notice to Tenant, given within thirty (30) days after the date of notice to Landlord that said damage or destruction is not so covered; (b) in the event of damage to or destruction of all or any portion of the Building, which is due to the acts or omissions of Tenant, its agents, employees or contractors, Landlord may terminate this Lease effective as of the date of the damage or destruction by written notice to Tenant, given within thirty (30) days after the date of a Landlord’s determination that said damage or destruction was due to the acts or omissions of Tenant, its agents, employees or contractors; or (c) in the event sufficient proceeds of insurance maintained by Landlord pursuant to the terms of this Lease are unavailable to Landlord to reconstruct and restore the Premises in the event of damage to or destruction of all or any portion of the Building because they have been applied by any lender against payment of an existing loan on the Project or Building, Landlord may terminate this Lease effective as of the date of the damage or destruction by written notice to Tenant, given within forty-five (45) days after the date of notice to Landlord that any such lender intends to apply any of the insurance proceeds against payment of an existing loan on the Project or Building. If Landlord does not elect to terminate this Lease, the Lease shall remain in full force and effect and Landlord shall promptly commence reconstruction and restoration of Landlord’s Work and Tenant’s Improvement Work in the Premises as described in Exhibit D and shall diligently repair or rebuild Landlord’s Work and Tenant’s Improvement Work to substantially the condition in which it existed immediately prior to such damage or destruction.

10.05 Waiver.     With respect to any destruction which Landlord is obligated to repair or may elect to repair under the terms of this Article 10, Tenant hereby waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law to tenants, except as expressly otherwise provided herein.

11        EMINENT DOMAIN

         a) Total Condemnation. If the whole of the Premises is acquired or condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or quasi-public use or purpose ("Condemned"), then the Term shall terminate as of the date of title vesting in such proceeding, and Rent shall be adjusted as of the date of such termination. Tenant shall immediately notify Landlord of any such occurrence.

         11.01 Partial Condemnation.     If any part of the Premises is partially Condemned, and such partial condemnation renders the Premises unusable for the business of the Tenant, as reasonably determined; or in the event a substantial portion of the Building, the Parking Area or the Project Common Areas is Condemned, and such partial condemnation renders the Premises unusable for the business of the Tenant, as reasonably determined, then the Term shall terminate as of the date of title vesting in such proceeding and Rent shall be adjusted to the date of termination. If such condemnation is not sufficiently extensive to render the Premises unusable for the business of Tenant, as reasonably determined, or less than a substantial portion of the Building, the Parking Area or the Project Common Areas is Condemned, then Landlord shall, at Landlord’s cost, promptly restore the Premises, the Building, the Parking Area or the Project Common Areas, as applicable, to a condition comparable to its condition immediately prior to such condemnation less the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting the Base Rent and Tenant’s Share of Operating Expenses shall be appropriately reduced as reasonably determined by Landlord.

         11.02 Landlord’s Award.     If the Premises are wholly or partially Condemned, then, subject to the provision of Section 11.04 Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any right or claim to any part thereof from Landlord or the condemning authority.

         11.03 Tenant’s Award.     Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all costs or loss incurred by Tenant, including, without limitation, removing Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment to a new location.

         11.04 Temporary Condemnation.     If the whole or any part of the Premises shall be Condemned for any temporary public or quasi-public use or purpose of less than one hundred twenty (120) days, this Lease shall remain in effect and Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term. If a temporary condemnation remains in force at the expiration or earlier termination of this Lease, Tenant shall pay to Landlord a sum equal to the reasonable cost of performing any obligations required of Tenant by this Lease with respect to the surrender of the Premises, including without limitation, repairs and maintenance, and upon such payment such obligations shall be deemed satisfied. If a temporary condemnation is for an established period which extends beyond the Term, the Lease shall terminate as of the date of occupancy by the condemning authority, and the damages shall be as provided in Sections 11.03 and 11.04 hereinabove and Rent shall be adjusted to the date of occupancy.

         11.05 Notice and Execution.     Landlord shall, immediately upon service of process in connection with any condemnation or potential condemnation, give Tenant notice in writing thereof. Tenant shall immediately execute and deliver to the Landlord all instruments that may be required to effectuate the provisions of this Article.

12        DEFAULT

         a) Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" on the part of Tenant:

                  (a) Payment. Failure to pay any installment of Base Rent, Additional Rent or other monies due and payable hereunder upon the date when said payment is due, continuing for a period of five (5) days after written notice by Landlord to Tenant.

                  (b) Performance. Default in the performance of any of Tenant's covenants, agreements or obligations hereunder (except default in the payment of Rent, Additional Rent or other monies), where such failure is curable and continues uncured for ten (10) days after notice by Landlord to Tenant, provided that if the nature of the default cannot be reasonably cured within ten (10) days, Tenant shall not be deemed in default if it shall commence curing the default within such ten (10) day period and diligently prosecutes same to completion;

                  (c) Assignment. A general assignment by Tenant for the benefit of creditors or any Unauthorized Assignment as defined below in Article 13;

                  (d) Bankruptcy. The filing of a voluntary petition by Tenant, or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors;

                  (e) Receivership. The appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or of this leasehold;

                  (f) Insolvency, Dissolution, Etc. Tenant shall become insolvent or unable to pay its debts, or shall fail generally to pay its debts as they become due; or any court shall enter a decree or order directing the winding up or liquidation of Tenant or of substantially all of its assets; or Tenant shall take any action toward the dissolution or winding up of its affairs or the cessation or suspension of its use of the Premises;

                  (g) Attachment. Attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold; or

                  (h) Hazardous Materials Release. Any on-site or off-site material contamination of any portion of the Project or violation of any Health and Safety Laws as set forth in Article 14; or any failure to remedy any on-site or off-site contamination, whether material or not, within three (3) days of Tenant having notice of such contamination, or if more than three (3) days is reasonably required to remedy such contamination, any failure of Tenant to commence to remedy such contamination within such three (3) day period and to diligently prosecute such remedy to completion.

         12.01 Landlord's Remedies.

                  (a) Abandonment. If Tenant vacates or abandons the Premises and an uncured Event of Default exists, this Lease shall continue in effect, Landlord shall not be deemed to have terminated this Lease other than by written notice of termination from Landlord, and Landlord shall have all of the remedies of a landlord provided by Section 1951.4 of the Civil Code of the State of California. At any time subsequent to vacation or abandonment of the Premises by Tenant, Landlord may give notice of termination and shall thereafter have all of the rights hereinafter set forth.

                  (b) Termination. Following the occurrence of any Event of Default, Landlord shall have the right, so long as the default continues, to terminate this Lease by written notice to Tenant setting forth: (i) the default; (ii) the requirements to cure it; and (iii) a demand for possession, which shall be effective three (3) days after it is given or upon expiration of the times specified in Section 12.01 hereinabove, whichever is later.

                  (c) Possession. Following termination under subsection (b), without prejudice to any other remedies Landlord may have by reason of Tenant's default or of such termination, Landlord may then or at anytime thereafter, (i) peaceably re-enter the Premises, or any part thereof, upon voluntary surrender by Tenant or expel or remove Tenant therefrom and any other persons occupying them, using such legal proceedings as are then available; (ii) repossess and enjoy the Premises, or relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term) at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom and, at Landlord's option, retain all or any of such personal property (and title thereto shall thereupon vest in Landlord without compensation to Tenant) or dispose of all or any of such personal property, in any manner, without compensation to Tenant. In the event Landlord removes all or any of Tenant's personal property pursuant to the foregoing provisions, Tenant shall pay to Landlord, upon demand, the actual expense of such removal and disposition and the cost of repairing any damage to the Premises resulting from such removal.

                  (d) Recovery. Following termination under subsection (b), Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California. The amount of damages which Landlord may recover following termination under subsection (b) shall include: (i) the worth at the time of the award of the unpaid rent and other amounts which had been earned at the time of termination; (ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of rental loss Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease. The "worth at the time of the award" of the amount referred to in (i) and (ii) above shall be computed by allowing interest thereon at the Default Rate (as set forth below). The "worth at the time of the award" of the amount referred to in (iii) above shall be computed by discounting such amount at the Default Rate (as set forth below).

                  (e) Additional Remedies. In addition to the foregoing remedies, Landlord shall, so long as this Lease is not terminated, have the right to remedy any default of Tenant to maintain or improve the Premises without terminating this Lease, to incur expenses on behalf of Tenant in seeking a new subtenant, or to cause a receiver to be appointed to administer the Premises and new or existing subleases, and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the lower of the prime rate of interest at the time of said default charged by Wells Fargo Bank N.A. plus three percent (3%) or the maximum lawful rate (the "Default Rate").

                  (f) Other. If Tenant causes or threatens to cause a breach of any of the covenants, agreements, terms or conditions contained in this Lease, Landlord shall be entitled to retain all sums held by Landlord, by any trustee or in any account provided for herein, to enjoin such breach or threatened breach, and to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings and other remedies were not provided for in this Lease. As used in this Article, the term "threatens" is limited to delivery to Landlord of a written statement by Tenant indicating Tenant's intent to cause a breach or Tenant's anticipation of its uncured default in the performance of, any of the covenants, agreements, terms or conditions contained in this Lease.

                  (g) Cumulative. Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

                  (h) No Waiver. No failure by Landlord to insist upon the strict performance of any term hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach shall constitute a waiver of any such breach or of any such term. Efforts by Landlord to mitigate the damages caused by Tenant's breach of this Lease shall not be construed to be a waiver of Landlord's right to recover damages under this Article 12. Nothing in this Article 12 affects the right of Landlord to indemnification by Tenant in accordance with Article 5 hereinabove for liability arising prior to the termination of this Lease for personal injuries or property damage.

13        ASSIGNMENT AND SUBLETTING

         a) Assignment and Subletting; Prohibition. Except as hereinafter provided in this Section 13.01, Tenant shall not assign, mortgage, pledge, hypothecate or otherwise transfer, this Lease, in whole or in part, or any interest therein, nor sublet or permit occupancy by any party other than Tenant of all or any part of the Premises (each of the foregoing is hereinafter sometimes referred to as a "Transfer"), without the prior written consent of Landlord in each instance, which may not be unreasonably withheld or delayed; provided, however, Tenant acknowledges and agrees that it shall not be unreasonable for Landlord to take into consideration in connection with a proposed Transfer such factors as (a) the impact on parking in the Project; (b) the impact of possible noise or odors generated by the proposed use; and (c) the image of the project in the community. As material consideration for this Lease, Tenant hereby agrees to provide the following written materials to Landlord regarding any proposed Transfer and the proposed transferee (the "Transferee") for Landlord's approval: (i) the proposed Transfer agreement to Landlord for Landlord's approval; (ii) financial statements of the Transferee for the three (3) years prior to the proposed Transfer, which financial statements shall be audited if the Transfer contemplates the release of Tenant from any of its obligations under this Lease, or otherwise audited, if available, or certified by the transferee as being true and correct and prepared in accordance with generally acceptable accounting principles, consistently applied; (iii) detailed summaries of the Transferee's business operation; (iv) a detailed credit report of the Transferee; and (v) banking references for the Transferee. Landlord shall have the right to review the written material submitted by Tenant regarding such Transfer for a period of fifteen (15) business days following Landlord's receipt of such material to consent or decline to consent to such Transfer. No Transfer by Tenant shall relieve Tenant of any obligation under this Lease, including Tenant's obligation to pay Base Rent and Additional Rent hereunder. Any purported Transfer contrary to the provisions hereof without Landlord's consent ("Unauthorized Transfer") shall be void. The consent by Landlord to any Transfer shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. As Additional Rent hereunder, Tenant shall reimburse Landlord for actual legal and other expenses incurred by Landlord in connection with any request by Tenant for Landlord's consent to the Transfer up to Two Thousand Dollars ($2,000) per proposed Transfer. Such amount shall be reimbursed by Tenant to Landlord within ten (10) days following the submission to Tenant of a copy of the written invoice from Landlord's counsel itemizing such costs and fees payable by Landlord with respect to any request by Tenant for Landlord's consent to such a Transfer, whether or not Landlord ultimately approves such Transfer. Tenant shall have the right, subject to the foregoing obligations to deliver the relevant written materials to Landlord, but without the requirement of Landlord's consent, to enter into an assignment of this Lease or a sublease of the Premises to any subsidiary corporation of Tenant, Tenant's parent corporation, to any corporation or other entity that controls, is controlled by or under common control with Tenant or to any corporation, partnership or other entity succeeding to substantially all of the assets of Tenant as a result of a consolidation or merger, or to a corporation, partnership or other entity to which all or substantially all of the assets of Tenant have been sold ("Affiliate Transferee"), provided any Affiliate Transferee that is an assignee (but not any sublessee) executes an instrument in form and content reasonably acceptable to Landlord assuming all of Tenant's obligation under the Lease.

         13.01 Bonus Rental.     If for any assignment or sublease other than to an Affiliate Transferee, Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent called for hereunder, or in case of the sublease of a portion of the Premises, in excess of such Rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay to Landlord promptly after its receipt by Tenant, as Additional Rent hereunder, fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant, after the recovery by Tenant of Tenant’s reasonable actual costs of assigning the Lease or subletting the Premises, including real estate commissions, tenant improvements, other normal leasing costs and attorney fees.

         13.02 Scope.     The prohibition against Unauthorized Transfers contained in this Article shall be construed to include a prohibition against any Transfer by operation of law. If this Lease or any interest therein be assigned, or if the underlying beneficial interest of Tenant is transferred, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and apportion any excess rent so collected in accordance with the terms of the immediately preceding paragraph, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Except as set forth in Section 13.01, no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

         13.03 Waiver.     Notwithstanding any Transfer, or any indulgences, waivers or extensions of time granted by Landlord to any Transferee, or failure by Landlord to take action against any Transferee, Tenant waives notice of any default of any Transferee and agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such Transferee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such Transferee.

         13.04 Release.     Whenever Landlord conveys its interest in the Project and/or Building, Landlord shall be automatically released from the further performance of covenants on the part of Landlord herein contained, and from any and all further liability, obligations, costs and expenses, demands, causes of action, claims or judgments arising from or growing out of, or connected with this Lease after the effective date of said release. The effective date of said release shall be the date Landlord transfers title of the Project to the new owner and the new owner assumes Landlord’s obligations under this Lease in writing. If requested, Tenant shall execute a form of release and such other documentation as may be required to further effect the provisions of this Section 13.05.

         13.05 Recapture of Premises.     In the event Tenant proposes to enter into a Transfer, other than a Transfer with to an Affiliate Transferee, which Transfer, when taken together with all previous transfers other than to Affiliate Transferees, relates to more than forty nine percent (49%) of the rentable square feet of the Premises (the “Subject Space”) and is for the entire then remaining balance of the Term, or substantially all of the remaining balance of the Term, then Tenant shall notify Landlord in writing (the “Availability Notice”) if Tenant wishes to Transfer the Subject Space. Landlord shall have the option, by written notice to Tenant (the “Recapture Notice”) within ten (10) days after receiving any Availability Notice, to recapture the Subject Space as described below. A timely Recapture Notice terminates this Lease and Tenant’s obligations regarding the Subject Space for the remaining term of the Lease and as of the date sixty (60) days after Landlord delivers the Recapture Notice to Tenant. If Landlord declines to or fails timely to elect to recapture the Subject Space, Landlord shall have no further right under this Section 13.06 to the Subject Space unless Tenant fails to Transfer the Subject Space within one hundred fifty (150) days after Landlord receives the Availability Notice or it becomes available again after Transfer by Tenant. To determine the new Base Rent under the Lease if Landlord recaptures the Subject Space, the original Base Rent under the Lease shall be multiplied by a fraction, the numerator of which is the square feet of Rentable Area of the Premises retained by Tenant after Landlord’s recapture and the denominator of which is the total square feet of Rentable Area of the Premises before Landlord’s recapture. The Additional Rent, to the extent that it is calculated on the basis of the square feet of Rentable Area within the Premises, shall be reduced to reflect Tenant’s proportionate share based upon the square feet of Rentable Area of the Premises retained by Tenant after Landlord’s recapture. Notwithstanding the foregoing, Landlord’s right to recapture the Premises pursuant to this Section 13.06 shall not apply to a Transfer during the initial five (5) year term of this Lease.

14        HAZARDOUS MATERIALS

         a) Definitions.

                  (a) Health and Safety Laws. "Health and Safety Laws" means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations, court decisions and other authority relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, materials or wastes, environmental conditions on, under or about the Premises, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, 42 U.S.C.ss. 9601, et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.ss. 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss.1801, et seq., the Federal Water Pollution Control Act of 1972, 33 U.S.C.ss.1251, et. seq., the Safe Drinking Water Act, 42 U.S.C.ss. 300f, et seq., the Toxic Substances Control Act ("TSCA"), 15 U.S.C.ss. 2601, et seq., the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C.ss.136, et seq., the Federal Hazardous Substances Control Act, 15 U.S.C.ss.1261, et seq., the Noise Control Act of 1972, 42 U.S.C.ss.4901, et seq., the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. ss.651, et seq., the California Hazardous Waste Control Act, Cal. Health and Safety Codess.25100, et seq., the Carpenter-Presley-Tanner Hazardous Substances Account Act, Cal. Health and Safety Codess.25300, et seq., the Safe Drinking Water and Toxic Enforcement Act of 1986 ("California Proposition 65"), Cal. Health and Safety Codess. 25249.5, et seq., the Porter-Cologne Water Quality Control Act, Cal. Water Codess.13000, et. seq., any amendments to the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations.

                  (b) Hazardous Materials. "Hazardous Materials" means any chemical, compound, material, substance or other matter that: (i) is defined as a hazardous substance, hazardous material, hazardous waste or toxic substance, material or waste under any Health and Safety Law, including, but not limited to, those substances, materials or wastes regulated now or in the future under any statutes or regulations; (ii) is controlled or governed by any Health and Safety Law or gives rise to any reporting, notice or publication requirements thereunder, or gives rise to any liability, responsibility or duty on the part of Tenant or Landlord with respect to any third person hereunder; or (iii) is flammable or explosive material, oil or any other petroleum-based substance, freon, asbestos, urea formaldehyde, radioactive material, nuclear medicine material, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, or related injurious or potentially injurious material (by itself or in combination with other materials).

                  (c) Off-Site Contamination. The term "Off-Site Contamination" shall mean the presence of any Hazardous Materials, associated in any way with Tenant's, its successors' or assigns' use or occupation of the Premises, transported, arranged for disposal of, or disposed of by Tenant or any third party on behalf of Tenant or its agents, employees or officers to any site or location other than the Premises.

                  (d) On-Site Contamination. The term "On-Site Contamination" shall mean the presence of any Hazardous Materials in, on or under any portion of the Premises.

         14.01 Use.     Tenant shall not allow any Hazardous Material to be used, generated, manufactured, released, stored or disposed of on, under or about, or transported from, the Premises, unless: (a) such use is specifically disclosed to and approved by Landlord in writing prior to such use; and (b) such use is conducted in compliance with the provisions of this Article 14. Landlord’s consent may be withheld in Landlord’s sole discretion, and, if granted, may be revoked at any time. Landlord may approve such use subject to reasonable conditions to protect the Premises and Landlord’s interests. Landlord may withhold approval if Landlord determines that such proposed use involves a material risk of a release or discharge of Hazardous Materials or a violation of any Health and Safety Laws or that Tenant has not provided reasonable assurances of its ability to remedy such a violation and fulfill its obligations under this Article 14. Notwithstanding the foregoing, Landlord hereby consents to Tenant’s use, storage or disposal of products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover and the like), provided that the Tenant shall handle, use, store and dispose of such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises.

         14.02 Compliance With Laws; Handling of Hazardous Materials.      Tenant shall strictly comply with, and shall maintain the Premises in compliance with, all Health and Safety Laws. Tenant shall obtain, maintain in effect and comply with the conditions of all permits, licenses and other governmental approvals required for Tenant’s operations on the Premises under any Health and Safety Laws, including, but not limited to, the discharge of appropriately treated Hazardous Materials into or through any sanitary sewer serving the Premises. At Landlord’s request, Tenant shall deliver copies of, or allow Landlord to inspect, all such permits, licenses and approvals. All Hazardous Materials removed from the Premises shall be removed and transported by duly licensed haulers to duly licensed disposal facilities, in compliance with all Health and safety Laws. Tenant shall be responsible for the proper disposal of any mercury-containing fluorescent lighting fixtures installed by Tenant, or by Landlord at Tenant’s request, which are not a building standard type lighting fixture. Tenant shall perform any monitoring, testing, investigation, clean-up, removal, detoxification, preparation of closure or other required plans and any other remedial work required by any governmental agency or lender or reasonably recommended by Landlord’s environmental consultants as a result of (a) any release or discharge or potential release or discharge of Hazardous Materials and resulting in On-Site Contamination or Off-Site Contamination or (b) any violation or potential violation of Health and Safety Laws that, in the case of (a) or (b) is by Tenant or any successor or sublessee of Tenant or their respective agents, contractors, employees, licensees or invitees (collectively, “Remedial Work”). Landlord shall have the right to intervene in any governmental action or proceeding involving any Remedial Work, and to approve performance of the work, in order to protect Landlord’s interests. Landlord shall have the right to require Tenant to provide an Standard ASTM E 1527-93 Phase I (cost not to exceed $3,000.00) Environmental Clearance Report prepared for Landlord’s approval at the time Tenant vacates the Premises. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to Hazardous Materials without notifying Landlord and providing ample opportunity for Landlord to intervene.

         14.03 Compliance With Insurance Requirements.     Tenant shall comply with the requirements of Landlord’s and Tenant’s insurers regarding Hazardous Materials and with such insurers’ recommendations based upon prudent industry practices regarding management of Hazardous Materials.

         14.04 Indemnity.     Tenant shall indemnify, protect, defend and hold Landlord (and its partners and their respective officers, directors, employees and agents), the Premises, Building, Parking Areas, and all other areas of the Project harmless from and against any and all liabilities, demands, penalties, fines, claims, suits, judgments, actions, investigations, proceedings, costs and expenses (including attorneys’ fees and court costs) arising out of or in connection with any breach of any provisions of this Article 14, directly or indirectly arising out of any liability of Tenant under any Health and Safety Law or associated with any On-Site Contamination or any Off-Site Contamination which is caused, suffered or permitted to be brought upon, kept, used, discharged, deposited or leaked in or about the Premises or any other portion of the Project by Tenant or any of Tenant’s assigns, agents, employees, contractors or invitees or by anyone in the Premises other than Landlord, Landlord’s agents, employees or contractors, including, but not limited to, the use, generation, storage, release, disposal or transportation of Hazardous Materials by Tenant, or any successor or sublessee of Tenant, or their respective agents, contractors, employees, licensees, or invitees, on, under or about the Premises during the Term, and including, but not limited to, all consequential damages and the cost of any Remedial Work. Any defense by Tenant pursuant to this Article shall be by counsel reasonably acceptable to Landlord. Neither the consent by Landlord to the use, generation, storage, release, disposal or transportation of Hazardous Materials nor the strict compliance with all Health and Safety Laws shall excuse Tenant from Tenant’s indemnification obligations pursuant to this Article 14. The foregoing indemnity shall be in addition to and not a limitation of the indemnification provisions of Section 5.09 of this Lease. Tenant’s obligations pursuant to this Section 14.05 shall survive the termination or expiration of the Lease.

         14.05 Notice.     Each party to this Lease shall notify the other party, in writing, as soon as reasonably possible, and in any event within five (5) business days after, any of the following: (a) a party has knowledge, or it has reasonable cause to believe, that any Hazardous Material has been released, discharged or is located on, under or about the Premises or Project, whether or not the release or discharge is in quantities that would otherwise be reportable to a public agency; (b) a party receives any order of a governmental agency requiring any Remedial Work pursuant to any Health and Safety Laws; (c) a party receives any warning, notice of inspection, notice of violation or alleged violation, or a party receives notice or knowledge of any proceeding, investigation of enforcement action, pursuant to any Health and Safety Laws; or (d) a party receives notice or knowledge of any claims made or threatened by any third party against that party or the Premises relating to any loss or injury resulting from Hazardous Materials or from violation of any Health and Safety Law. If the potential risk of any of the foregoing events is material, the party having notice of such event shall deliver immediate verbal notice to the other party, in addition to written notice as set forth above. Landlord and Tenant agree to deliver to one another copies of all test results, reports and business or management plans required to be filed with any governmental agency pursuant to any Health and Safety Laws.

         14.06 Default.     The material release or discharge of any Hazardous Material other than as permitted by law or the in violation of any Hazardous Materials Law by Tenant or any successor or sublessee of Tenant shall be a material default by Tenant under the Lease. In addition to or in lieu of the remedies available under the Lease as a result of such default, Landlord shall have the right, without terminating the Lease, to require Tenant to suspend its operations and activities on the Premises until Landlord is reasonably satisfied that appropriate Remedial Work has been or is being adequately performed; Landlord’s election of this remedy shall not constitute a waiver of Landlord’s right thereafter to declare a default and pursue other remedies set forth in the Lease.

         14.07 Landlord’s Disclosure.     Pursuant to the requirements of California Health and Safety Code Section 25359.7, Landlord hereby notifies Tenant that Landlord does not know, and does not have reasonable cause to believe, that any release of any Hazardous Material has come to be located on or beneath the Premises, Building or Project.

15        OFFSET STATEMENT, ATTORNMENT AND SUBORDINATION

         a) Estoppel Certificate. Within ten (10) days after request therefor by either party, the other party shall deliver to the requesting party, in recordable form, a certificate certifying (if such be the case, or otherwise setting forth any exceptions thereto) that (a) this Lease is in full force and effect; (b) the date of Tenant's most recent payment of Rent, or setting forth any exceptions (c) that the certifying party has no defenses or offsets outstanding, or stating those offsets or defenses claimed by the certifying party; (d) that to the certifying party's knowledge, the requesting party has no defenses or offsets outstanding, or stating those offsets or defenses claimed by the other party; and (e) and any other information reasonably requested. Tenant's failure to deliver said certificate in time shall be conclusive upon Tenant that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder; and (iii) no more than one period's Base Rent has been paid in advance. Landlord's failure to deliver said certificate in time shall be conclusive upon Landlord that: (x) this Lease is in full force and effect, without modification except as may be represented by Tenant; (y) there are no uncured defaults in Tenant's performance; and (z) Tenant's representation as to the amount of Base Rent that has been paid in advance is correct. Failure of a party to deliver such a certificate to the other party within ten (10) days following Landlord's request therefor shall be deemed such party's acknowledgment of the correctness of the statements made in the foregoing sentence and that the requesting party's mortgagee(s) and/or purchaser(s) may rely on said statements.

         15.01 Attornment.     Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by the Landlord, its successors or assigns, encumbering the Premises, or any part thereof, or in the event of termination of a ground lease, if any, and if so requested, attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as the Landlord under this Lease.

         15.02 Subordination.     The rights of Tenant hereunder are and shall be, at the election of the mortgagee, subject and subordinate to the lien of such mortgage, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Project, Building and/or Parking Area, and to all advances made or hereafter to be made upon the security thereof; provided, however, no such subordination shall be effective unless and until Tenant shall have received a non-disturbance agreement in a recordable, commercially reasonable form to the effect that neither this Lease nor any of the rights of Tenant hereunder shall be terminated or subject to termination by any trustee’s sale, any action to enforce the security, or by any proceeding or action in foreclosure unless an uncured Event of Default shall exist. If requested, Tenant agrees to execute whatever documentation may be required to further effect the provisions of this Article.

         15.03 Non-Disturbance.      Within ten (10) days after execution of this Lease, Landlord shall deliver to Tenant with respect to each mortgage, deed of trust, ground lease or other monetary lien or encumbrance in force against the Project as of the date hereof, a non-disturbance agreement from the mortgagee, ground lessor, beneficiary of the deed of trust or other lienholder in a commercially reasonable form. If Landlord, after commercially reasonable efforts, is unable for any reason to deliver such non-disturbance agreements within such period, Tenant’s sole remedy shall be to cancel this Lease by delivering written notice thereof to Landlord within five (5) days of the expiration of such ten (10) days period.

16        NOTICES

         a) Notices. All notices required to be given hereunder shall be in writing (except for notice required pursuant to Section 12.01(b) and shall be (i) personally delivered, in which even they shall be deemed received on the date of delivery, (ii) sent by certified mail, postage prepaid, return receipt requested, or by a professional courier company which provides a receipt evidencing delivery, in which event they shall be deemed received on the date of delivery as evidenced by the receipt; or (iii) sent by telecopy. Any notice, request, demand, direction or other communication sent by cable, telex or telecopy must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing. The Landlord's and Tenant's addresses for written notices required to be given hereunder shall be the addresses set forth in the Basic Lease Information, or at such other place designated by advance written notice delivered in accordance with the foregoing.

17        SUCCESSORS BOUND

         a) Successors Bound. This Lease and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and legal representatives and their respective assigns, subject to the provisions hereof. Whenever in this Lease a reference is made to the Landlord, such reference shall be deemed to refer to the person in whom the interest of the Landlord shall be vested and Landlord shall have no obligation hereunder as to any claim arising after the transfer of its interest in the Premises, subject to the provisions of Section 13.05. Any successor or assignee of the Tenant who accepts an assignment or the benefit of this Lease and enters into possession or enjoyment hereunder shall thereby assume and agree to perform and be bound by the covenants and conditions thereof. Nothing contained in this Section 17.01 shall be deemed in any manner to give a right of assignment to Tenant without the written consent of Landlord.

18        MISCELLANEOUS

         a) Waiver. No waiver of any default or breach of any covenant by either party hereunder shall be implied from any omission by either party to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver, and then said waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by either party requiring further consent or approval shall not be deemed to waive or render unnecessary their consent or approval to or of any subsequent similar acts.

         18.01 Easements.  Landlord reserves the right to (i) subdivide or alter the boundaries of the Project and (ii) grant easements on the Project and dedicate for public use portions thereof without Tenant’s consent; provided, however, that no such subordination, alteration, grant or dedication shall materially unreasonably interfere with Tenant’s use of the Premises pursuant to the terms of this Lease. From time to time, and upon Landlord’s demand, Tenant shall execute, acknowledge and deliver to Landlord, in accordance with Landlord’s instructions, any and all documents, instruments, maps or plats necessary to effectuate Tenant’s covenants hereunder.

         18.02 Relocation. Intentionally deleted.

         18.03 No Light,Air or View Easement.     Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

         18.04 Corporate Authority.     Tenant hereby covenants and warrants that: (i) Tenant is a duly authorized and existing corporation; (ii) Tenant is qualified to do business in the State of California; (iii) Tenant has full right and authority to enter into this Lease; and (iv) each of the persons executing on behalf of Tenant is authorized to do so. Concurrently with the execution of this Lease, Tenant shall deliver to Landlord an original certificate of the secretary of Tenant certifying the adoption of resolutions by the board of directors of Tenant approving the terms and conditions of this Lease and authorizing the persons executing this Lease to execute same for and on behalf of Tenant.

         18.05 Accord and Satisfaction.     No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

         18.06 Limitation of Landlord’s Liability.     The obligations of Landlord under this Lease shall not constitute personal obligations of the individual members, partners, directors, officers, or shareholders of Landlord or any member of Landlord, and in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease shall be limited solely to, and Tenant’s and its successors’ and assigns’ sole and exclusive remedy shall be against Landlord’s Interest in the Project (as hereinafter defined) and Tenant, its successors and assigns shall not seek recourse against the individual member, partners, directors, officers or shareholders of Landlord or any member of Landlord, or any of their personal assets for such satisfaction.

                  (a) If Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the interest of Landlord in the Project, including without limitation, proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Landlord in the Project, insurance proceeds, rent or other income from the Project receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Project ("Landlord's Interest in the Project"). Notwithstanding the foregoing, if Landlord is in default of this Lease and, as a consequence, Tenant recovers a money judgment against Landlord, which is not satisfied within ten (10) days after written demand by Tenant, then Tenant shall have the right to record a lien against the Building or Project for the unsatisfied amount of the judgment.

                  (b) If Landlord, or a member of Landlord, is a limited liability company, a partnership or joint venture, the member or partners of such entity shall not be personally liable and no partner of Landlord shall be sued or named as a party in any suit or action, or service of process be made against such partner of Landlord, except as may be necessary to secure jurisdiction of the partnership or joint venture or to the extent liability is caused by willful and intentional misconduct or fraud. If Landlord, or member of Landlord, is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action, or service of process be made against any shareholder, director, officer, employee, or agent of Landlord, except as may be necessary to secure jurisdiction of the corporation. No partner, shareholder, director, employee or agent of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, shareholder, director, employee, or agent of Landlord.

                  (c) Each of the covenants and agreements of this Section 18.07 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law.

         18.07 Time. Time is of the essence of every provision hereof.

         18.08 Attorneys’ Fees.     In any action or proceeding which the Landlord or the Tenant may be required to prosecute to enforce its respective rights hereunder, the less prevailing party therein agrees to pay all costs incurred by the more prevailing party therein, including reasonable attorneys’ fees, to be fixed by the court, and said costs and attorneys’ fees shall be made a part of the judgment in said action.

         18.09 Captions and Article Numbers.     The captions, article numbers and table of contents appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent or such sections or articles of this Lease nor in any way affect this Lease.

         18.10 Severability. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Lease, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         18.11 Applicable Law.     This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the State of California.

         18.12 Submission of Lease. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for leasing the Premises. This document shall become effective and binding only upon execution and delivery hereof by Landlord and Tenant. No act or omission of any employee or agent of Landlord or of Landlord’s broker or managing agent shall alter, change, or modify any of the provisions hereof.

         18.13 Holding Over.     Should Tenant, or any of its successors in interest, hold over the Premises, or any part thereof, after the expiration of the term of this Lease, unless otherwise agreed to in writing, such holding over shall constitute and be construed as tenancy from month-to-month only, at a monthly rent equal to one hundred fifty percent (150%) of the Base Rent owed during the final year of the Term of this Lease as the same may be extended from time to time, plus Additional Rent, provided, however, if Tenant give written notice to Landlord of a desire to hold over in the Premises not later than sixty (60) days prior to the expiration of the Term, as extended, then for the first sixty (60) days of such holding, which holding shall be deemed permitted by Landlord and lawful and not a default under the provisions of this Lease provided Tenant has complied with the notice provisions of this Section 18.14 an all other provisions of this Lease, the monthly rent shall be one hundred twenty-five percent (125%) of the Base Rent owed during the final year of the Term on this Lease, as same may be extended from time to time, plus Additional Rent for such period. This inclusion of the preceding sentence shall not be construed as Landlord’s permission for Tenant to holdover, except as herein permitted.

         18.14 Surrender.     Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in good order, condition and repair, except for reasonable wear and tear or as otherwise provided in Articles 8, 10, and 11. Tenant shall not commit or allow any waste or damage to be committed on any portion of the Premises, Building or Project. All property that Tenant is required to surrender shall become Landlord’s property upon the termination of this Lease.

         18.15 Rules and Regulations.     At all times during the Term, Tenant shall comply with rules and regulations (“Rules and Regulations”) for the Project, as set forth in Exhibit E (and such amendments as Landlord may reasonably adopt, provided same are enforced by Landlord in a consistent and non-discriminatory manner) attached hereto and by this reference made a part hereof; and. provided further such Rules and Regulations shall not materially diminish Tenant’s rights under this lease.

         18.16 No Nuisance.     Tenant shall conduct its business and control its agents, employees, invitees and visitors in such a manner as not to create any nuisance, or unreasonably interfere with, annoy or disturb any other tenant or Landlord in its operation of the Project.

         18.17 Broker.     Tenant warrants that it has had no dealings with any real estate broker or agent, other than the Tenant’s Broker and Landlord’s broker, each set forth in the Basic Lease Information, in connection with the negotiation of this Lease, and that it knows of no other real estate broker or agent who is entitled to any commission or finder’s fee in connection with this Lease. Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, attorneys’ fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Tenant’s dealings with any real estate broker or agent other than Tenant’s Broker or Landlord’s Broker. Landlord shall pay any commission owing to Tenant’s Broker and any commission owing to Landlord’s Broker in connection with this Lease, in accordance with a separate agreement between such brokers and Landlord.

         18.18 Landlord’s Right to Perform.     Upon Tenant’s failure to perform any obligation of Tenant hereunder, including without limitation, payment of Tenant’s insurance premiums, charges of contractors who have supplied materials or labor to the Premises, etc., Landlord shall have the right to perform such obligation of Tenant on behalf of Tenant and/or to make payment on behalf of Tenant to such parties, provided Landlord has first provided written notice to Tenant and given Tenant ten (10) days to perform such obligation (unless another cure period is provided herein). Tenant shall reimburse Landlord the reasonable cost of Landlord’s performing such obligation on Tenant’s behalf, including reimbursement of any amounts that may be expended by Landlord, plus interest at the rate of three percent (3% ) over the prime rate as announced, from time to time, by Bank of America, N.A. per annum, as Additional Rent.

         18.19 Mortgage Protection.     Landlord shall not be in default under the terms of this Lease, or by law, unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event later than ten (10) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing specifying wherein Landlord has failed to perform such obligation. If, however, the nature of Landlord’s obligation is such that more than ten (10) days are required for performance, Landlord shall not be in default exist if Landlord commences performance within such ten (10) day period and diligently prosecutes the same to completion. Should Landlord be deemed to be in material default of this Lease, and If any such default materially interferes with Tenant’s business operation in the Premises, Tenant may give Landlord and the holder of any first mortgage or deed of trust covering the Premises a second written notice specifying exactly the nature of the Landlord’s failure and its impact on Tenant’s business operation in the Premises and the further remedial action deemed necessary by Tenant. If such remedial action is not undertaken within thirty (30) days of such second written notice, Tenant shall be entitled to terminate this Lease, but in no event earlier than thirty (30) days after the second notice to Landlord and the holder of any first mortgage or deed of trust covering the Premises. Notwithstanding the foregoing, Tenant shall not be entitled to terminate this Lease as a result of Landlord’s default if Landlord is making diligent and reasonable efforts to perform the obligations required of Landlord under this Lease. Nothing herein contained shall be interpreted to mean that Tenant is excused from paying any rent due hereunder as a result of any default by Landlord.

         18.20 Nonliability. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason (unless otherwise provided herein) of (i) the interruption of use of the Premises as a result of the installation of any equipment in connection with the Premises or Building or (ii) any failure to furnish or delay in furnishing any services required to be provided by Landlord when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises or to the Building, or the governmental or third-party supplier limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building. Landlord shall use reasonable efforts to expeditiously remedy any interruption in the furnishing of such services.

         18.21 Modification for Lender. If, in connection with obtaining construction, interim or permanent financing for the Project or the Building, the lender shall require reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially and adversely affect the leasehold interest hereby created or Tenant’s rights hereunder.

         18.22 Recording. Neither Landlord nor Tenant shall record this Lease without the consent of the other. Either party may, at its sole cost and expense, record a short form memorandum of this Lease in a form reasonably acceptable to the other party.

         18.23 Entire Agreement.     This Lease sets forth all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises, Project and Building, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between Landlord and Tenant other than as are herein set forth. Except as herein otherwise provided no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant.

         18.24 Additional Lease Provisions.     Additional Lease Provisions, if any, are set forth on Exhibit G, attached hereto.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above-written.

"Landlord"

PACIFIC PLAZA CARMEL VALLEY LLC,
a California limited liability company
By: COAST PACIFIC PLAZA LLC, a California
       limited liability company, Its Manager
      By: COAST INCOME PROPERTIES, INC.,
             a California corporation, It's Its Manager

            By:/s/Thomas G. Blake, President
                   Thomas G. Blake, President

         "Tenant"

JNI CORPORATION, a Delaware corporation,

By:

Name:

Its:

By:

Name:

Its:

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT B

BUILDING PLANS AND SITE PLAN

EXHIBIT C

PRELIMINARY PLANS

EXHIBIT D

WORK LETTER

Provisions Relating to the Design and Construction
of Project and Premises

ARTICLE I

GENERAL REQUIREMENTS

        1.1 Landlord’s Plans. Landlord’s architect, Brian Paul & Associates (hereinafter “Project Architect”) has, together with its consultants, completed drawings and specifications of the basic shell of the Building (“Building Shell”) and the land and other improvements in the Project, including surface parking facilities, landscaping, hardscape, drainage, irrigation, lighting and other improvements relating to ingress and egress (collectively “Land Improvements”) (collectively referred to as hereinafter amended as the “Landlord’s Plans”). Such drawings and specifications for the Building Shell have been delivered to Tenant by Landlord. The Building Shell shall include at minimum the elements and Improvements listed on Attachment 1 to this Exhibit “D” together with such other elements and improvements as are set forth in Landlord’s Plans. A list of documents relating to the Project (“Project Documents”) provided to Tenant by Landlord is listed on Attachment 3 to this Exhibit “D”.

        1.2 Development Schedule. The schedule for design and development of the improvements required to ready the Building Shell for Tenant’s occupancy (the “Tenant’s Improvement Work”), including without limitation the time periods for preparation and review of construction documents, approvals and performance, whether by Landlord or by Tenant, shall be in accordance with a Development and Construction Schedule to be prepared by Landlord and Tenant and Landlord’s Contractor and attached as Attachment 2 to this Exhibit “D”, subject to adjustment as mutually agreed to by the parties and as provided in this Exhibit “D” (the “Development Schedule”).

         1.3 Tenant's Improvement Plans.

                  1.3.1 Prior to Tenant preparing calculations, designs, drawings and specifications for the Premises as required in Section 1.3.3 below, which pertain to Tenant’s Improvement Work described in Article 3, Tenant’s Designer (as hereinafter defined), and engineers and other consultants retained in connection with the Tenant Improvement Plans (such engineers and other consultants, but specifically excluding Tenant’s Designer, “Tenant’s Improvement Consultants”) shall thoroughly familiarize themselves with the Landlord’s Plans, this Exhibit “D” and applicable building codes. Tenant’s Plans shall be prepared in full knowledge of and compliance with the Landlord’s Plans, this Exhibit “D”, and all City, County and State ordinances, rules and regulations relating thereto including, without limitation, the energy conservation and handicap access requirements of Title 24 of the California Administrative Code (“Title 24”). Tenant’s Designer and Tenant’s Improvement Consultants shall be fully qualified and licensed in the State of California to prepare the drawings required in Sections 1.3.2 and 1.3.3. Landlord acknowledges that Tenant has retained Howard-Sneed Architecture & Design, as Tenant’s space planner, (“Tenant’s Designer”) and Landlord approves Tenant’s use of Howard-Sneed Architecture & Design as Tenant’s Designer. Tenant shall use Landlord’s HVAC, electrical, mechanical, structural and plumbing consultants for the Project in the preparation of Tenant’s Improvement Plans. Tenant’s Improvement Consultants shall be under contract with the Tenant’s Designer. Tenant shall be entitled to replace Tenant’s Designer from time to time with a new space planner or architect, subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld.

                  1.3.2 On or before January 31, 2003,Tenant agrees to submit to Landlord tenant improvement specifications and fully detailed 1/8” scale preliminary space plan drawings (“Space Plan”) prepared by Tenant’s Designer for the Premises. This preliminary submittal shall include the following: three (3) sets of prints which show fully developed floor plans. Tenant’s Space Plan is subject to Landlord’s approval, which consent shall not be unreasonably withheld, conditioned or delayed. Within five (5) business days after Tenant delivers to Landlord the Space Plan, Landlord shall deliver to Tenant written notice of its approval or disapproval of the Space Plan. If for any reason Landlord fails to expressly reasonably approve or disapprove the Space Plan within the time period set forth in this Section, then each day of delay in Landlord’s approval or disapproval of the Space Plan beyond the time period set forth in this Section shall be a Landlord-Caused Delay (as defined in Section 8.1 of this Exhibit “D”). If Landlord disapproves the Space Plan, Landlord and Tenant shall meet and confer within five (5) business days after delivery of Landlord’s notice disapproving the Space Plan and shall attempt in good faith to reach agreement on the Space Plan. In the event Tenant’s Space Plan is not approved by Landlord, on or before the date set forth in the Development Schedule for such approval, such dispute shall be submitted for resolution pursuant to Article 11 of this Exhibit “D.”

                  1.3.3 On or before February 28, 2003, Tenant agrees to submit to Landlord preliminary tenant improvement specifications, as well as a full finish schedule and sample color boards for the Premises prepared by Tenant’s Designer and Tenant’s Improvement Consultants (“Tenant’s Improvement Plans”).

                  1.3.4 On or before March 3, 2003, Tenant agrees to submit to the City of San Diego, eighty percent (80%) complete and detailed Tenant’s Improvement Plans prepared by Tenant’s Designer and Tenant’s Improvement Consultants. Tenant’s Designer shall be responsible for the coordination with Tenant’s engineers and other consultants of submission of the Tenant’s Improvements Plans to the City as provided herein.

                  1.3.5 On or before March 17, 2003, Tenant agrees to submit to Landlord final tenant improvement specifications, as well as a full finish schedule and sample color boards, and three (3) sets of prints of complete and fully detailed and dimensioned 1/8” scale construction drawings for the Premises, including mechanical, electrical, plumbing, structural, fire and safety and other customary plans, prepared by Tenant’s Designer and Tenant’s Improvement Consultants (“Tenant’s Improvement Plans”).

                  1.3.6 Fees of Tenant’s Designer and Tenant’s Improvement Consultants in preparing Tenant’s Space Plan and Tenant’s Improvement Plans shall be paid from the Tenant Improvement Fund.

         1.4 Approval of Tenant's Improvement Plans.

                  1.4.1 The design of, the quality of materials used in, and the installation methods undertaken in the Premises, and Tenant’s Improvement Plans, shall be subject to the reasonable approval of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, after consultation with the Project Architect, within the time periods set forth in Section 1.4.2, and shall be in accordance with all City, County and State ordinances, rules and regulations relating thereto.

                  1.4.2 Landlord shall reasonably approve or disapprove the Tenant’s Improvement Plans in writing within ten (10) business days after Landlord’s receipt of such documents. If for any reason Landlord fails to expressly approve or disapprove the Tenant’s Improvement Plans within the time period set forth in this Section, then each day of delay in Landlord’s approval or disapproval of the Tenant’s Improvement Plans beyond the time period set forth in this Section shall be a Landlord-Caused Delay, as that term is defined in Section 8.1 of this Exhibit “D”. If Landlord reasonably disapproves any portion of the Tenant’s Improvement Plans, then Landlord shall specifically (a) approve those portions which are acceptable to Landlord and (b) disapprove those portions which are not acceptable to Landlord, specifying the reasons for such disapproval and describing in detail the change Landlord requests for each item disapproved (“Requested Change”). Tenant shall cause Requested Changes to be made to the Tenant’s Improvement Plans; provided, however, if Tenant does not approve of a Requested Change, such dispute shall be resolved in accordance with Article 11 of this Exhibit “D”. A Requested Change which is non-material and/or mutually agreed upon by Landlord and Tenant (a “Non-Material Change”) shall be made to the Tenant’s Improvement Plans by Tenant’s Designer and any delay incurred as a result of such Non-Material Change shall be a Force-Majeure Delay; provided, if Landlord and Tenant are unable to agree on whether a Requested Change is a Non-Material Change, such dispute shall be resolved in accordance with Article 11 of this Exhibit “D”.

                  1.4.3 As a part of Landlord’s review and approval of Tenant’s Improvement Plans described in Sections 1.4.1 and 1.4.2 above, Landlord shall review Tenant’s Improvement Plans for their conformance with provisions contained within this Exhibit “D” and Landlord’s Plans. Where Tenant’s Improvement Plans, as approved by Landlord, conflict with this Exhibit “D”, the provisions of this Exhibit “D” shall prevail. Landlord’s approval of Tenant’s Improvement Plans shall not be deemed to certify that Tenant’s Improvement Plans comply with building codes and shall not relieve Tenant of the responsibility to verify that Tenant’s Improvement Plans comply with all of the requirements set forth in Section 1.3.1 hereof.

                  1.4.4 Any subsequent changes, modifications or alterations to Tenant’s Improvement Plans requested by Tenant after Landlord’s approval thereof and before completion of Tenant’s Improvement Work shall be processed in the manner provided in Section 1.7 of this Exhibit “D” and any additional reasonable costs and expenses incurred by Landlord in connection with said processing, including but not limited to additional fees of Project Architect and its consultants, shall be paid from the Tenant Improvement Fund. No such changes, modifications or alterations in said approved drawings shall be made without the written consent of Landlord after written request therefor by Tenant, which consent shall not be unreasonably withheld, conditioned or delayed.

        1.5 Building Permit for Tenant’s Improvement Work. Tenant’s Designer (as defined in Section 1.3.1 of this Exhibit “D”) shall be responsible for obtaining a building permit for the construction of Tenant’s Improvement Work and all other required governmental approvals and permits from the City of San Diego (“City”). If the City rejects Tenant’s Improvement Plans and thereby prevents the issuance of a building permit, Tenant shall immediately, but in all events within five (5) business days of notice from the City, make all necessary corrections initially required by the City. Subsequent corrections required by the City shall be made by Tenant within three (3) business days of a subsequent notice from the City. If the City requires a change to the Tenant’s Improvement Plans (a “City-Required Change”), the City-Required Change shall be made to the Tenant’s Improvement Plans by Tenant’s Designer or engineers or other consultants as appropriate. Any delay incurred as a result of such City-Required Change shall be a Force Majeure Delay, unless such City-Required Change resulted from a failure of Tenant’s Designer or engineers or other consultants to submit to the City complete and fully dimensioned Tenant’s Improvement Plans or a failure of Tenant’s Designer or engineers or other consultants to conform their performance of their duties with respect to the Tenant’s Improvement Plans to customary professional standards of their respective professions in the City of San Diego (in which event, such change shall be an “Designer Caused Change”). Any delay occasioned by an Designer-Caused Change shall be a Tenant-Caused Delay. Subject to Section 1.8, any change to Tenant’s Improvement Plans requested by Landlord after Landlord’s approval thereof (a “Landlord Change”) shall be made to the Tenant’s Improvement Plans by Tenant’s Designer at no cost to Tenant (with such cost to be borne by Landlord and not charged against the Tenant Improvement Fund) and any delay incurred as a result of such Landlord Change shall be a Landlord-Caused Delay. If Landlord and Tenant are unable to agree on whether a change or addition to the Tenant’s Improvement Plans is a Landlord Change, Tenant Change, City-Required Change or Designer-Caused Change, then such dispute shall be resolved in accordance with Article 11 of this Exhibit “D”. Upon the City’s approval of Tenant’s Improvement Plans and permit application, Tenant shall pick up and deliver to Landlord (or cause Tenant’s Designer to pick up and deliver to Landlord) the building permit and the approved set of Tenant’s Improvement Plans marked “For Construction”. Landlord shall pay for the plan check and general building permit fees required on the permit application from the Tenant Improvement Fund, provided the building permit is issued. Landlord shall also pay required sewer connection fees to the City upon issuance of the building permit from the Tenant Improvement Fund. Tenant shall pay any other fees required in connection therewith not otherwise payable from the Tenant Improvement Fund as provided herein or as provided in the Lease. Tenant shall apply for and obtain all approvals and permits from the local health department, as required. If Tenant’s Improvement Plans are not approved as provided herein or Tenant does not obtain all required building permits for Tenant’s Improvement Work, then Tenant shall, upon Landlord’s written request, forthwith reimburse Landlord for all fees paid by Landlord from the Tenant Improvement Fund.

         1.6 Construction of Landlord's Work, Tenant's Improvement Work and Tenant's Work.

                  1.6.1 Landlord has constructed, at its own expense, those improvements described as “Landlord’s Work” in Article 2 hereof in accordance with Landlord’s Plans.

                  1.6.2 Landlord agrees, after receipt from Tenant of the building permit for the Tenant’s Improvement Work, to construct, within the time period set forth in the Development Schedule, those improvements described as “Tenant’s Improvement Work” in Article 3 hereof in accordance with the approved Tenant’s Improvement Plans. The costs and expenses incurred by Landlord in connection with such construction of Tenant’s Improvement Work shall be paid from the Tenant Improvement Fund, except that in no event shall the cost of cabling and equipment and the expense of installing same be paid out of the Tenant Improvement Allowance, as such cost and expense shall be paid separately by Tenant. Landlord has installed cabling conduit to and in the Building, at its own expense, to the extent provided in Landlord’s Plans.

                  1.6.3 Upon Substantial Completion of the Premises, Tenant shall accept the Premises in the condition in accordance with the Lease and subject, however, to Landlord’s obligations under Section 1.6.8 of this Exhibit “D”. Tenant’s acceptance of possession shall operate to waive any right Tenant may have to terminate this Lease due to delayed delivery of possession. Landlord shall deliver a copy of the Certificate of Occupancy to Tenant within ten (10) days of its issuance.

                  1.6.4 In the event Tenant enters into possession of the Premises prior to Substantial Completion of the Premises for the purpose of performing Tenant’s Work, Tenant agrees to indemnify, defend and hold Landlord harmless from any loss or of damage to Landlord or Landlord’s property, completed work, fixtures, equipment, materials or merchandise, or from liability for death of or injury to any person, caused by the negligence or willful misconduct of Tenant, its employees, contractors or agents.

                  1.6.5 Tenant agrees, at its own expense, to construct diligently and continuously to completion those improvements described as “Tenant’s Work” in Article 4. Tenant’s Work shall comply with all City, County and State ordinances, rules and regulations relating thereto and shall not be constructed in a manner inconsistent with the approved Tenant’s Improvement Plans.

                  1.6.6 From the commencement of Tenant’s Improvement Work until the completion of Tenant’s Improvement Work, Landlord shall obtain and maintain or cause to be maintained public liability and worker’s compensation insurance in accordance with the Lease, the cost of which shall be paid from the Tenant Improvement Fund. From the commencement until the completion of Tenant’s Work, Tenant shall obtain and maintain, at Tenant’s expense, public liability and worker’s compensation insurance in accordance with the Lease.

                  1.6.7 If a permit is required to construct Tenant’s Work, Tenant shall deliver a completed, signed-off inspection card to Landlord within ten (10) days of completion of Tenant’s Work or Tenant’s opening for business, whichever occurs first. If Tenant contracts with any person or entity to perform any part of Tenant’s Work, Tenant shall obtain and record a Notice of Completion promptly following completion of Tenant’s Work and shall promptly forward a certified copy thereof to Landlord.

                  1.6.8 On or before the date Tenant occupies the Premises for the purpose of conducting its business therein, Landlord and Tenant shall conduct a walk-through inspection of the Premises and shall jointly prepare a list of initial construction defect items or items which are not complete, or not in accordance with Landlord’s Plans or Tenant’s Improvement Plans related to Tenant’s Improvement Work and Tenant’s Work that need to be corrected. Landlord shall cause Landlord’s Contractor to correct such initial construction defect items within thirty (30) days thereafter, provided, however, if by the nature of such correction more than thirty (30) days is required to effect such correction, Landlord shall not be in default hereunder if such correction is commenced within such thirty (30) day period and is diligently pursued to completion.

        1.7 Tenant Changes. Any changes requested by Tenant to Landlord’s Plans and Landlord’s Work after the date of this Lease and any changes to Tenant’s Improvement Plans and Tenant’s Improvement Work requested by Tenant after approval of the Tenant’s Improvement Plans by Landlord shall be requested and instituted in accordance with the provisions of this Section 1.7 and shall be subject to the written approval of Landlord after consultation with the Project Architect. Landlord acknowledges that JNI Corporation, the initial tenant, has not requested any changes to Landlord’s Plans and Landlord’s Work from the date of this Lease through the date of the Second Amended and Restated Lease.

                  1.7.1 From time to time after the Tenant’s Improvement Plans have been approved by Landlord, Tenant may request changes to the Tenant’s Improvement Plans or request changes to the Tenant’s Improvement Work already completed (“Tenant Changes”) by notifying Landlord in writing of the nature and extent of any such Tenant Change and, if the nature of such Tenant Change requires revisions to Tenant’s Improvement Plans, then Tenant’s Designer shall revise Tenant’s Improvement Plans. Such notice must be signed by at least one of Tenant’s Construction Representatives (as that term is defined in Section 9.1 of this Exhibit “D”) or Landlord shall not be required to process such Tenant Change request. Landlord shall, before proceeding with a Tenant Change, use its best efforts to respond to Tenant as soon as is reasonably possible with an estimate of (i) the time it will take Landlord to analyze the requested Tenant Change, and (ii) the architectural and engineering fees and costs which will be incurred in order to analyze the requested Tenant Change, and thereafter submit to Tenant in writing, within seven (7) business days after Tenant notifies Landlord of the requested Tenant Change (or such longer period of time as is reasonably required depending on the extent of Tenant’s Change request), an analysis of the additional cost or savings involved, including without limitation architectural and engineering costs and the period of time, if any, that the Tenant Change will extend the time for completion of Tenant’s Improvement Work. Any delay caused by Landlord’s failure to deliver to Tenant Landlord’s analysis of a Tenant Change within the time herein provided shall be a Landlord-Caused Delay. If Tenant fails to expressly approve or disapprove in writing Landlord’s submission within five (5) business days of receipt thereof, then each day of delay in the Tenant’s approval or disapproval of Landlord’s submission beyond such five (5) business day period shall be a Tenant-Caused Delay. The time for completion of Tenant’s Improvement Work shall be extended one day for each day of delay caused by analyzing and processing Tenant’s request for a Tenant Change whether or not the cost or savings and the extension of time for completion of Tenant’s Improvement Work, if any, is approved by Tenant and such delay shall be a Tenant-Caused Delay. Landlord shall, to the extent reasonably feasible, continue with Tenant’s Improvement Work not related to the Tenant Change pending the processing of a Tenant Change request.

                  1.7.2 If Tenant approves in writing the cost or savings and the extension in the time for completion of the Tenant’s Improvement Work, if any, Landlord shall cause the approved Tenant Change to be instituted. The time for completion of the Tenant’s Improvement Work shall be extended one day for each day of delay caused by instituting the Tenant Change requested by Tenant and such delay shall be a Tenant-Caused Delay. Delays resulting directly from Tenant’s Designer’s failure to modify the Tenant Improvement Plans to the extent necessary to determine the cost or savings and the extension in the time for completion of Tenant’s Improvement Work as a result of a Tenant Change requested by Tenant shall be Tenant-Caused Delays.

                  1.7.3 Tenant shall reimburse Landlord, at its sole cost and expense, for all architectural and engineering fees and costs incurred by Landlord in connection with modifications and revisions to Landlord’s Plans or Tenant’s Improvement Plans, which result from a Tenant Change request and/or instituting the Tenant Change, which are in excess of the amounts remaining in the Tenant Improvement Fund .

                  1.7.4 Notwithstanding anything to the contrary in this Section 1.7, Tenant shall not be responsible for architectural and/or engineering fees and costs incurred by Landlord and the Project Architect and delays which result from a Tenant Change request if such fees and costs and/or delays are immaterial in nature; provided, however, if Landlord and Tenant are unable to agree upon whether such architectural and/or engineering fees and costs and/or delays which result from a Tenant Change requested by Tenant are immaterial, then such dispute shall be resolved in accordance with Article 11 of this Exhibit “D”.

                  1.7.5 Landlord and Tenant agree that time and strict punctual performance are of the essence with respect to this Article 1 and that each shall use due diligence in performing their respective obligations pursuant to this Article 1.

         1.8 Landlord Changes. Any changes requested by Landlord to Tenant’s Improvement Plans and Tenant’s Improvement Work after Landlord’s approval of Tenant’s Improvement Plans, other than changes required by the City or due to the error or omission of Tenant’s Designer or any party working for or on behalf of Tenant (collectively a “Landlord Change”), shall be subject to the written consent of Tenant, which consent shall not be unreasonably withheld or delayed; shall be made at no cost to Tenant; and any delay incurred as a result of such Landlord Change shall be a Landlord-Caused Delay.

ARTICLE 2

LANDLORD'S WORK

        2.1 General. “Landlord’s Work” shall include and be limited to the construction, purchase and/or installation of the Building Shell improvements and Land Improvements in accordance with Landlord’s Plans and the Work Letter. Where more than one (1) type of material or structure is indicated, the selection will be by Landlord. As to all building materials and equipment which Landlord is obligated to supply under this Article, Landlord shall select the manufacturer thereof, so long as the product from any such manufacturer complies with the specifications of Landlord’s Plans.

        2.2 Building Shell. Landlord has caused to be constructed, at its expense, the Building Shell in accordance with Landlord’s Plans.

        2.3 Land Improvements. Landlord has caused to be constructed, at its expense, the Land Improvements in accordance with Landlord’s Plans, including underground parking facilities, surface parking areas, landscaping, hardscape, drainage, irrigation and lighting.

ARTICLE 3

TENANT'S IMPROVEMENT WORK

        3.1 General. “Tenant’s Improvement Work” shall include the design, construction, purchase and/or installation of all of the Tenant’s improvements in accordance with the approved Tenant’s Improvement Plans.

        3.2 Tenant’s Improvement Work. Landlord shall cause to be constructed, within the time period set forth in the Development Schedule, the Tenant’s Improvement Work in accordance with Tenant’s Improvement Plans. All costs and expenses of Tenant’s Improvement Work shall be paid by Landlord from the Tenant Improvement Fund. Landlord and Landlord’s Contractor (as defined below) shall be responsible for ensuring that all of the Tenant’s Improvement Work is completed in compliance with the Project Documents.

ARTICLE 4

DESCRIPTION OF TENANT'S WORK

        4.1 General. “Tenant’s Work” shall include the construction, purchase and/or installation of all improvements described in this Article.

        4.2 Equipment and Furnishings. Tenant shall construct, purchase and/or install, at Tenant’s expense, all equipment and furnishings and other improvements in the Premises as may be required by Tenant in the operation of its business, other than the improvements described in Articles 2 and 3 of this Exhibit “D”. Costs of interior decorating services (other than interior decorating services provided for in Tenant’s Improvement Plans) shall be part of Tenant’s Work. Any costs, expenses or damages incurred by Landlord arising out of or related to the performance of Tenant’s Work by Tenant, its contractor, subcontractor or other agents, to the extent not contemplated by the Lease or this Exhibit “D” shall be paid by Tenant to Landlord.

ARTICLE 5

DESIGN CRITERIA

[Intentionally Left Blank]

ARTICLE 6

LANDLORD'S USE OF A CONTRACTOR, COST ESTIMATE

        6.1 Contractor Selection. Tenant acknowledges that Landlord engaged Nielsen Dillingham Builders (“ Landlord’s Contractor”) for the construction of the Building Shell as described in this Exhibit “D”. Tenant acknowledges that, as requested by Tenant, Landlord intends to engage Bycor General Contractors or Johnson & Jennings, Inc. as Landlord’s Contractor for the construction of Tenant’s Improvement Work as described in this Exhibit “D” and Tenant agrees to the selection of such contractor.

         6.2 Estimate of Tenant's Improvement Work Costs.

                  6.2.1 On or before the date Tenant submits the Tenant Improvement Plans to the City for Plan Check, Landlord’s Contractor shall submit to Landlord and Tenant a list of acceptable subcontractors from whom Landlord’s Contractor desires to receive bids for the Tenant’s Improvement Work required by the Tenant Improvement Plans.. All Tenant’s Improvement Work shall be bid, other than general condition items. A minimum of three (3) subcontractors per trade shall be designated on such list. Landlord and Tenant shall have a right to disapprove in writing any subcontractors shown on the list within the time set forth on the Development Schedule and to propose up to two (2) subcontractors from which Landlord’s Contractor will be required to solicit bids unless Landlord has a reasonable objection to such proposed subcontractors. Each day of delay in approving or disapproving a subcontractor for each trade beyond the time period set forth in the Development Schedule shall be a Tenant-Caused Delay or Landlord-Caused Delay, as the case may be, as determined by the Construction Panel.

                  6.2.2 From bids received by Landlord’s Contractor from approved subcontractors, Landlord’s Contractor shall prepare a cost estimate of the Tenant’s Improvement Work (“Cost Estimate”). Such Cost Estimate shall include the entire cost of the construction and all materials required for completing the Tenant’s Improvement Work, including without limitation direct construction costs, costs of design build components of the Tenant’s Improvement Work (excluding engineering costs associated with such design build components), costs of materials supplied by materialmen, Landlord’s Construction Management Fee, all applicable taxes, the Tenant’s Improvement Work and Landlord’s Contractor’s fees.

                  6.2.3 Landlord shall submit to Tenant, within the time period set forth in the Development Schedule, the Cost Estimate prepared by Landlord’s Contractor for Tenant’s approval.

         6.3 Tenant Approval of Cost Estimate.

                  6.3.1 Tenant shall, within three (3) business days after receipt of the Cost Estimate, notify Landlord in writing of either (i) Tenant’s approval of the Cost Estimate or (ii) Tenant’s disapproval of the Cost Estimate and specific instructions to Landlord to reduce the scope of Tenant’s Improvement Work.

                  6.3.2 If Tenant disapproves the Cost Estimate and instructs Landlord to reduce the scope of Tenant’s Improvement Work, and the scope reduction complies with the requirements of Section 1.7, and Tenant delivers to Landlord revisions to Tenant’s Improvement Plans prepared by Tenant’s Designer, if required, then Landlord shall cause Tenant’s Improvement Plans, as revised, to be re-bid in accordance with Section 6.2 and shall cause a revised cost estimate to be prepared by Landlord’s Contractor and delivered to Tenant (“Revised Cost Estimate”). Tenant’s approval or disapproval of the Revised Cost Estimate shall be in compliance with this Section 6.3. Any subsequent reduction in the scope of Tenant’s Improvement Work and re-bid shall be subject to the same procedures as set forth in this Section 6.3.

                  6.3.3 If Tenant fails to expressly approve or disapprove the original Cost Estimate or any Revised Cost Estimate within the time periods set forth in this Section 6.3, then each day of delay in Tenant’s approval of the original Cost Estimate or any Revised Cost Estimate or any subsequent cost estimate beyond the time periods set forth in this Section 6.3 and any delay in preparing a Revised Cost Estimate shall be a Tenant-Caused Delay.

                  6.3.4 Within ten (10) days after Tenant approves the original Cost Estimate or any Revised Cost Estimate, Landlord shall enter into a construction contract with Landlord’s Contractor for construction of Tenant’s Improvement Work.

                  6.3.5 For each trade, Landlord’s Contractor shall contract with the lowest responsible bidder. Landlord’s Contractor shall enter into a stipulated sum contract with each subcontractor for the performance of such subcontractor’s work. Landlord shall compensate Landlord’s Contractor for performance of the Tenant’s Improvement Work on a cost plus a fee basis with a guaranteed maximum cost in accordance with an AIA A111 Construction Contract. The guarantee maximum cost under the construction contract shall be an amount computed as follows:

(a)	a cap on the Landlord's Contractor's general conditions costs; plus

(b)	the stipulated sums to be paid to subcontractors for performance of all work other than the general conditions items; plus

(c)	a contingency equal to five percent (5%) of the costs described in clauses (a) and (b); plus

(d)	Landlord's Contractor's Fee.

                  6.3.6 Landlord shall provide Tenant a copy of the fully executed construction contract for Tenant’s Improvement Work between Landlord and Landlord’s Contractor for Tenant’s records. Landlord and Landlord’s designated representatives, including Tenant, shall, as one of the terms and conditions of such contract, have the right, at all reasonable times, to audit Landlord’s Contractor’s financial and accounting records in connection with the construction of Tenant’s Improvement Work. Landlord shall assume responsibility for administering the construction contract with Landlord’s Contractor and supervising performance thereunder. Landlord’s construction management duties shall include, without limitation, assisting in preparation of bid documents and coordination of bidding process, conduct of weekly site visits and attendance at weekly project meetings, and oversight of installation of floor coverings and window coverings to assure quality installation thereof. Landlord may delegate such construction management responsibility to Coast Income Properties, Inc., an affiliate of Landlord. As compensation for rendering the above referenced construction management services, Landlord, or Landlord’s designated construction manager, if any, shall be entitled to be paid from Tenant Improvement Fund a construction management fee (“Landlord’s Construction Management Fee”) of an amount equal to Fifty Cents ($.50) per square feet of Usable Area in the Premises.

                  6.3.7 If any dispute should arise between Landlord and Tenant as to whether a delay under the provisions of this Section 6.3 is a Landlord-Caused Delay or Tenant-Caused Delay, then such dispute shall be resolved in accordance with Article 11 of this Exhibit “D”.

ARTICLE 7

TENANT'S USE OF A CONTRACTOR

        7.1 Contractor Selection. Tenant may select any contractor (“Tenant’s Contractor”) reasonably approved by Landlord for the construction of Tenant’s Work provided such contractor is bondable and meets all licensing and insurance requirements established by the State of California and the City of San Diego and has in force a comprehensive liability insurance policy covering bodily injury in the amounts of One Million Dollars ($1,000,000) per person and Two Million Dollars ($2,000,000) per occurrence(Two Million Dollars ($2,000,000) per person and Three Million Dollars ($3,000,000) per occurrence if the cost of the Tenant’s Work exceeds Two Hundred Thousand Dollars ($200,000)) and covering property damage in the amount of One Million Dollars ($1,000,000) or such higher limits as Landlord may reasonably request, which policy of insurance shall name Landlord as an additional insured. Tenant shall provide Landlord with a copy of the contract, as well as certificate of insurance and a construction schedule, with Tenant’s Contractor (if any) prior to the commencement of Tenant’s Work. However, Tenant may elect to self-perform any Tenant’s Work.

        7.2 Special Conditions. Tenant shall incorporate into the contract with Tenant’s Contractor the following items as “Special Conditions”:

                  (a) Tenant's Contractor shall diligently perform said work and shall use reasonable efforts to cooperate with Landlord and Landlord's Contractor so that the performance of such work does materially impede or delay Landlord in the completion of the Premises. Any delays in the completion of the Premises caused by Tenant's Contractor shall not relieve Tenant of any obligation under this Lease.

                  (b) Tenant's Contractor shall be responsible for the repair, replacement or clean-up of any damage caused by Tenant's Contractor to any other contractor's work in any area of the Project.

                  (c) Tenant's Contractor shall obtain written approval from Landlord prior to penetrating any floor slab, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord's approval shall not relieve Tenant or Tenant's Contractor from responsibility for damage to Landlord's Work or Tenant's Improvement Work and/or any Tenant's Work because of penetration by Tenant.

                  (d) Tenant's Contractor shall store all construction materials and contain all operations within the Premises and such other space as Landlord may specifically permit. Should Tenant be assigned space outside of the Premises, Tenant shall move to such other space as Landlord shall direct from time to time to avoid interference or delays with other work. All trash, construction debris and surplus construction materials shall be promptly removed from the Project.

                  (e) Tenant's Contractor shall notify Landlord or Landlord's project manager of any work to be done on weekends or other than normal job hours.

                  (f) Tenant and Tenant's Contractor shall comply with all applicable laws, codes, rules and regulations governing the performance of Tenant's Work, including all applicable safety regulations reasonably established by Landlord's Contractor for the Project.

                  (g) Prior to commencement of construction, Tenant shall submit to Landlord evidence of insurance as required in Article 8 , Section 8.02 of the Lease and Section 1.6.6 of this Exhibit "D".

                  (h) Tenant's Contractor or subcontractors shall not post signs on any part of the Project.

                  (i) Any and all work performed by Tenant or Tenant's Contractor shall be performed in a manner so as to avoid any labor dispute which results in a stoppage or impairment as the result of any such labor dispute. Tenant shall immediately undertake such action as may be necessary to eliminate such dispute or potential dispute, including without limitation (a) removing all disputants from the job site until such time as the labor dispute no longer exists, (b) seeking an injunction in the event of a breach of contract between Tenant and Tenant's Contractor and (c) filing appropriate unfair labor practice charges in the event of a union jurisdictional dispute.

ARTICLE 8

COMPLETION AND RENT COMMENCEMENT

         8.1 Definitions. For purposes of this Article 8 and this Exhibit "D", the following definitions shall apply:

                  (a) As used in this Section and throughout the Lease, including all Exhibits, the terms "Substantial Completion" and "Substantially Complete" shall mean (i) as applied to Landlord's Work, the date the Project Architect has certified that Landlord's Work is complete, and (ii) as applied to the Premises, the date on which both (A) Landlord's Contractor has certified that Tenant's Improvement Work is complete except for Punch-list items as described in Section 9.2 of this Work Letter, and (B) the City has issued a temporary certificate of occupancy for the Premises or the City inspector has signed the permit/ inspection card indicating approval to occupy the Premises.

                  (b) "Force-Majeure Delays" shall mean delays or occurrences outside the reasonable control of a party other than a delay or occurrence as defined in subparagraphs (c), (d) and (e) of this Section 8.1;

                  (c) "Tenant-Caused Delays" shall mean (i) those delays, exclusive of Force-Majeure Delays, caused by the failure of Tenant, Tenant's Designer or other representatives of Tenant to act within the time limits set forth in the Development Schedule and this Exhibit "D"; (ii) delays defined as Tenant-Caused Delays pursuant to this Exhibit "D"; and (iii) delays resulting from Tenant's request for materials, finishes or installations which are unavailable and nonstandard (other than those typical for improving buildings as offices). It is the parties' intent that the Tenant's Improvement Work be Substantially Complete on or before June 1, 2003, provided Tenant or Tenant's Designer submits eighty percent (80%) complete and detailed Tenant's Improvement Plans to the City of San Diego for the building permit purposes on or before March 3, 2003, and the City approves the Tenant's Improvement Plans and issues building permits for same on or before April 14, 2003.

                  (d) "Landlord-Caused Delays" shall mean (i) those delays, exclusive of Force-Majeure Delays, caused by the failure of Landlord, Project Architect, Landlord's Contractor, materialmen, construction managers or other representatives of Landlord to act within the time limits set forth in the Development Schedule and this Exhibit "D"; and (ii) delays defined as Landlord-Caused Delays pursuant to this Exhibit "D"; and

                  (e) "City-Required Change" shall mean any change to the Tenant's Improvement Plans submitted to the City of San Diego as a condition to its approval of such Plans (except for changes to Tenant's Improvement Plans required by the City as a result of a Landlord Change). Any City-Required Change shall be deemed Tenant-Caused Delays, except as provided in Section 1.5.

         8.2 Completion of the Work and Improvement Completion Date.

                  8.2.1 Landlord shall use its best efforts to Substantially Complete Landlord’s Work and Tenant’s Improvement Work on or before the “Estimated Improvement Completion Date” as such Estimated Improvement Completion Date may be extended pursuant to the terms of this Exhibit “D”. The Estimated Improvement Completion Date shall be extended one day for each day of delay in Substantial Completion of Landlord’s Work and Tenant’s Improvement Work resulting from Tenant-Caused Delays.

                  8.2.2 The Estimated Improvement Completion Date shall be extended one day for each day of delay in Substantial Completion of Landlord’s Work and Tenant’s Improvement Work resulting from Force Majeure Delays.

                  8.2.3 In the event the Tenant Improvement Work is not Substantially Complete on or before the Improvement Completion Date as a result of a Landlord-Caused Delays, then the Base Rent that Tenant is otherwise required to pay pursuant to the terms of the Lease shall be abated one (1) day for each day that the Premises are not Substantially Complete solely as a result of Landlord-Caused Delays.

        8.3 Calculations of Delays/Update of Development Schedule. Any delay in Landlord’s or Tenant’s performance beyond the date and time for such performance set forth in the Development Schedule shall be a Force-Majeure Delay, a Tenant-Caused Delay or a Landlord-Caused Delay as determined in accordance with the terms and conditions of this Exhibit “D”. Landlord-Caused Delays, Tenant-Caused Delays and Force-Majeure Delays shall be allocated in accordance with the following procedure: Force-Majeure Delays shall be applied first when extending the Estimated Improvement Completion Date, whether Landlord-Caused Delays and/or Tenant-Caused Delays are concurrent or contributive. Landlord-Caused Delays and Tenant-Caused Delays which are concurrent or contributive shall be deemed Force-Majeure Delays. Landlord-Caused Delays, exclusive of Force-Majeure Delays and Tenant-Caused Delays, shall be Landlord-Caused Delays. Tenant-Caused Delays, exclusive of Force-Majeure Delays, and Landlord-Caused Delays shall be Tenant-Caused Delays. By way of example, if the completion date is extended ten (10) days for Force-Majeure Delays and during such ten-day period there are three (3) days of Tenant-Caused Delays and five days of Landlord-Caused Delays, all ten (10) days of delays will be Force-Majeure Delays. If the completion date is extended ten (10) days, two (2) days of which are Force-Majeure Delays which occur concurrently with Landlord-Caused Delays, five (5) days of which are Tenant-Caused Delays which occur concurrently with Landlord-Caused Delays, and three (3) days of which are Landlord-Caused Delays, exclusive of Force-Majeure Delays and Tenant-Caused Delays, the delay period shall be allocated as follows: seven (7) days of Force-Majeure Delays and three (3) days of Landlord-Caused Delays. At each weekly on-site Work review meeting (unless a less frequent schedule is mutually agreed upon by the parties), Landlord and Tenant, through their designated construction representatives, shall update the Development Schedule and account for and allocate all Force-Majeure Delays, Landlord-Caused Delays and Tenant-Caused Delays in accordance with this Section 8.3; provided, however, if Landlord and Tenant, through their designated construction representatives are unable to agree on the allocation of Force-Majeure Delays, Landlord-Caused Delays and Tenant-Caused Delays, then such dispute shall be resolved in accordance with Article 11 of this Exhibit “D”. Notwithstanding anything in this Exhibit “D” to the contrary, if a Force-Majeure Delay, a Landlord-Caused Delay and/or a Tenant-Caused Delay are/is deemed to have occurred pursuant to this Exhibit “D” but such delay has no effect on the critical path of the Development Schedule, then the Development Schedule shall govern and such delay shall be deemed not to have occurred.

ARTICLE 9

DEVELOPMENT

        9.1 Tenant’s Construction Representatives. Tenant designates Mike Foster and Anna Aguirre, employees of Tenant (or such other individuals designated as a construction representative) as Tenant’s construction representatives (“Tenant’s Construction Representatives”) in connection with Tenant’s Improvement Work. Tenant’s Construction Representatives shall be allowed complete access to the Building during construction and shall participate in all meetings with Landlord’s Contractor and subcontractors involved in the construction of Tenant’s Improvement Work. Tenant’s Construction Representatives are the only individuals authorized to approve each Change requested by Tenant pursuant to Section 1.7 of this Exhibit “D”. Any questions arising during construction shall be directed to Tenant’s Construction Representatives. Notwithstanding anything to the contrary in this Exhibit “D”, any and all changes requested by Landlord to be made to the Landlord’s Plans or Tenant’s Improvement Plans, or changes in construction of the Building Shell, Land Improvements and/or Tenant Improvements, shall be approved by Tenant prior to implementing such change, which approval shall not be unreasonably withheld or delayed. Such change (i) must be consistent with Landlord’s Plans and the approved Tenant’s Improvement Plans, as modified by any Changes, and (ii) shall be documented in writing and Tenant shall give approval by having Tenant’s Construction Representatives sign an appropriate change order.

        9.2 Delivery of the Premises. Landlord shall deliver the Premises to Tenant upon Substantial Completion of Tenant’s Improvement Work in clean and operating condition, subject to punch-list items. For purposes of this Section 9.2, the term “clean and operating condition” shall include the following: (a) tile floors wet mopped, waxed and buffed and carpets vacuumed; (b) walls and partitions cleaned and all holes filled and touched up; (c) all glass cleaned on both sides; (d) trash, dirt and left-over materials shall be removed from the Premises and Building entrance area, except to the extent resulting from Tenant’s Work; (e) air-conditioning, heating and ventilating systems shall be in operating condition suitable for Tenant’s occupancy in the Building and preliminarily balanced; (f) plumbing, electrical and elevator systems shall be in good operating condition; and (g) the Building shall be in good condition and all site work, including without limitation, hardscape, landscape, storm drainage, parking lot striping and parking lot cleaning shall be complete. Punch-list items shall mean such minor pick-up work as would not materially interfere with Tenant’s occupancy and use of the Premises for the purpose for which it is to be used; provided, however, in no event shall punch-list items include work which would unreasonably interfere with Tenant’s use of such facilities for the purpose for which they are intended.

        9.3 As-Built Drawings. Landlord shall maintain a set of “as-built” drawings of the Premises, which shall be available for inspection by Tenant at the office of Landlord during normal business hours.

ARTICLE 10

DEFINITIONS

        10.1 Definitions. Any capitalized, but undefined term used in this Exhibit “D” shall have the same meaning as set forth in the Lease.

ARTICLE 11

CONSTRUCTION DISPUTE RESOLUTION

        11.1 Dispute Resolution. If any dispute arises in connection with this Exhibit “D”, such dispute shall be resolved in accordance with this Article. Such dispute shall be determined by a panel consisting of one representative of Landlord, one of Tenant’s Construction Representatives (or another party designated by Tenant), Project Architect, Tenant’s Designer and a fifth party that has extensive development and construction experience in the construction of comparable office buildings of the San Diego County area selected in accordance with Section 11.3 of this Article (the “Construction Panel”).

        11.2 Notice. All disputes to be determined in accordance with this Article shall be raised by notice to the other party, which notice shall state with particularity the nature of the dispute and the demand for relief, making specific reference by Section number and title to the provision of this Exhibit “D” alleged to give rise to the dispute. Such notice shall also refer to this Article.

        11.3 Selection of Fifth Party/Costs. Landlord’s representative, Tenant’s representative, Project Architect and Tenant’s Designer shall mutually and promptly select a fifth party who meets the qualifications set forth in Section 11.1 of this Article. In the event a selection is not made within two (2) days after demand for resolution is made, the fifth party shall, upon the request of either party, be appointed by the then-president of the American Institute of Architects of San Diego County. All proceedings contemplated by this Section shall take place at the location for all job-site meetings, unless the Construction Panel mutually agrees to another location. The cost for the fifth party’s services shall be paid by the non-prevailing party in the dispute being determined by the Construction Panel, unless the Construction Panel determines otherwise.

        11.4 Interpretation and Resolution. In determining any dispute, the Construction Panel shall apply the pertinent provisions of this Exhibit “D” without departure therefrom in any respect. The Construction Panel shall not have the power to add to, modify or change any of the provisions of this Exhibit “D”; but this provision shall not prevent in any appropriate case the interpretation, construction and determination by the Construction Panel of the applicable provisions of this Exhibit “D” to the extent necessary in applying the same to the matters to be determined by the Construction Panel. As part of resolving a dispute, the Construction Panel shall determine the days of delay in completing the Landlord’s Work and Tenant’s Improvement Work which directly result from the dispute being considered by the Construction Panel, if any. The days of delay shall be designated as either Tenant-Caused Delays, Landlord-Caused Delays or Force-Majeure Delays or any combination of the three types of delay, as determined by the Construction Panel.

        11.5 Continued Performance. During any proceedings pursuant to this Article, Landlord and Tenant shall, to the extent possible, continue to perform and discharge all of their respective obligations under this Exhibit “D” and the Lease.

        11.6 Binding Resolution. The Construction Panel shall meet within two (2) business days of the fifth party being selected as a member of the Construction Panel and the Construction Panel shall thereafter resolve the issue in dispute within two (2) business days, unless it is mutually agreed among the Construction Panel members that additional time is necessary to resolve the dispute, but in no event shall such additional time exceed five (5) business days. Landlord and Tenant agree that time and strict punctual performance are of the essence with respect to each provision of this Exhibit “D” and that any and all decisions of the Construction Panel as to the matter in dispute shall be binding upon both Landlord and Tenant.

ATTACHMENT 1 to EXHIBIT "D"

DESCRIPTION OF BUILDING SHELL REQUIREMENTS

        The “Building Shell” as defined in the Work Letter shall include those elements shown on Landlord’s Plans described as : Construction Set Drawings dated December 3, 1999, Addendum No. 1, and Project Manual dated December 3, 1999, both as prepared by Brian Paul & Associates, as same may be amended from time to time as set forth in the Work Letter.

ATTACHMENT 2 TO EXHIBIT "D"

DEVELOPMENT SCHEDULE

ATTACHMENT 3 TO EXHIBIT "D"

PROJECT DOCUMENTS

1. Landlord's Plans.

2. Building Standards for Tenant Improvements dated June, 2000, prepared by Facilities Solutions.

EXHIBIT E

RULES AND REGULATIONS

         1. The sidewalks, entrances, lobby, elevators, stairways and public corridors shall be used only as a means of ingress and egress and shall remain unobstructed at all times. The entrance and exit doors of all suites are to be kept closed at all times except as required for orderly passage to and from a suite. Loitering in any part of the Building or obstruction of any means of ingress or egress shall not be permitted. Doors and windows shall not be covered or obstructed.
         2. Plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no rubbish, newspapers, trash or other substances of any kind shall be thrown into them. Walls, floors and ceilings shall not be defaced in any way and no one shall be permitted to mark, drive nails, screws or drill into, paint, or in any way mar any Building surface, except that pictures, certificates, licenses and similar items normally used in Tenant's business may be carefully attached to the walls by Tenant in a manner to be reasonably prescribed by Landlord. Upon removal of such items by Tenant any damage to the walls or other surfaces, except minor nail holes, shall be repaired by Tenant.
         3. No awning, shade, sign, advertisement or notice shall be inscribed, painted, displayed or affixed on, in or to any window, door or balcony or any other part of the outside or inside of the Building or the demised premises unless provided by Landlord or approved by Landlord in writing. No window displays or other public displays shall be permitted without the prior written consent of Landlord. All tenant identification on public corridor doors beyond building standard will be installed by Landlord for Tenant but the cost shall be paid by Tenant. No lettering or signs other than the name of Tenant will be permitted on public corridor doors with the size and type of letters to be prescribed by Landlord. All requests for listing on the Building directory shall be submitted to the office of Landlord in writing. Landlord reserves the right to approve all listing requests. Any change requested by Tenant of Landlord of the name or names posted on directory, after initial posting, will be charged to Tenant.
         4. The cost of any special electrical circuits for items such as copying machines, computers, microwaves, etc., shall be borne by Tenant unless the same are part of the building standard improvements. Prior to installation of equipment Tenant must receive written approval from Landlord.
         5. The weight, size and position of all safes and other unusually heavy objects used or placed in the Building shall be prescribed by Landlord and shall, in all cases, stand on metal plates of such size as shall be prescribed by Landlord. The repair of any damage done to the Building or property therein by putting in or taking out or maintaining such safes or other unusually heavy objects shall be paid for by Tenant.
         6. All freight, furniture, fixtures and other personal property shall be moved into, within and out of the Building at times designated by and under the supervision of Landlord and in accordance with such regulations as may be delivered from the Landlord's property manager and shall not interfere with any other tenant's conduct of business or quiet enjoyment of the Project. In no event will Landlord be responsible for any loss or damage to such freight, furniture, fixtures or personal property from any cause.
         7. No improper noises, vibrations or odors will be permitted in the Building. No person will be permitted to bring or keep within the Building any animal (other than a service animal for persons with a disability as defined in the American With Disabilities Act), bird or bicycle or any toxic or flammable substances without Landlord's prior permission. No person shall throw trash, refuse, cigarettes or other substances of any kind any place within or out of the Building except in the refuse containers provided therefor. Tenant shall not be permitted to materially interfere in any way with tenants or those having business with them. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the rules and regulations of the Project.
         8. All rekeying of office doors or changes to the card access system, after occupancy, will be at the expense of Tenant. Tenant shall not rekey any doors or change the card access system in any way without making prior arrangements with Landlord.
         9. Tenant will not use the balconies, if any, for storage, barbecues, drying of laundry or any other activity which would detract from the appearance of the Building or Project or interfere in any way with the use of the Building or Project by other tenants.
         10. If Tenant uses the Premises after regular business hours or on nonbusiness days, Tenant shall lock any entrance doors to the Building used by Tenant or take such other steps as are necessary to secure the Building's doors immediately after entering or leaving the Building.
         11. Tenant shall provide and cause all Tenant's employees to use protective floor mats under all desk chairs used in the Premises.
         12. If Tenant requires telegraphic, telephonic, burglar or of similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.
         13. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning.
         14. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building, if required by governmental authority.
         15. Tenant shall not retail any goods on the Premises except for goods intended to be sold to Tenant's employees.
         16. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building without the written consent of Landlord. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building elsewhere. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.
         17. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.
         18. Tenant shall not use in excess of Tenant's pro rata share of the Project's total parking spaces. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Project or in any other undesignated areas or parking areas assigned to other tenants. Tenant shall not leave vehicles in the Project parking areas overnight nor park any vehicles in the Project parking areas other than automobiles, motorcycles, motor driven or nonmotor driven bicycles or four-wheeled trucks. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles.
         19. Tenant shall not use Project's or Building's interior or exterior common areas to conduct its business or as a waiting room.
         20. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.
         21. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition to his occupancy of the Premises and shall be responsible for the observance of all the rules by Tenant's employees, agents, clients, customers, invitees and guests.

EXHIBIT F

LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT

                                            Number:
                                            Date:
                                            Amount:
                                            Expiration:

Beneficiary:                                                  Account Party:

PACIFIC PLAZA CARMEL VALLEY LLC
4350 La Jolla Village Drive, Suite 150
San Diego, CA 92111

We issue our Irrevocable Letter of Credit No.            in favor of PACIFIC PLAZA CARMEL VALLEY, a California limited liability company, its successors and assigns for the amount of            Dollars ($          ). We undertake to honor your draft for any sum or sums not to exceed a total of            Dollars ($          ) in favor of said beneficiary when accompanied by the following: a letter from the manager of PACIFIC PLAZA CARMEL VALLEY LLC stating that PACIFIC PLAZA CARMEL VALLEY LLC is authorized to draw upon this Letter of Credit according to the terms of the lease agreement with the Account Party as “Tenant”.

It is a condition of this Letter of Credit that it shall remain enforceable against us for a period of sixty-nine (69) months without amendment.

The draft must be marked "Drawn under            Letter of Credit No.            dated           ,           .

There are no conditions of this Letter of Credit. Except so far as otherwise stated, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1983 Revision, International Chamber of Commerce, Publication No. 400).

                                                     By:

                                                     By:

EXHIBIT G

ADDENDUM TO LEASE

19. ADDITIONAL LEASE PROVISIONS

         19.01 Right to Lease Additional Space in the Building.

                  (a) During the period from February 1, 2003, though September 30, 2003 (the "Expansion Period"), Tenant shall have the right to lease the entire first floor of the Building (the "Expansion Space") on the terms and conditions of this Section 19.01(a). At anytime during the Expansion Period that the Expansion Space is available and Landlord has not leased all or any portion of the Expansion Space to another tenant (or executed a letter of intent to lease all or any portion of such space from a qualified prospective tenant), then, subject and subordinate only to those expansion and renewal rights set forth in the lease as described in Section 19.01(h) below, Tenant shall have the right (the "Expansion Right"), by written notice delivered to Landlord ("Tenant's Expansion Notice"), to lease the Expansion Space for the balance of the initial Term at the same rental rate and on substantially the same applicable terms and conditions as provided in this Lease. If Tenant elects to lease the Expansion Space pursuant to Tenant's Expansion Notice then Landlord and Tenant shall promptly thereafter, but in all events within ten (10) days thereafter, enter into a written lease for the Expansion Space on the terms and conditions provided above in this Section 19.01(a).

                  (b) Provided Tenant has not previously elected to exercise the Expansion Right by delivering to Landlord the Tenant's Expansion Notice in accordance with Section 19.01(a), and the Expansion Space is available then, subject and subordinate only to those expansion and renewal rights set forth in the lease as described in Section 19.01(h) below, Tenant shall have a right of first refusal (the "Tenant's Right of First Refusal") to lease the Expansion Space on the terms and conditions set forth below in this Section 19.01(b). In the event Landlord receives a bona-fide executed letter of intent to lease all or any portion of such space from a qualified prospective tenant ("Prospective Tenant"), which Landlord intends to counter-execute ("Expansion Space Lease Offer"), the Landlord shall give written notice to Tenant of such Expansion Space Lease Offer ("Landlord's Expansion Space Option Notice"), which shall include a description of the material terms Expansion Space Lease Offer and shall designate whether the Prospective Tenant's Expansion Space Lease Offer is for all or any portion of the Expansion Space (the "Designated Space"). Landlord's Expansion Space Option Notice shall constitute an offer to lease such Designated Space to Tenant: (i) for the term, at the same rental rate and on substantially the same applicable terms and conditions as provided as in the Expansion Space Option Notice; or (ii) for the term and on substantially the same applicable terms and conditions as provided as in the Expansion Space Option Notice but at the rental rate provided in this Lease. Tenant shall, within three (3) business days after receipt of Landlord's Expansion Space Option Notice, deliver to Landlord written notice ("Tenant's Expansion Space Lease Notice") of Tenant's election to either (i) decline to lease the Expansion Space, or (ii) commit to lease the Expansion Space on either of the terms described above in this Section 19.01(b). If Tenant does not respond within such three (3) business day period, Tenant shall be deemed to have declined to lease the Expansion Space. If Tenant elects to lease the Expansion Space pursuant on the terms set forth in Landlord's Expansion Space Option Notice then Landlord and Tenant shall promptly thereafter, but in all events within ten (10) days thereafter, enter into a written lease for the Expansion Space. Such lease shall be similar in form to this Lease in relevant material terms and conditions, adjusted to reflect the Expansion Space and the Expansion Space Option Notice . If Tenant fails to give Landlord notice of Tenant's commitment to lease the Expansion Space described in Landlord's Expansion Space Option Notice within the three (3) business day period, or if Tenant accepts such offer within the three (3) business day period but Landlord and Tenant are unable, despite their good faith efforts, to reasonably agree upon the other material terms and conditions of the lease of the Expansion Space and execute a lease therefor within the ensuing ten (10) day period, then Landlord may lease the all or any portion of the Expansion Space to another tenant.

                  (c) Notwithstanding Section 19.01(b) above, if Landlord is prepared to lease the Expansion Space to a third party on terms and conditions which are substantially less favorable to Landlord than those stated in Landlord's Expansion Space Option Notice for the Expansion Space, Landlord shall be required to give Tenant a second notice ("Landlord's Supplemental Expansion Space Option Notice" ) offering to lease the Expansion Space to Tenant on the same terms and conditions Landlord is prepared to accept from such third party. Tenant shall have three (3) business days after receipt of Landlord's Supplemental Expansion Space Option Notice to accept such modified terms and conditions and, in case of such acceptance, the parties shall proceed in accordance with Section 19.01(b) to execute a lease of the Expansion Space. If Tenant does not accept the terms and conditions in Landlord's Supplemental Expansion Space Option Notice, Landlord may then lease the Expansion Space to such third party on terms and conditions not less favorable to Landlord than those offered to Tenant in Landlord's Supplemental Expansion Space Option Notice.

                  (d) If Tenant does not elect to exercise Tenant's Right of First Refusal to lease any Expansion Space in the manner provided in Sections 19.01(b) above, Tenant shall be deemed to have waived its Right of First Refusal for the Expansion Space.

                  (e) In the event Tenant does not commit to lease the Expansion Space pursuant to Landlord's Expansion Space Option Notice and Landlord has not entered into a binding lease of the Expansion Space with a Prospective Tenant within sixty (60) days after the date of Landlord's Expansion Space Option Notice, then Tenant's Right of First Refusal Offer to lease the Expansion Space shall again apply to such Expansion Space and Landlord shall not lease such Expansion Space to a third party without first complying with the procedures set forth in Section 19.01(b).

                  (f) If Tenant does not exercise the Expansion Right or Tenant's Right of First Refusal to lease with respect to a Expansion Space in the Building as provided herein, and Landlord enters into a binding lease of all or any portion of such Expansion Space in the Building with a third party during the time periods allowed under this Section 19.01, then the Expansion Right and Tenant's Right of First Offer to lease shall terminate and be of no further force or effect as to such Expansion Space.

                  (g) The Expansion Right and Tenant's Right of First Refusal to Lease provided in this Section 19.01 is personal to Iomega Corporation and can not be transferred to, or exercised, by any other person or entity.

                  (h) Tenant acknowledges and agrees that the Expansion Option, as well as Tenant's Right of First Refusal, granted to Iomega Corporation pursuant to this Section 19.01, as well as the Right of First Offer to Lease granted to Tenant pursuant to Section 19.02 is subject to and subordinate to the expansion rights granted by Landlord to Cisco Systems ("Cisco") pursuant to that certain Office Lease dated April 6, 2001, by and between Landlord and Cisco (the "Cisco Lease"), pursuant to which Cisco leased a portion of the Project, during the term and subject to the limitations of the Cisco Lease

         19.02 Right of First Offer to Lease Additional Space in Building.

                  (a) If at any time during the term of this Lease, Landlord desires to lease to a third party a then vacant portion of the Building then Landlord shall give written notice to Tenant of the rental rate and other material terms of such offer upon which Landlord is willing to lease such vacant space in the Building ("Landlord's Lease Notice"). Landlord's Lease Notice shall constitute an offer to lease such vacant space (the "Specific Space") to Tenant at the rental rate and upon the terms and conditions contained in Landlord's Lease Notice. Tenant shall have twenty (20) days after receipt of Landlord's Lease Notice in which to accept such offer. Tenant shall accept such offer, if at all, only by written notice ("Tenant's Lease Notice") delivered to Landlord in which Tenant shall agree to lease the Specific Space from Landlord at the rental rate and upon the terms and conditions contained in Landlord's Lease Notice (but subject to the other applicable provisions contained in this Lease) or on other terms and conditions acceptable to Landlord and Tenant. If Tenant accepts such offer within the twenty (20) day period, Landlord and Tenant shall enter into a written lease within ten (10) days thereafter for the Specific Space. If Tenant fails to give Landlord notice of Tenant's acceptance of the offer contained in Landlord's Lease Notice within the twenty (20) day period, then Tenant's right of first offer as provided in this Section 19.02 (the "Right of First Offer to Lease") shall be deemed satisfied as to the Specific Space, and Landlord thereafter shall have the right to lease such Specific Space to third parties or to accept offers from third parties to lease such vacant space without further obligation to Tenant, but subject to the limitations expressed in Sections 19.02(b) through 19.02(c) below.

                  (b) Notwithstanding Section 19.02(a) above, if Landlord is prepared to lease the Specific Space to a third party on terms and conditions which are materially more favorable to such third party than those stated in Landlord's Lease Notice for the Specific Space, Landlord shall be required to give Tenant a second notice ("Landlord's Supplemental Lease Notice") offering to lease the Specific Space to Tenant on the same terms and conditions Landlord is prepared to accept from such third party. Tenant shall have three (3) business days after receipt of Landlord's Supplemental Lease Notice to accept such modified terms and conditions and, in case of such acceptance, the parties shall proceed in accordance with Section 19.02(a) to execute a lease of the Specific Space. If Tenant does not accept the terms and conditions in Landlord's Supplemental Lease Notice, Landlord may then lease the Specific Space to such third party on those same terms and conditions without further obligations to Tenant. For purposes of this Section 19.02, terms and conditions shall be considered "materially more favorable" if either one of the following is true:

                          (i) The net effective rent (after taking into account basic rent, additional rent and other sums payable to Landlord, less tenant improvement costs, allowances, inducements, concessions and other transaction costs) is less than ninety-five percent (95%) of the net effective rent proposed by Landlord to Tenant for the Specific Space.

                          (ii) The term (after taking into account all options to extend, renew and/or terminate) is more than twenty percent (20%) more or less than the term proposed by Landlord to Tenant for the Specific Space.

                  (c) If Landlord does not enter into a binding lease of the Specific Space with a third party within one hundred twenty (120) days after delivery of a Landlord's Lease Notice therefor, or within one hundred twenty (120) days after delivery of a Landlord's Supplemental Lease Notice, Tenant's Right of First Offer to Lease shall again apply to such Specific Space and Landlord shall not lease such Specific Space to a third party without first complying with the procedures set forth in this Section 19.02.

                  (d) The Right of First Offer to Lease provided in this Section 19.02 is personal to the Iomega Corporation and can not be transferred to, or exercised, by any other person or entity.

         19.03 Letter of Credit.      In addition to the Security Deposit, if any, and as additional security hereunder, in the event Tenant fails, at any time during the Term (including any Extensions) to maintain cash or cash equivalent reserves of at least Ten Million Dollars ($10,000,000) (the “Cash Requirement”), then Tenant shall, within ten (10) days after the date the Cash Requirement fails to be satisfied, deliver to Landlord written notice thereof and a letter of credit in an amount equal to six (6) times the then effective Monthly Rent. The letter of credit shall be substantially in the form and of the substance of Exhibit F attached hereto, and issued by Union Bank of California or another financial institution reasonably acceptable to Landlord. Tenant shall be entitled to replace any such letter of credit with a new letter of credit that satisfies such conditions, and upon delivery of such replacement letter of credit by Tenant to Landlord, Landlord shall deliver the old letter of credit to Tenant and cooperate with Tenant in terminating the old letter of credit, including by authorizing a full exoneration and release of the letter of credit. Landlord shall be entitled to draw on the letter of credit if Tenant has not replaced the letter of credit and the letter of credit is due to expire within ten (10) days and before the end of the Term. If Landlord so draws on the letter of credit, then Landlord shall hold the letter of credit proceeds as an additional security deposit; provided, however, that if Tenant subsequently delivers a letter of credit meeting the requirements set forth above, then Landlord shall immediately release such proceeds to Tenant. Upon any default by Tenant which has not been cured within the applicable time period after any notice required by this Lease, including specifically but without limitation Tenant’s obligation to pay rent or abide by any of its obligations under this Lease, Landlord shall be entitled to draw upon said letter of credit in the amount of the default(s) by the issuance of Landlord’s sole written demand to the issuing financial institution. Any such draw shall be without waiver of any rights Landlord may have under this Lease or at law or in equity as a result of the default. In the event that Tenant can demonstrate by the delivery to Landlord of its audited financial statements prepared in accordance with generally accepted accounting principles, consistently applied, that Tenant has reestablished the Cash Requirement, then, upon written request of Tenant, Landlord shall deliver the letter of credit to Tenant and cooperate with Tenant in terminating the letter of credit, including by authorizing a full exoneration and release of the letter of credit; provided, however, if at any subsequent time Tenant shall fail to maintain the Cash Requirement Tenant shall give written notice thereof to Landlord and cause a replacement letter of credit to be delivered to Landlord in an amount equal to six (6) times the then effective Monthly Rent, and on other terms of, the original letter of credit. Tenant shall submit to Landlord annually during the Term (including any Extension) on or before the first day of the fourth (4th) calendar month of Tenant’s fiscal year, Tenant’s audited financial statements for the preceding fiscal year prepared in accordance with generally accepted accounting principles, consistently applied.

         19.04 Conformance to Work Letter.     Landlord and Tenant shall comply with their respective obligations under the Work Letter.

         19.05 Use of Roof.     For so long as Tenant and any Affiliate Transferee, in the aggregate, leases at least sixty five percent (65%) of the Usable Area in the Building, Tenant shall be entitled to install, maintain and operate on the roof of the Building, for the purpose of Tenant’s business, a limited number of telecommunications, satellite and other devices that make use of the electromagnetic spectrum (“Telecommunications Devices”) as Landlord may approve in writing, subject to the following requirements and subject always to compliance with all covenants or restrictions of record as of the date hereof, applicable laws, building codes, regulations and ordinances. All such Telecommunication Devices shall be located in an area of the roof not greater than three hundred (300) square feet, reasonably specified by Landlord. Prior to installing any Telecommunications Devices on the roof of the Building, Tenant shall provide prior written notice to Landlord of Tenant’s desire to install such Telecommunications Devices on the roof of the Building, together with plans and specifications for the installation of such Telecommunications Devices. Landlord shall review such plans and specifications within ten (10) days after receiving such plans and specifications from Tenant, and within such period notify Tenant if Landlord approves the installation of such Telecommunications Devices or disapproves the installation of such Telecommunication Devices, and if Landlord disapproves the installation of such Telecommunication Devices, the reasons therefor. Landlord may withhold its approval to the installation of Telecommunications Devices on the roof of the Building if such Telecommunication Devices are visible from other locations in the Project or the surrounding areas, pose any material risk to the physical integrity of the Project or adversely affect the appearance of the Building from surrounding areas. Landlord may condition it’s approval of any Telecommunications Devices on Tenant installing any walkways, screening or other devices or material requested by Landlord. Tenant shall be responsible for any installation and maintenance costs of any such Telecommunication Devices, as well as any damage to the Building, including without limitation the roof, arising out of or related to the installation or use by Tenant of any such Telecommunications Device.

         19.06 Additional Provisions Relating to Rules and Regulations.    Notwithstanding the Rules and Regulations set forth in Exhibit “E” to this Lease, Landlord agrees: (a) unless required by governmental authority (without any instigation by Landlord or Landlord’s representatives), not to change the name and street address of the Building during the Term; (b) to give Tenant written notice forthwith of information of which Landlord, its employees or representatives becomes aware of a proposal or plan to change the street address of the Building during the Term; (c) Tenant may maintain in the Premises a limited number of vending machines for goods intended to be sold to employees of Tenant; (d) Tenant shall not be required to provide and cause all Tenant’s employees to use protective floor mats under all desk chairs used in the Premises; and (e) Landlord shall provide bike racks in the number and in the location provided in Landlord’s Plans.

ASSIGNMENT AND ASSUMPTION OF LEASE

         THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) dated for reference and effective as of February 27, 2003 (the “Effective Date”), is made and entered into by and between JNI Corporation, a Delaware corporation (“Assignor”), and Iomega Corporation, a Delaware corporation (“Assignee”), with reference to the following facts.

RECITALS

         A. Assignor, as Tenant, and PACIFIC PLAZA CARMEL VALLEY LLC, a California limited liability company, as Landlord, are parties to that certain Office Lease dated July 11, 2000, as amended by that certain First Amendment to Lease dated November 6, 2001, and that certain Second Amended and Restated Lease dated February 27, 2003 (collectively, the "Lease"), for the lease of those certain premises consisting of the entire second and third floors of the building known as Building A and located at 10955 Vista Sorrento Parkway in the City of San Diego, County of San Diego, State of California, being a portion of the Project known as Pacific Plaza at Torrey Hills, which is more particularly described in the Lease.

         B. Assignor desires to assign and transfer to Assignee, as of the Effective Date, certain of Assignor's rights, title and interests in and to, and obligations under the Lease, and Assignee desires to assume, as of the Effective Date, certain of Assignor's rights, title, interests and obligations in, to and under the Lease as set forth herein.

         NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE AS FOLLOWS:

         1. Assignment. Assignor hereby grants, transfers, conveys, bargains, assigns and delegates to Assignee as of the Effective Date, all of its rights, title and interests in, to and under the Lease.

         2. Assumption. Assignee hereby accepts such assignment and delegation by Assignor and agrees to assume as of the Effective Date, the obligations of Assignor under the Lease accruing on or after the Effective Date. In no event shall Iomega be held liable or responsible for, or incur any responsibility or successorship liability for, any action or inaction, failure or conduct, or breach of duty by JNI or anyone employed by or acting on behalf of JNI. Iomega assumes no responsibility for the actions or inactions, duties, liabilities, or alleged liabilities of JNI. No obligation arising under the Lease from any event, matter or duty occurring on any date prior to the Effective Date of this Assignment shall create any obligation or liability of Assignee.

         3. Indemnification. Assignor shall indemnify, defend and hold harmless Assignee and anyone employed by or acting on behalf of Assignee from and against any and all liabilities, fines, penalties, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and costs, as incurred), demands, causes of action, claims or judgments (collectively "Claims") arising under the Lease from any event, matter or duty occurring on any date prior to the Effective Date of this Assignment.

         4. Notices. Service of all notices to Assignee under the Lease from and after the date of this Assignment shall be as follows, until changed pursuant to the provisions of the Lease:

                  Notice to Assignee:       Iomega Corporation
                                            Attn: General Counsel
                                            4435 Eastgate Mall
                                            San Diego, CA, CA 92121

         5. Survival. This Assignment and the provisions hereof shall inure to the benefit of and be binding upon the parties to this Assignment and their respective successors, heirs and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first set forth above.

"Assignor"                                                    "Assignee"

JNI CORPORATION, a Delaware                                   IOMEGA CORPORATION, a Delaware
corporation,                                                  corporation

By:  /s/John Stiska                                           By: /s/Anna Aguirre
Name:   John Stiska                                           Name:   Anna Aguirre
Its:    Chairman of the Board                                 Its:    Vice President, Human Resources and
                                                                      Facilities
By:  /s/Paul Kim
Name:   Paul Kim
Its:    Chief Financial Officer

CONSENT TO ASSIGNMENT OF LEASE AND RELEASE

         PACIFIC PLAZA CARMEL VALLEY, LLC, a California limited liability company, the Landlord under the Lease described in the foregoing Assignment and Assumption of Lease, hereby consents to the assignment of the Lease by Assignee to Assignor upon the terms and conditions thereof. Landlord acknowledges and agrees that, in accordance with the terms of the Assignment of Lease above, in no event shall Assignee be held liable or responsible for, or incur any responsibility or successorship liability for, any action or inaction, failure or conduct, or breach of duty by Assignor or anyone employed by or acting on behalf of Assignor. Assignee assumes no responsibility for the actions or inactions, duties, liabilities, or alleged liabilities of Assignee and no obligation arising under the Lease from any event, matter or duty occurring on any date prior to the Effective Date of the Assignment shall create any obligation or liability of Assignee. Landlord hereby releases Assignor from any obligation or liability under the Lease after the Effective Date of the Assignment, except to the extent accruing on or before the Effective Date of the Assignment or arising from the acts or omissions of Assignor, its employees, agents, servants or contractors, on or before the Effective Date of the Assignment.

Dated: February 27,2003                              "Landlord"

                                                     PACIFIC PLAZA CARMEL VALLEY, LLC, a California limited
                                                     liability company
                                                     By:      Coast Pacific Plaza, LLC, a California
                                                              limited liability company, Its Manager
                                                              By:      Coast Income Properties, Inc,. a
                                                                       California corporation, Its Manager

                                                                       By:/s/Thomas G. Blake
                                                                              Thomas G. Blake, President